UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant          ☒

Filed by a Party other than the Registrant           ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

WEST BANCORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

WEST BANCORPORATION, INC.

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING TO BE HELD APRIL 29, 2010

Dear Fellow Shareholders:

The West Bancorporation, Inc. Annual Meeting of Shareholders will be held in the David L. Miller Conference Center on the second floor of the West Bank building at 1601 22nd Street, West Des Moines, Iowa on Thursday, April 29, 2010, at 4:00 p.m. Central Time.  We will review the progress of the Company and answer questions during the meeting.  If a quorum of shareholders is represented at the meeting, in person or by proxy, the following matters will be presented for votes:

1.	The election of 14 directors nominated in the Proxy Statement to serve as the Board of Directors until the next Annual Meeting and until their successors are elected and have qualified;

2.	To approve, on a non-binding basis, the 2009 executive compensation disclosed in the Proxy Statement;

3.	To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for West Bancorporation, Inc. for the year ending December 31, 2010; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 1, 2010, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.  A list of shareholders entitled to notice will be available for inspection, upon written request, at the Company’s offices at 1601 22nd Street, West Des Moines, Iowa, beginning two business days after this notice is first mailed.

Whether or not you expect to attend the Annual Meeting, in order to make sure your vote is received, please complete and return the enclosed proxy card or vote your proxy electronically via the Internet as instructed on the card.  A prompt response would be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be held on April 29, 2010:

Copies of the documents included in this mailing, the proxy statement and summary annual report, are also available at www.snl.com/irweblinkx/docs.aspx?iid=1021570.

We hope you will personally attend the Annual Meeting, and look forward to seeing you there.  Thank you for your interest in the Company.

                                        For the Board of Directors,

                                        /s/ Jack G. Wahlig

                                        Jack G. Wahlig
                                        Chairman
                                        West Bancorporation, Inc.

March 12, 2010

PROXY STATEMENT

1

Proxy Statement Table of Contents

WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, IA  50266

PROXY STATEMENT
2010 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 29, 2010

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of West Bancorporation, Inc. (the “Board” and the “Company”) of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”). The meeting will be held in the David L. Miller Conference Center at the Company’s headquarters, 1601 22nd Street, West Des Moines, Iowa, on April 29, 2010, at 4:00 p.m. Central Time, and at any and all adjournments thereof.  A copy of the Company’s 2009 summary annual report to shareholders and appendix to the proxy statement containing the annual report to shareholders, including financial statements, accompany this proxy statement.  This proxy statement, form of proxy, and other accompanying materials are first being mailed to Shareholders on or about March 15, 2010.

Only shareholders of record at the close of business on March 1, 2010, (“Shareholders” or “Shareholder”) are entitled to notice of and to vote at the Annual Meeting.  There were 17,403,882 shares of the Company's common stock outstanding at the close of business on that date, all of which are eligible to vote at the Annual Meeting.  Shareholders are entitled to one vote per share outstanding in their names on the record date on all matters that properly come before the meeting.  A quorum is necessary to conduct business at the Annual Meeting.  A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum.

The three proposals described in this proxy statement are the election of 14 directors, the non-binding vote on 2009 executive compensation, and a vote on ratification of the Company’s independent registered public accounting firm.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the 14 nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.  Passage of the proposals concerning the 2009 executive compensation and the appointment of the independent registered public accounting firm require the affirmative vote of a majority of the shares voting on the proposals at the Annual Meeting in person or by proxy.  Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on a proposition, will not be counted for the purpose of determining the number of votes cast.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies will use their personal judgment to determine how to vote your shares.  The Company is not aware of any matters to be presented at the Annual Meeting other than the proposals described above.

If the Annual Meeting is adjourned and reconvened, the proxies can vote your shares at the reconvened meeting (within eleven months of the date of your proxy) unless you have revoked your proxy instructions.

If you hold shares through a broker, follow the voting instructions provided by your broker.  If you want to vote in person, a legal proxy must be obtained from your broker and brought to the Annual Meeting.  If you do not submit voting instructions to your broker for the election of the directors, your broker is not permitted to vote in the director election on your behalf.  Your broker is generally permitted to vote your shares in its discretion on all other matters.

Holders of stock in the Company’s Employee Savings and Stock Ownership Plan (“the Plan”) can direct the Trustee of the Plan how to vote the number of shares held in the Plan for the benefit of the Holder as of the record date for any matter put to the vote of the Shareholders.  If a Holder does not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for the benefit of the Holder in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.

2

Proxy Statement Table of Contents

A form of proxy is enclosed.  Before the Annual Meeting, you can appoint a proxy to vote your shares of stock by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting, or by using the Internet (http://www.ilstk.com).  The electronic proxy appointment procedures are designed to confirm your identity and to allow you to give your proxy voting instructions.  If you wish to vote via the Internet, please follow the instructions on the proxy card.

If your proxy is properly signed and returned and not withdrawn or revoked, then the shares represented thereby will be voted in accordance with your instructions.  If the manner of voting such shares is not indicated on the proxy, the shares will be voted FOR the election of the nominees for directors named herein, FOR approval of the 2009 executive compensation disclosed herein, and FOR the ratification of the independent registered public accounting firm.

If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the Annual Meeting.  You may revoke a proxy electronically by entering a new vote via the Internet or by filing either a written revocation of the proxy or a duly executed proxy bearing a later date with the Secretary of the Company at the Company's principal office at 1601 22nd Street, West Des Moines, Iowa 50266, Attn: Alice A. Jensen, Corporate Secretary.  You may also withdraw a proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting without voting in person will not serve as the revocation of a proxy.

The Company will bear the cost of solicitation of proxies.  In addition to the use of mail, proxies may be solicited by officers, directors, and employees of the Company, without extra compensation, by telephone, email, facsimile, or personal contact.  It will greatly assist the Company in limiting expense in connection with the Annual Meeting if each Shareholder who does not expect to attend the Annual Meeting will promptly return a signed proxy or vote via the Internet.

PROPOSALS FOR ANNUAL MEETING

1.  Election of Directors.  The Board currently consists of thirteen members.  In addition, the Company expects that on or about April 1, 2010, David D. Nelson will become Chief Executive Officer and President of the Company and will be added to the Board to serve until the April 29 Annual Meeting. The term for directors is until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death, or incapacity.

The Bylaws of the Company provide that the number of directors of the Company shall not be less than 5 or greater than 15.  The Board has set the number of directors for 2010 at 14.  Proxies cannot be voted for more than 14 persons.

The Board recommends a vote FOR the nominees listed in the table on the next page.

Proxies in the accompanying form will be voted FOR the election of the listed individuals, unless contrary instructions are given.  If any nominee or nominees shall become unavailable for election, it is intended that the proxies will be voted for the election of the substitute nominees, if any, that the Board may propose.  Any Shareholder has the option to withhold authority to vote for any or all nominees, or to withhold authority to vote for individual nominees.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

Information concerning the nominees, including their ages, year first elected as director, and business experience during the previous five years as of March 1, 2010, is set forth on the following pages.  All of the nominees, except Mr. Nelson, are currently serving as directors of the Company, and all nominees, except Messrs. Crowley and Nelson, also serve as directors of West Bank.  Mr. Nelson has been elected to the West Bank Board effective upon the commencement of his employment by the Company, which is expected to be on or about April 1.  Mr. Crowley serves as an emeritus member of the West Bank Board of Directors.

3

Proxy Statement Table of Contents

Name (Age)	Has Served as Director Since	Position with Company and its Subsidiaries and/or Principal Occupation

Frank W. Berlin (Age 64)	1995	President, Frank W. Berlin & Associates, West Des Moines, Iowa

Thomas A. Carlstrom (Age 64)	2009	Neurosurgeon, Private practice Des Moines, Iowa

Joyce A. Chapman (Age 65)	2009	Executive Vice President, West Bank – Retired

Orville E. Crowley (Age 83)	1984	President and Chief Operating Officer, Linden Lane Farms Company, Cumming, Iowa

Douglas R. Gulling (Age 56)	2009	Executive Vice President and Chief Financial Officer of the Company; Chief Financial Officer of West Bank

Kaye R. Lozier (Age 64)	2009	Director of Donor Relations, Community Foundation of Greater Des Moines, Des Moines, Iowa

David R. Milligan (Age 62)	2002	Interim Chief Executive Officer of the Company; Interim Chairman and Chief Executive Officer of West Bank

George D. Milligan (Age 53)	2005	President, The Graham Group, Inc., Des Moines, Iowa

David D. Nelson (Age 49)	---	Chief Executive Officer and President of the Company; Chairman and Chief Executive Officer of West Bank (anticipated commencement on or about April 1, 2010)

James W. Noyce (Age 54)	2009	Senior Advisor and Major Gifts Officer, Drake University Athletics, Des Moines, Iowa

Robert G. Pulver (Age 62)	1984	President and Chief Executive Officer, All-State Industries, Inc., West Des Moines, Iowa

Jack G. Wahlig (Age 77)	2001	Chairman of the Company; President, Integrus Financial, L.C., Clive, Iowa

Connie Wimer (Age 77)	1985	Chairman, Business Publications Corporation, Des Moines, Iowa

Brad L. Winterbottom (Age 53)	2009	Executive Vice President of the Company; President of West Bank

The particular experiences, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director are as follows.

Frank W. Berlin has served as a director of West Bank since 1995.  Mr. Berlin is President of Frank W. Berlin & Associates, a West Des Moines company specializing in employee benefits.  He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.  He also has extensive knowledge and experience with executive compensation programs.

Thomas A. Carlstrom has served as a director of West Bank since 1996.  Dr. Carlstrom is a neurosurgeon in private practice in Des Moines.  He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

4

Proxy Statement Table of Contents

Joyce A. Chapman has served as a director of West Bank since 1975.  Ms. Chapman served as an officer of West Bank from 1971 until she retired as Executive Vice President in 2006.  During her career at West Bank, she served in a variety of capacities, covering virtually all aspects of bank administration and operation.  Ms. Chapman is also a board member of the public company American Equity Investment Life Holding Company.  She has extensive knowledge and experience with bank regulation as well as practices and procedures.  She also has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

Orville E. Crowley serves as an emeritus member of the West Bank board of directors and was a board member for 23 years.  Mr. Crowley is President and Chief Operating Officer of Linden Lane Farms Company, a family farm corporation in Madison and Warren Counties in Iowa.  Mr. Crowley is a former owner and President of Ringland-Johnson-Crowley Company, a general contractor.  He has considerable knowledge of the real estate development businesses that are substantial sources of loan business for West Bank.

Douglas R. Gulling has served as a director of West Bank since 2005.  Mr. Gulling joined the Company in 2001 as Chief Financial Officer and was named Chief Financial Officer of West Bank in 2002.  In 2004, he was elected Executive Vice President of the Company.  Mr. Gulling is a Certified Public Accountant (inactive) and has been employed in the banking industry since 1979.

Kaye R. Lozier has served as a director of West Bank since 2005.  Ms. Lozier is the Director of Donor Relations for the Community Foundation of Greater Des Moines.  She is also actively involved in the Des Moines area, serving as chair for the Enterprise Zone Commission.  She has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

David R. Milligan has served as a director of West Bank since 2000.  At the request of the Board, Mr. Milligan was elected interim Chief Executive Officer of the Company and West Bank in July 2009.  Mr. Milligan joined West Bank in 1980 and served in various capacities including General Counsel.  He retired as Executive Vice President of the Company, and as Chairman and Chief Executive Officer of West Bank on December 31, 2004.  He served as a director of the Company from 2002 through 2004, and as Vice Chairman of West Bank until December 2006.  He was a self-employed attorney and “Of Counsel” with Ahlers & Cooney, P.C. of Des Moines, Iowa from March 2007 through February 2009.  Mr. Milligan resumed part-time employment with West Bank in February 2009 and full-time employment in May 2009.  He was a senior executive officer of the Company and West Bank during much of their most profitable times.  He has extensive knowledge of bank regulatory matters and loan portfolio management.

George D. Milligan has served as a director of West Bank since 1994.  Mr. Milligan is President of the Graham Group, Inc., a Des Moines, Iowa-based real estate development and investment company.  He has extensive knowledge of commercial real estate financing and underwriting, and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.  He is also a board member of the public company United Fire & Casualty Company.

David D. Nelson has been hired as the Company’s new Chief Executive Officer and President effective on or about April 1, 2010.  Mr. Nelson has more than 25 years experience in commercial banking.  He most recently has been President, Southeast Minnesota Business Banking and President, Wells Fargo Bank Rochester in Rochester, Minnesota.  He has strong backgrounds in customer relationship building, credit, and leadership development.

James W. Noyce has served as a director of the Company and West Bank since July 2009.  Mr. Noyce is the Senior Advisor and Major Gifts Officer for Drake University Athletics.  He has nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer of FBL Financial Group, Inc. and Farm Bureau Financial Services Companies from January 2007 through April 2009, and Chief Financial Officer from January 1996 through December 2006.  Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President.  He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.  Mr. Noyce is also a board member of the public company United Fire & Casualty Company.  He is an audit committee financial expert and is expected to become chair of the Audit Committee should Mr. Wahlig choose not to continue in that role.  Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society, and an Associate of the Society of Actuaries.

Robert G. Pulver has served as a director of West Bank since 1981.  He has also served as Vice Chairman of the Board since July 2009.  Mr. Pulver is the President and Chief Executive Officer of All-State Industries, Inc., an industrial rubber products manufacturer, which he has operated for 34 years.  He is also a board member of the public company The Summit Group. He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

5

Proxy Statement Table of Contents

Jack G. Wahlig has served as a director of West Bank since 1997.  Mr. Wahlig has served as Chairman of the Board since July 2009.  He is President of Integrus Financial, L.C., a financial consulting company.  Mr. Wahlig retired in 1995 as the national managing partner of the public accounting firm of McGladrey & Pullen, LLP, after a 41-year career.  He is an audit committee financial expert.  He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

Connie Wimer has served as a director of West Bank since 1985.  Ms. Wimer is Chairman and former owner/publisher of Business Publications Corporation.  She is also the former owner and President of Iowa Title Company.  She has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

Brad L. Winterbottom has served as a director of West Bank since 2000.  Mr. Winterbottom is Executive Vice President of the Company and President of West Bank.  He joined West Bank in 1992 and has served as an executive and policy maker since 1998.  He has extensive experience in commercial lending and loan portfolio administration and knowledge of the Central Iowa business community.  Mr. Winterbottom has been employed in the banking industry since 1981.

As noted above, with the exception of Joyce A. Chapman, who is a director of American Equity Investment Life Holding Company, George D. Milligan and James W. Noyce, who are directors of United Fire & Casualty Company, and Robert G. Pulver, who is a director of The Summit Group, none of the other above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940.  Additionally, these are the only directorships which require disclosure that have been held by the nominees in the past five years.

None of the nominees for director have any family relationship with any other nominees or with any executive officers of the Company.

None of the nominees for director have been involved in any legal proceedings during the past ten years that require disclosure.

2.  Approve the 2009 Compensation of the Company’s Named Executive Officers.  Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, requires the Company, as an entity that has received financial assistance through the United States Treasury’s Troubled Asset Relief Program, to permit a separate shareholder vote to approve, on a non-binding basis, the 2009 compensation of executives as disclosed in the “Executive Compensation” section of this Proxy Statement.  The shareholder vote shall not be binding on the Board and may not be construed as overruling any decision of the Board or creating or implying any additional fiduciary duty by the Board or as restricting or limiting the ability of shareholders to make future proposals for inclusion in proxy materials related to executive compensation.  The Company’s Board of Directors has previously approved the 2009 compensation.

The Board recommends a vote FOR approval of the 2009 executive compensation.  Proxies in the accompanying form will be voted FOR approval of the 2009 executive compensation unless contrary instructions are given.

3.  Ratify the Appointment of Independent Registered Public Accounting Firm.  The Audit Committee of the Company’s Board of Directors has selected the accounting firm of McGladrey & Pullen, LLP, independent certified public accountants, as the independent registered public accounting firm for the Company for the year ending December 31, 2010.  McGladrey & Pullen, LLP will conduct the audit examination of the Company and its subsidiaries for 2010.  McGladrey & Pullen, LLP was also the independent registered public accounting firm and performed the Company’s audit for the years ending December 31, 2009 and 2008.  The Company is asking its Shareholders to ratify the appointment of McGladrey & Pullen, LLP.  For a description of the fees for services rendered by McGladrey & Pullen, LLP for 2009 and 2008, and a description of the Company’s policy regarding the approval of independent registered public accountants’ fees, see the section of this report titled “Independent Registered Public Accounting Firm.”

Although ratification by the Shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the Shareholders.  In the event the Shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding McGladrey & Pullen, LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.

The Board recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2010.  Proxies in the accompanying form will be voted FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2010, unless contrary instructions are given.

6

Proxy Statement Table of Contents

4.  Other Matters.  Management does not know of any other matters to be presented at the Annual Meeting, but should other matters properly come before the Annual Meeting, the proxies will vote on such matters in accordance with their best judgment.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Leadership Structure

Prior to July 15, 2009, the positions of Chief Executive Officer and Chairman of the Board had been combined throughout the entire history of the Company.  However, given the extraordinary circumstances and economic environment then challenging the Company, the Board determined that having an independent director serve as Chairman of the Board would be in the best interests of shareholders.  The Board intends to maintain the leadership structure of a non-chief executive officer chairman for at least the foreseeable future.  The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be particularly useful in providing consistent oversight to the Company given that Mr. Nelson, who will assume the Chief Executive Officer position on or about April 1, has not previously been employed by the Company.  The Board does not intend to micro-manage the Company, and it looks forward to Mr. Nelson taking the lead in developing the strategic direction and day to day leadership and performance of the Company.  The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the shareholders.

Board’s Role in Risk Oversight

The Company’s Board performs its risk oversight function primarily through its three standing committees, which report to the whole Board and are comprised solely of independent directors. The Board also uses an Executive Committee comprised of four independent directors and the chief executive officer for frequent updates and consultations.  It is not uncommon for the Executive Committee to be involved in multiple conferences a month.  In addition, since July 2009, the Chair of the Company’s Board has been an independent director (Mr. Wahlig).  This structure has provided greater day-to-day Board awareness of policy and operational issues at the Company.

The Board’s Audit Committee, which also functions as West Bank’s audit committee, is charged with reviewing with management the Company’s financial, credit, market, liquidity, reputation, transaction and operational risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  These reviews are completed at least annually.  The Audit Committee receives quarterly reports of the securities in West Bank’s investment portfolio.  In addition, the Audit Committee has quarterly executive sessions with both the independent and internal auditors concerning any topic of concern to the auditors.  Internal auditing is done by an accounting firm retained by the Audit Committee.  The Audit Committee retains and receives an annual report from an auditing firm employed specifically to review West Bank’s Trust Department.

The Compensation Committee is charged in its charter with at least annually reviewing all compensation policies, practices, and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or its subsidiaries or are otherwise inconsistent with the shareholders' long term best interests.  The Committee meets at least every six months with senior officers to discuss any unnecessary or excessive risks posed by the compensation programs.

West Bank’s Directors Loan Committee, which includes four independent Company directors, considers and approves or declines all credit relationships greater than $5 million.  A majority of the independent directors must be present to constitute a quorum of that committee.  This committee also reviews West Bank’s “watch list” of classified loans at its monthly meetings.  The watch list information and a report from West Bank’s President is also provided to the full bank board, which presently consists of the full West Bancorporation Board except Mr. Crowley, at each of its ten meetings held during the year.

Representatives of the West Bank Board receive, review, and must sign all bank regulatory examination reports.

---------

7

Proxy Statement Table of Contents

The Board currently has thirteen directors and will have fourteen directors by the time of the Annual Meeting due to Mr. Nelson’s election by the Board, which is expected to become effective on or about April 1.  The Board has determined that the following ten directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K.

Frank W. Berlin
Thomas A. Carlstrom
Joyce A. Chapman
Orville E. Crowley
Kaye R. Lozier
George D. Milligan
James W. Noyce
Robert G. Pulver
Jack G. Wahlig
Connie Wimer

In 2009, the Board held four regularly scheduled quarterly meetings.  One organizational meeting, three special meetings, and several Executive Committee meetings were also held.  Each director is required to attend at least 75 percent of the full Board meetings and the meetings of any committees on which the director serves.  This requirement was satisfied by all directors, except Mr. Carlstrom.  Mr. Carlstrom was absent from the organizational meeting and one special meeting.  Board members are encouraged to attend the Annual Shareholders’ Meeting, and all Board members attended the 2009 Annual Meeting, except Mr. Carlstrom, Mr. David R. Milligan, and Mr. George Milligan.

The Board has established the following standing committees:

Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee

The Board has adopted written charters for each standing committee.  The charters may be seen on the Investor Relations, Corporate Governance section of the Company’s website (www.westbankiowa.com).  The membership and primary responsibilities of the committees are described below.  The 2009 report of each committee follows its description.

Consistent with the Nasdaq Listing Rules, the independent directors have executive sessions where only the independent directors are present as part of each regularly scheduled quarterly Board meeting.  During 2009, the independent directors met in executive session several times.

Audit Committee.  The members of the Audit Committee are Jack G. Wahlig, Chair, George D. Milligan, James W. Noyce, and Connie Wimer.  Messrs. Wahlig and Noyce are “financial experts” as defined in the Sarbanes-Oxley Act of 2002 and related regulations.  The Committee selects the independent auditors; reviews with the independent and internal auditors the plan, scope, and results of the auditors’ services; approves their fees; and reviews the Company’s financial reporting and internal control functions and risk assessment.  Additionally, the Committee reviews all policies of the Company and its subsidiaries, except the West Bank loan and trust policies, prior to submission of the policies to the Board for approval.  The Committee also performs the other duties set forth in its charter.  The Committee is prepared to meet privately at any time at the request of the independent registered public accountants or members of management to review any special situation arising on any of the above subjects.  The Audit Committee reviews its charter at least annually and recommends changes when deemed necessary.  The Audit Committee met four times during 2009.  George D. Milligan and James W. Noyce are members of the Audit Committee who also serve on the audit committee of another listed company (United Fire & Casualty Company).

Audit Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•	It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2009, with management;

8

Proxy Statement Table of Contents

•
It has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
It has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

•
Based on the review and discussions referred to immediately above, it recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009, for filing with the SEC;

•	It has reviewed and approved or ratified all related party transactions between the Company and its directors; and

•	The Board has approved the Audit Committee Charter.

The undersigned members of the Audit Committee have submitted this report.

Jack G. Wahlig, Chair
George D. Milligan
James W. Noyce
Connie Wimer

Compensation Committee.  The Compensation Committee consists of Robert G. Pulver, Chair, Frank W. Berlin, and Orville E. Crowley, each of whom is an independent director.  The Compensation Committee annually reviews the Company’s compensation and benefit programs, including compensation for the named executive officers.  The Committee makes compensation recommendations to the Board concerning amounts and the form of executive and director compensation.  The independent directors of the Board determine the compensation.  The Committee has authority to retain consultants and advisors, which it does periodically.  The Committee did not use a compensation consultant in 2009.  The Committee may delegate any of its authorities to a sub-committee.  The Committee usually considers input from the executive officers concerning executive and other compensation, but is not required to do so.  The Committee has not relied on substantial executive input concerning named executive officer compensation during the last two years.  The Committee is required to meet at least semi-annually.  It met five times during 2009.  The functions of the Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankiowa.com) under Investor Relations, Corporate Governance.  Additional details about the Committee’s processes and procedures are discussed in the Compensation Discussion and Analysis below.

Compensation Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:

•	It has reviewed and discussed the Compensation Discussion & Analysis with management, and

•
Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

As required by the Emergency Economic Stabilization Act of 2008, as amended, the Compensation Committee certifies that during 2009 and subsequently as required:

1.
It reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

2.	It reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

9

Proxy Statement Table of Contents

3.
It reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company's compensation plans for its SEOs are detailed in written employment agreements between the Company and the SEOs.  Mr. Milligan's employment agreement provides for a set salary ($250,000) and no incentive compensation while he is the interim Chief Executive Officer.  The agreements with Messrs. Gulling and Winterbottom provide for stated base salaries (currently $210,000), potential annual bonuses, perquisites, and various severance benefits.  The largest bonus ever awarded to either Messrs. Gulling or Winterbottom was $91,000.  No bonuses were awarded for 2008 and 2009 and base salaries were not increased for 2009 and 2010 due to the performance of the Company.  The Committee anticipates a return to incentive bonus targets and perhaps grants of long-term restricted stock pursuant to the Company’s Restricted Stock Compensation Plan as part of the 2010 executive compensation program.  The Compensation Committee does not believe that the SEO compensation plans have in any material way encouraged any officer to take unnecessary or excessive risks that threaten the value of the Company.  The Company's compensation plan for non-SEO employees consists of salary, potential performance bonus, a holiday bonus of two percent of salary, and standard benefits, including 401(k) match and a contingent profit sharing plan contribution.  The Compensation Committee does not believe that the non-SEO compensation plans create any material unnecessary risk for the Company or encourage the manipulation of reported earnings to enhance the compensation of any employee.

The undersigned members of the Compensation Committee have submitted this report.

Robert G. Pulver, Chair
Frank W. Berlin
Orville E. Crowley

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee members are Frank W. Berlin, Chair, Joyce A. Chapman, and Robert G. Pulver, all of whom are independent directors.  During 2009, the Nominating and Corporate Governance Committee met three times.  This Committee makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.  It develops policies and processes regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders, including establishment and periodic review of a code of ethics and conduct for all directors and employees.  This Committee will consider, as part of its nomination process, any director candidate recommended by a Shareholder who follows the procedures shown under the heading “2011 Shareholder Proposals.”

The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates:
a)     Review current directors of the Company.
b)     Review current directors of the Company’s banking subsidiary, West Bank.
c)     Solicit input from existing directors and executive officers.
d)     Review submissions from Shareholders, if any.

The following criteria will be considered when evaluating nominee candidates:

a)     Composition

The Board should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds;
2.	Directors who have high-level managerial experience or are accustomed to dealing with complex challenges; and
3.
Directors who will represent the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of overall composition and needs of the Board.

A majority of the Board’s directors shall be independent directors under the criteria for independence as stated by the SEC and Nasdaq.

10

Proxy Statement Table of Contents

b)	Selection Criteria

In considering possible candidates for nomination as an independent director, the Committee and other directors should consider the following general guidelines and criteria:

1.
Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting, and have a reputation for working constructively with others;

2.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
3.	Each director should be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director; and
4.
The chief executive officer is expected to be a director.  Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for senior executive positions.

Nominating and Corporate Governance Committee Report

During 2009, the Committee conducted a search for new director candidates and retained the services of a director search firm.  The Committee identified Mr. Noyce as a desirable candidate, especially given his financial services experience, local community presence, reputation for integrity, public company experience, and accounting expertise.  Mr. Noyce was recommended to the Board by the Committee and was elected to fill a board vacancy on July 29, 2009.

The Nominating and Corporate Governance Committee also evaluated the qualifications and performance of each of the members of the Board of Directors.  In its evaluation, the Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Committee’s charter.  The Committee then polled each director to determine his or her willingness to stand for re-election and determined that each was willing to continue service.  Based on the foregoing and its belief that continuity at the Board level was especially important during the next year when the Company will have a new chief executive officer and will be attempting to recover from its recent unprecedented performance issues, the Committee concluded that each of the current Board members should be nominated for re-election at the Annual Meeting.

The Committee has historically considered diversity in its director nomination process without a formally developed policy.  The Committee anticipates that it will continue to consider diversity expansively to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes as well as characteristics such as race, gender and national origin.

In February 2010, the Company received a director nomination from a Shareholder.  The nomination was not timely under the Company’s procedures for shareholder nominations and the Committee did not have sufficient time to fully evaluate the nomination.  However, the Committee will consider the nomination during it efforts for the 2011 director elections.  It will evaluate the Shareholder nomination in the same manner it evaluates all other potential nominations.

The Committee anticipates some director retirements within the next year and intends to devote considerable time during the next year analyzing board leadership structure, size, and composition.

During 2009, the Committee reviewed its charter and submitted suggested changes to the full Board.  The charter was amended, in accordance with the Committee’s recommendations, and may be reviewed on the Company’s website (www.westbankiowa.com) under Investors Relations, Corporate Governance.  The Committee also reviewed the Company’s Code of Conduct and recommended amendments that were adopted by the Board.  The Code of Conduct may also be reviewed on the Company’s website.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

Frank W. Berlin, Chair
Joyce A. Chapman
Robert G. Pulver

11

Proxy Statement Table of Contents

2009 Directors’ Compensation

Directors of the Company received an annual retainer of $8,000, payable quarterly, plus $500 per regular meeting (board and committee) or $600 for Audit Committee meetings.  If a committee meeting was on the same day as a regular board meeting, the fee paid for attending both meetings was $600 for an Audit Committee meeting and $500 for any other committee meeting.  Directors of the Company who also served as directors of West Bank received fees of $450 for each West Bank board meeting attended (ten meetings held) plus an annual retainer of $6,500, $500 for loan committee meetings attended, and $400 for other committee meetings attended.  Company employees do not receive directors’ fees.

The Chairs of the Audit and Compensation Committee receive an additional meeting fee of $100.  If there are multiple meetings on one day, the maximum fee paid will be the highest fee for one meeting.

Directors of the Company are eligible to receive grants of restricted stock under the Restricted Stock Compensation Plan.  However, no awards have ever been made under the Plan.

The following table sets forth all compensation earned or paid to the directors for services rendered in the fiscal year ended December 31, 2009.

Name	Fees Paid by Company	Fees Paid by Subsidiary	All Other Compensation (1)	Total
Frank W. Berlin	$20,000	$17,500	$-	$37,500
Thomas A. Carlstrom	7,500	17,650	1,378	26,528
Joyce A. Chapman	14,500	10,550	-	25,050
Orville E. Crowley	13,500	4,775	3,079	21,354
Kaye R. Lozier	9,500	12,600	-	22,100
David R. Milligan (2)	-	2,575	-	2,575
George D. Milligan	20,400	16,550	400	37,350
James W. Noyce	3,100	3,425	-	6,525
Robert G. Pulver	20,900	17,500	480	38,880
Jack G. Wahlig	18,300	11,500	480	30,280
Connie Wimer	17,300	10,550	1,026	28,876

(1)	All other compensation consists of fees normally charged by the West Bank Trust Department, which were waived for directors.
(2)	Received compensation for attending two West Bank meetings and one West Bank quarterly retainer, prior to becoming an employee in February 2009.

12

Proxy Statement Table of Contents

Security Ownership of Certain Beneficial Owners and Executive Officers

The following table contains the shares of common stock beneficially owned by each director and named executive officer listed in the Summary Compensation Table, and all directors and executive officers of the Company and subsidiaries (including named executive officers) as a group.  The ownership information is as of March 1, 2010.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Frank W. Berlin	46,856	*
Thomas A. Carlstrom	37,997	*
Joyce A. Chapman (3)	-	*
Orville E. Crowley (4)	133,258	*
Douglas R. Gulling	19,458	*
Kaye R. Lozier	2,920	*
David R. Milligan	11,654	*
George D. Milligan	3,500	*
David D. Nelson	-	*
James W. Noyce	1,000	*
Robert G. Pulver (5) (6)	72,845	*
Jack G. Wahlig	4,000	*
Connie Wimer	28,848	*
Brad L. Winterbottom	13,621	*
Executive officers and directors as a group (14 persons)	375,957	2.16%

*Indicates less than 1% ownership of outstanding shares.

(1)
Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)
Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company’s Employee Savings and Stock Ownership Plan, and has sole investment and voting power with respect to such shares.

(3)	Ms. Chapman disclaims any beneficial ownership of 28,224 shares held in her spouse’s name.
(4)	Mr. Crowley disclaims any beneficial ownership of 297,675 shares held in his spouse’s name.
(5)	Mr. Pulver disclaims any beneficial ownership of 6,614 shares held in his spouse’s name.
(6)	59,875 of Mr. Pulver’s shares are pledged as security.

Other Beneficial Owners

The following table sets forth certain information on each person known to the Company to be the beneficial owner, as of March 1, 2010, of more than five percent of the Company’s Common and Preferred Stock.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

Common Stock:

The Jay Newlin Trust 6165 NW 86th Street Johnston, IA 50131	1,041,952	5.99%

American Equity Investment Life Holding Company 5000 Westown Parkway, Suite 440 West Des Moines, IA 50266	1,440,592	8.28%

Preferred Stock:

U.S. Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	36,000	100.00%

13

Proxy Statement Table of Contents

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq.  Reporting persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  The Company has not received any Section 16(a) form indicating that any one person owns more than ten percent of the Company’s stock and the Company does not know of any one Shareholder who owns more than ten percent of the Company’s stock.  Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2009 were filed.

Change in Control Agreements

The Company does not know of any arrangements, including pledges, that would result in a future change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s executive compensation program for its named executive officers has the following general objectives:

•	Create shareholder value by helping the Company attract and retain outstanding and motivated executives who substantially contribute to the long-term success of the Company;
•
Provide the executives fair market rate total compensation for successfully implementing the Company’s objectives and assisting the Board in developing and implementing successful strategic plans for the Company; and

•	Align the long-term best interests of the Company, its shareholders, and its executives.

Important factors considered by the Compensation Committee while pursuing the Company’s compensation objectives include:

•	The financial performance of the Company based on a comparison of actual net income to budgeted net income;
•	Returns on assets and equity exceeding the returns of peers by a predetermined percentage; and
•	Leadership, community involvement, and overall quality of contribution to the strategic success of the Company and the advancement of the financial interests of its shareholders.

With these objectives and factors serving as a foundation, the Company, through its Compensation Committee and management, seeks to reward positive results, leadership, innovation, and entrepreneurship by its executive officers.

The Company has historically favored annual performance-based cash compensation over deferred cash or equity compensation.  A material aspect of that preference has been that the overall compensation levels for the Company's named executive officers were such that the Board believed it was fair to pay all bonuses in cash so the executives could immediately use the compensation as they saw fit.  Before 2009, annual compensation for the named executive officers consisted of base salary, cash incentive bonuses, and traditional executive benefits, including profit sharing through the Company’s Employee Savings and Stock Ownership Plan.

No bonuses were paid to the named executive officers in or for 2009 due to the Company's net income performance and the deteriorating value of its stock, including the reduction and ultimate cessation of the common stock dividend.  Furthermore, the only bonuses awarded any employee for 2009 performance consisted of approximately $61,000 that was accrued but not spent for 2008 bonuses.  The awards were made to selected mid-level West Bank officers and staff.  Most employee salaries were not increased for 2010.  The Company believes that the West Bank employees' general acceptance of the 2009 decisions to significantly limit bonuses and forego pay increases is a significant indication of commitment to the Company and its shareholders.  This commitment illustrates the Company's core principle that its shareholders and employees have common interests that should be reflected in common rewards and sacrifices.

14

Proxy Statement Table of Contents

The executive compensation process is that the independent directors of the Board make the ultimate compensation determinations, as allowed by Nasdaq Listing Rule 5605(d), based on recommendations by the Board's Compensation Committee.  The Committee considers whether the Company’s compensation program is adequately competitive with other similar financial service businesses and monitors the financial performance of the Company and the contributions of the senior executives.  The Committee has previously used peer group analysis and compensation consultants while working on executive compensation.  However, neither peer group analysis nor a consultant was used in 2009 because of the unprecedented adverse financial experience of the Company.

Base salaries for Messrs. Stanberry, Gulling, and Winterbottom were determined for 2009 by the terms of their employment agreements.  Copies of those agreements are filed as exhibits to the Company's Current Report on Form 8-K filed on May 23, 2008, which may be viewed on the Company's website (www.westbankiowa.com), Investor Relations, SEC Filings.  Base salaries under the agreements are reviewed at least annually by the Compensation Committee and may be increased, but not decreased.  Base salaries were not increased for 2009 or 2010 due to the Company's performance.  Mr. Milligan's annual base salary of $250,000 was negotiated when he assumed the interim chief executive officer position in July 2009.  Payments of club dues for Messrs. Stanberry, Gulling, and Winterbottom were made in accordance with their employment agreements.  The Company made 2009 401(k) contribution matches, but no profit sharing payments, to the Employee Savings and Stock Ownership Plan for Messrs. Milligan, Stanberry, Gulling, and Winterbottom.  The Company also gave all employees the option of receiving cash for their accrued vacation time, which had already been expensed.  Messrs. Gulling and Winterbottom exercised this option and were paid $26,250 and $24,231 respectively.  Mr. Stanberry was paid for his accrued vacation time when he resigned.  Finally, term life insurance benefits were provided to all of the executives through a program that is available to all employees.

Looking forward, the Compensation Committee is currently evaluating the possibility of making long-term restricted stock grants to the named executive officers and other senior officers of West Bank under the Company's Restricted Stock Compensation Plan.  That Plan was approved by the shareholders in 2005, but has not been used due to the Company's historic preference for cash incentive bonuses.  Long-term restricted stock incentive bonuses are currently the only incentive compensation allowed under the Treasury's Troubled Asset Relief Program (“TARP”) rules for the Company's five most highly compensated employees, which would include all of its named executive officers.

15

Proxy Statement Table of Contents

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to those serving as the Chief Executive Officer, the Chief Financial Officer, and the other most highly compensated executive officer of the Company for services rendered in the year ended December 31, 2009.  These four officers are referred to as the Named Executive Officers in this proxy statement.

In 2009, West Bank, rather than the Company, paid Messrs. Milligan, Stanberry, Gulling, and Winterbottom.

Name and Principal Positions	Year	Salary	Bonus		Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
David R. Milligan	2009	$163,611	$-		$-	$7,402	$171,013
Chief Executive Officer of the Company;
Chairman and Chief Executive Officer of West Bank

Thomas E. Stanberry (4)	2009	$137,500	$-		$-	$49,904	$187,404
Chairman, President and Chief Executive Officer of the Company;	2008	250,000	5,000	(1)	-	20,723	275,723
Chairman and Chief Executive Officer of West Bank;	2007	250,000	5,000	(1)	210,000	25,228	490,228

Douglas R. Gulling	2009	$210,000	$-		$-	$39,797	$249,797
Executive Vice President and Chief Financial Officer of the Company;	2008	210,000	4,200	(1)	-	16,915	231,115
Director and Chief Financial Officer of West Bank;	2007	200,000	4,000	(1)	35,000	18,781	257,781

Brad L. Winterbottom	2009	$210,000	$-		$-	$41,332	$251,332
Executive Vice President of the Company;	2008	210,000	4,200	(1)	-	22,573	236,773
Director and President of West Bank;	2007	200,000	4,000	(1)	70,000	25,598	299,598

(1)	Consists of a holiday bonus equal to two percent of annual salary, which is paid to all officers and employees of West Bank.
(2)	Amounts are shown in the year accrued.
(3)
Consists entirely of contributions made by the Company on behalf of the Named Executive Officer to the Company’s Employee Savings and Stock Ownership Plan (including 401(k) matches for all years and profit sharing contributions for 2007 and 2008) except for the following amounts for 2009, 2008, and 2007, respectively, which represent premiums on group term life insurance coverage: Milligan - $858; Stanberry - $978, $897, and $897; Gulling - $1,367, $1,367, and $781; and Winterbottom - $731, $731, and $748; club dues for Milligan - $0; Stanberry - $2,926, $3,726, and $4,081; Gulling - $2,730, $850, and $0; and Winterbottom - $7,001, $7,144, and $6,850, and paid time off payout in 2009 only: Milligan - $0; Stanberry - $38,942; Gulling - $26,250; Winterbottom - $24,231.

(4)	Mr. Stanberry resigned effective July 15, 2009. Mr. Milligan was named interim Chief Executive Officer of the Company and interim Chairman and Chief Executive Officer of West Bank on the same day.

Potential Payments Upon Termination or Change in Control

As noted above, Messrs. Gulling and Winterbottom have employment agreements with the Company.  The contracts provide for various payments in response to termination or change of control events.  However, the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the Department of the Treasury's Interim Final Rule concerning TARP Standards for Compensation and Corporate Governance suspend the Company's abilities to accrue or pay any golden parachute payment under the employment agreements for so long as the Company has any obligation to the Treasury under the TARP.  As part of the TARP application process, Messrs. Gulling and Winterbottom waived any claim against the United States government and the Company related to the TARP impact on their employment agreements.  The TARP restrictions on executive compensation were applicable to the Company on December 31, 2009.

The table below shows contract payments that would have been due to Messrs. Gulling and Winterbottom if the TARP restrictions were not in effect and their employment had been terminated on December 31, 2009, for the variously indicated assumed reasons.  The Company believes that the following described payments cannot be made in any form as long as any TARP obligation is outstanding.

16

Proxy Statement Table of Contents

The Company and Messrs. Gulling and Winterbottom originally entered into the employment agreements in May 2008.  At that time, the contracts ran through December 31, 2010.  However, they automatically renew for a three-year term every January 1 unless the Company gives written notice of nonrenewal by November 30 of the preceding year.  No such notice was given in 2009, and, therefore, as of January 1, 2010, the contracts run through December 31, 2012.  The agreements contain restrictions on the use of the Company’s confidential information, intellectual property, and trade secrets.  The agreements also contain provisions prohibiting certain competition, solicitation, or tampering during the terms of the contracts and for one year after termination or resignation of employment.  Each contract contains an agreement that the Company’s rights may be enforced by injunctive relief.  Disputes under or concerning the agreements must be resolved by amicable negotiations or confidential binding arbitration.  The complete agreements are filed as exhibits to the Company’s May 23, 2008, report on Form 8-K, which may be viewed on the Company’s website.

The agreements provide for severance payments if the executive's employment is terminated for death, “permanent disability,” “without cause,” for “good reason,” or in the event of a “change in control” of the Company.  The agreements do not provide for any severance payments if the Company terminates an agreement for “due cause” or if an executive voluntarily resigns for other than “good reason.”  The phrases “permanent disability,” “due cause,” “good reason,” and “change in control” are defined in the agreements, and the Company believes the terms are reasonably typical of similar terms in other executive employment agreements.

If Mr. Gulling or Mr. Winterbottom had died on December 31, 2009, the Company would have been obligated to pay his designated beneficiary one month of base salary plus 75 percent of his incentive bonus target for 2009.  There were no target bonuses set for 2009.  Therefore, as of December 31, 2009, the contractual death benefits for Messrs. Gulling and Winterbottom would have been $17,500.

If one of the named executive officers becomes permanently disabled and eligible for long-term disability benefits under the Company’s long-term disability plan, the Company is contractually obligated to supplement the first year of long-term disability insurance benefits so that the executive would be paid full base salary for twelve months after becoming disabled.  Alternatively, if permanent disability is established by certification by one or more doctors acceptable to the Company and the officer, but no insurance benefit is available, then the Company shall pay the officer base salary for one year after the disability determination.  In either instance, the executive would also receive 75 percent of the officer’s incentive compensation target for the year in which disability is determined, prorated to the date of disability.  For a permanent disability starting on December 31, 2009, the maximum payments due Messrs. Gulling and Winterbottom would have been $210,000 (assuming no insurance benefit).

If either of the named executive officers are terminated without cause, they are contractually entitled to a severance benefit of three times base salary, to be paid within sixty days of termination, plus insurance premiums to provide the executive with family health coverage under COBRA for one year after termination.  The lump sum without cause severance benefits for a termination on December 31, 2009, would have been $630,000 for Messrs. Gulling and Winterbottom.  The medical premium benefit would have cost approximately $11,520.

The employment agreements also provide for severance benefits if Messrs. Gulling or Winterbottom terminates employment for good reason, which generally means a termination after the executive’s job functions, location, or base salary have been materially changed.  In order to be eligible for a good reason severance benefit, the executive has to provide the Company a ninety-day notice of termination that includes a thirty-day cure period.  If a good reason termination becomes effective, the executive is due a severance benefit of at least the amount of one year's base salary plus $100,000.  The maximum good reason severance benefit would be three times base salary plus $100,000.  The lump sum benefit must be paid within sixty days after the revocation period following execution of a required release of claims.  In addition, the Company would pay insurance premiums to provide the executive with family health coverage under COBRA for one year after employment ceases.  If the officer terminates an agreement for good reason and he is also then eligible for a change in control severance benefit (as described below), he may choose between the alternative benefits.  The change in control severance benefit in most instances would be a larger payment than the good reason benefit, but the change in control benefit is contingent on additional efforts by the officer.  The amounts of the good reason severance benefits, other than the change in control benefits, for a termination on December 31, 2009, would have been $620,000 plus approximately $11,520 for medical insurance premiums.

The change of control severance benefits are three times the sum of base salary plus $100,000 for Messrs. Gulling and Winterbottom.  In addition, the Company would pay insurance premiums to provide the executive with family health coverage under COBRA for one year after employment ceases.  The change in control benefits are not paid until after the officer makes himself available to work for the Company or its successor for a transition period of not more than six months after a change in control.  The change of control benefits shall be paid within sixty days after the waiver or expiration of the transition period and after the expiration of any revocation period following the officer’s execution of a required release of claims.  The amounts of this benefit for a change of control termination on December 31, 2009, would have been $930,000 for Messrs. Gulling and Winterbottom plus approximately $11,520 for medical insurance premiums.

17

Proxy Statement Table of Contents

Potential Payments Upon Termination or Change in Control as of December 31, 2009
Named Executive Officer	Death (1)	Due Cause	Permanent Disability (2)	Without Cause (3)(4)	Termination by Employee for Good Reason (3)(4)	Change of Control (3)(5)
David R. Milligan	$-	$-	$-	$-	$-	$-
Douglas R. Gulling	17,500	-	210,000	630,000	620,000	930,000
Brad L. Winterbottom	17,500	-	210,000	630,000	620,000	990,000

(1)	Benefit is equal to one month of base pay plus 75 percent of incentive target compensation prorated to date of death.
(2)	These numbers would be applicable if there was no available disability insurance benefit.
(3)	COBRA medical benefits will also be paid for one year.
(4)	If the Change of Control benefit is applicable, the Named Executive Officer can choose the Change of Control benefit, if higher.
(5)	If requested, each of the Named Executive Officers must be employed six months after the Change in Control to receive full benefits.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved McGladrey & Pullen, LLP, an independent registered public accounting firm, as the principal accountant for the Company.  McGladrey & Pullen, LLP, will conduct the audit of the Company and its subsidiaries for 2010.  McGladrey & Pullen, LLP was also the principal accountant and performed the audit in 2009.

A representative from McGladrey & Pullen, LLP will be present at the Annual Meeting.  He will have the opportunity to make a statement and will be available to respond to appropriate questions from Shareholders.

Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009, and 2008, and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc.

	2009	2008
Audit fees (1)	$226,500	$220,900
Audit-related fees (2)	29,750	23,700
Tax fees (3)	23,200	26,500
All other fees (4)	-	8,900
Total	$279,450	$280,000

(1)
Audit fees represent fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports, and reporting on internal controls in accordance with Section 404 of Sarbanes-Oxley.

(2)
Audit-related fees represent the audit of the Company’s profit sharing plan, agreed upon procedures for student lending, filing of registration statements, and various items on new or pending accounting pronouncements.

(3)
Tax fees represent fees for professional services related to tax compliance, which included preparation of tax returns and tax advice regarding disposition of a subsidiary, investments, and tax credits.

(4)	All other fees represent fees for due diligence services on a potential acquisition in 2008.

Independence:  The Audit Committee considered whether the non-audit services provided to the Company by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc., are compatible with maintaining the independence of McGladrey & Pullen, LLP, and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

18

Proxy Statement Table of Contents

GENERAL MATTERS

Transactions with Related Persons

Certain directors of the Company have direct and indirect material interests in loans made by West Bank involving more than $120,000.  All of the loans were made in West Bank’s ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.  None of the loans have been classified as nonaccrual, past due, restructured, or potential problem loans.

The Audit Committee’s charter requires the Committee to review and approve all related party transactions that must be disclosed.  All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank, involving $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company or its subsidiaries.  The Audit Committee completed the required review of the fiscal year 2009 related party transactions, and all transactions were approved and ratified.

2011 Shareholder Proposals

In order for any proposals of Shareholders to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2011, the proposal must be received at the Company's principal executive offices no later than November 15, 2010, and must be limited to 500 words. To be included in the Company’s proxy statement, the Shareholder must be a holder of record or beneficial owner of at least $2,000 in market value of the Company’s shares entitled to be voted on the proposal and have held the shares for at least one year, and shall continue to hold the shares through the date of the meeting.  Either the Shareholder, or the Shareholder’s representative who is qualified under state law to present the proposal on his or her behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.  A Shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 shall be considered untimely unless received not later than January 28, 2011.

Shareholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.	Contact the Secretary of the Company to obtain the Board Membership Criteria established by the Board.
2.	Make typewritten submission to the Secretary of the Company naming the proposed candidate and specifically noting how the candidate meets the criteria set forth by the Board.
3.	Submit the recommendation to the Company by 120 days prior to the expected mailing date of the proxy.
4.
Prove the person making the recommendation is a Shareholder who owns shares with a market value of at least $2,000 and who has held those shares for at least one year at the time the submission is made.

5.	If the person being recommended is aware of the submission, he or she must sign a statement so indicating.
6.	If the person being recommended is not aware of the submission, the submitter must explain why.

The written submission must be mailed to:

Corporate Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266

Shareholder Communications

It is the general policy of the Board that management speaks for the Company.  To the extent Shareholders wish to communicate with a Company representative, they may do so by contacting Doug Gulling, Executive Vice President and Chief Financial Officer, 1601 22nd Street, West Des Moines, Iowa 50266.  Mr. Gulling may be reached by telephone at 515-222-2300 or by email at dgulling@westbankiowa.com.

The Company has a process for Shareholders to send communications to the Board or any of its individual members.  Any Shareholder wishing to communicate with one or more Board members should address a written communication to Mr. Gulling at one of the addresses noted above.  Mr. Gulling will forward all Shareholder communications to the full Board or its individual members as appropriate.

19

Proxy Statement Table of Contents

Form 10-K

The Company will provide, when available, a copy of its annual report on Form 10-K as filed with the SEC, without charge to each Shareholder, upon request.  Such request should be directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company’s Form 10-K will also be available on the SEC's website at http://www.sec.gov/edgar/searchedgar/webusers.htm, and through a link at the Investor Relations, SEC Filings section of the Company’s website (www.westbankiowa.com).

Delivery of Documents to Shareholders Sharing an Address

In some instances, only one annual report or proxy statement is being delivered to two or more Shareholders who share an address.  The Company has not received contrary instructions from any Shareholder.  However, the Company will promptly deliver additional copies of its annual report or proxy statement to any Shareholder who makes such a request.  Any Shareholder who wishes to receive separate copies of the annual report or proxy statement in the future may notify Alice A. Jensen, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or 515-222-2300.  Alternatively, any Shareholders sharing an address who are receiving multiple copies of the annual reports or proxy statements may also notify Ms. Jensen to request delivery of only one copy.

                                        By Order of the Board of Directors,

                                        /s/ Alice A. Jensen

                                        Alice A. Jensen, Secretary

March 12, 2010

20

WEST BANCORPORATION, INC.

APPENDIX TO THE PROXY STATEMENT

FISCAL YEAR 2009

This Appendix to the Proxy Statement shall serve as an Annual Report to Shareholders pursuant to Rule 14a-3 of the Securities Exchange Act of 1934.

WEST BANCORPORATION, INC.

GENERAL INFORMATION

West Bancorporation, Inc. (the “Company”) is an Iowa corporation and financial holding company registered under the Bank Holding Company Act of 1956, as amended by the Gramm-Leach-Bliley Act of 1999.  The Company was organized and incorporated in 1984 to serve as a holding company for its principal subsidiary, West Bank.

West Bank’s operations are conducted primarily within the Des Moines and Iowa City, Iowa, metropolitan areas.  The principal sources of revenue are from interest and fees earned on loans, service charges on deposit accounts, trust services, and interest on fixed income securities.

West Bancorporation Capital Trust I (the “Trust”) was formed for the purpose of issuing trust preferred securities.  The Trust is recorded on the books of the Company using the equity method of accounting.

The Company’s stock trades on the Nasdaq Global Select Market under the symbol WTBA.

West Bancorporation, Inc. and Subsidiaries
Selected Financial Data
	Years Ended December 31
(in thousands, except per share amounts)	2009	2008	2007	2006	2005
Operating Results
Interest income	$67,730	$72,532	$82,027	$79,738	$63,475
Interest expense	26,636	31,431	43,823	40,639	25,042
Net interest income	41,094	41,101	38,204	39,099	38,433
Provision for loan losses	24,500	16,600	2,350	1,725	1,775
Net interest income after provision for loan losses	16,594	24,501	35,854	37,374	36,658
Noninterest income, including securities gains (losses)	8,904	4,301	8,430	8,128	8,395
Noninterest expense	37,905	20,105	17,870	17,425	16,247
Income (loss) before income taxes	(12,407)	8,697	26,414	28,077	28,806
Income taxes (benefits)	(7,356)	1,386	8,062	8,935	9,131
Income (loss) from continuing operations	(5,051)	7,311	18,352	19,142	19,675
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(10,262)	563	982	458	664
Income taxes (benefits)	(696)	238	414	193	264
Income (loss) from discontinued operations	(9,566)	325	568	265	400
Net income (loss)	(14,617)	7,636	18,920	19,407	20,075
Preferred stock dividends and accretion of discount	(2,276)	-	-	-	-
Net income (loss) available to common stockholders	$(16,893)	$7,636	$18,920	$19,407	$20,075

Dividends and Per Share Data
Cash dividends	$1,566	$11,138	$11,224	$10,956	$10,689
Cash dividends per common share	0.090	0.640	0.640	0.625	0.610
Basic and diluted earnings (loss) per common share from continuing operations	(0.42)	0.42	1.05	1.09	1.12
Basic and diluted earnings (loss) per common share from discontinued operations	(0.55)	0.02	0.03	0.02	0.02
Basic and diluted earnings (loss) per common share	(0.97)	0.44	1.08	1.11	1.14
Average common shares outstanding	17,404	17,405	17,536	17,537	17,537

Year End Balances
Total assets	$1,575,054	$1,554,276	$1,341,289	$1,270,013	$1,245,417
Average assets	1,618,557	1,371,401	1,309,119	1,298,410	1,192,208
Investment securities	351,269	189,558	237,378	261,578	274,719
Loans, including held for sale	1,021,042	1,101,753	985,423	904,422	867,504
Allowance for loan losses	(19,126)	(15,441)	(8,935)	(8,494)	(7,615)
Deposits	1,246,617	1,155,132	911,371	926,251	945,553
Long-term borrowings	145,619	145,619	123,619	105,519	98,188
Stockholders' equity	133,059	150,063	121,606	113,812	104,521
Average stockholders' equity	143,163	118,090	116,683	107,345	100,392

Performance Ratios
Equity to assets ratio (average equity divided by average assets)	8.85%	8.61%	8.91%	8.27%	8.42%
Return on assets (net income (loss) divided by average assets)	-0.90%	0.56%	1.45%	1.49%	1.68%
Return on equity (net income (loss) divided by average equity)	-10.21%	6.47%	16.21%	18.08%	20.00%
Efficiency ratio (noninterest expense divided by noninterest income plus tax-equivalent net interest income)	45.99%	38.56%	37.08%	35.47%	33.56%
Dividend payout ratio (dividends paid divided by net income)	NM	145.86%	59.32%	56.45%	53.25%
NM - not meaningful

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(dollars in thousands, except per share amounts)

INTRODUCTION

The Company’s 2009 financial results were very disappointing and certainly unanticipated.  The Company's net loss was ($14,617).  The most significant drivers of this loss were goodwill impairment, loss from discontinued operations, and the second year of an unprecedented level of provision for loan losses.

The Company’s common stock started trading below book value during the second quarter.  This event ultimately triggered an accounting requirement that we analyze our reported goodwill for possible impairment.  We retained a third party valuation firm and management concluded that West Bank’s reported goodwill totaling $13,376, which was related to the 2003 acquisition of Hawkeye State Bank in Iowa City, was entirely impaired.  We recorded an impairment charge in the second quarter to write-off that goodwill, although the loss had minimal impact on our regulatory capital ratios.  The Company currently has no goodwill recorded on its books, so no future goodwill impairment is possible, unless the Company makes an acquisition.  No acquisitions are currently being contemplated.

After receiving indications of interest from third parties to purchase WB Capital Management Inc. (WB Capital), the Company’s Board of Director’s decided to exit this business line.  On October 1, 2009, the Company entered into a definitive agreement to sell all of its stock ownership interest in WB Capital.  The sale closed on December 31, 2009.  The net loss from discontinued operations attributable to this divestiture was ($9,566).  The Company’s only remaining operating subsidiary is West Bank.

Due in large part to the significant problems in the economy in 2009, West Bank's loan losses were the highest in its history.  The 2009 provision for loan losses was $24,500, which was up from $16,600 in 2008 and $2,350 in 2007.  The quarterly provision for loan losses peaked at $15,000 for the second quarter of 2009 and remained stable at $3,000 for the last two quarters.

The loan losses in 2009 resulted in significant part from a devastated commercial and real estate development market in the Company’s primary operating areas; a decline in discretionary consumer spending, which significantly reduced cash flow at area retail businesses; a substantial decline in business spending that impacted employees and suppliers; and a multi-million dollar loan fraud perpetrated on West Bank by one of its customers.  While we believe our historic loan procedures were appropriate and customary in our market places, West Bank has instituted additional procedures that it believes should prevent or mitigate future adverse impacts similar to this fraud loss.  However, we can not predict the performance of the economy with certainty or the impact that performance will have on our borrowers' abilities to repay their loans.  While we are cautiously optimistic, we believe the economies in our marketplaces and, derivatively, our customers, may be under unusual material stress for several more years as a result of the declines in property values, general economic activity, and employment levels.  In addition, we are evaluating, but can not now be certain of the future impacts of likely increases in interest rates or reductions in the level of government spending.

West Bank was one of the initial developers of the internet-based social savings program SmartyPig® and continues to own approximately thirteen percent of the company.  SmartyPig® has grown substantially since its launch in 2008.  West Bank has recently encouraged SmartyPig, LLC to move the approximately $200 million of savings account deposits to a larger institution because the amount of the program-related deposits is becoming a disproportionate percentage of West Bank’s deposits.  We view this as a positive development for both SmartyPig® and West Bank.  We expect that a transfer will occur in 2010 and have managed our liquidity accordingly by accumulating short-term liquid assets.  If the transfer does occur in 2010, it is likely that the Company’s total assets will decline by year end.

As of the writing of this report, we anticipate that the Company will be profitable in 2010.  The amount of the anticipated profit will depend, in large part, on the amount of loan losses we incur.  We anticipate loan losses will decline in 2010, but our loan portfolio still presents substantially more than normal risks.  A significant portion of our portfolio is comprised of loans secured by commercial real estate.  While we believe we have aggressively addressed declining valuation issues when evaluating the adequacy of the allowance for loan losses, future changes in valuations in 2010 and beyond remain substantially uncertain.  Finally, we also think the dollar amount of our loan portfolio will remain at its current level or possibly decline in 2010 and perhaps beyond.  New loan activity is not anticipated to significantly exceed the amount of loan payments and payoffs expected in 2010.

-----------------------------

The following discussion describes the consolidated operations of the Company, including West Bank, West Bank’s wholly-owned subsidiary, WB Funding Corporation (which owns an interest in SmartyPig, LLC), and West Bank’s 99.9 percent owned subsidiary, ICD IV, LLC.  The accounts of WB Capital are included in the accompanying financial statements as discontinued operations, because one hundred percent of that company was sold on December 31, 2009.  Accordingly, certain items in the prior period financial statements were reclassified to be consistent with the classifications used in the December 31, 2009, financial statements.  The reclassifications had no effect on net income (loss) or stockholders’ equity.

CRITICAL ACCOUNTING POLICIES

This report is based on the Company’s audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The financial information contained in these statements is based on the financial effects of transactions and events that have already occurred.  However, the preparation of these statements requires management to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses.

The Company’s significant accounting policies are described in the Notes to Consolidated Financial Statements.  Based on its consideration of accounting policies that involve the most complex and subjective estimates and judgments, management has identified its most critical accounting policies to be those related to asset impairment judgments, including fair value and other-than-temporary impairment (OTTI) of available for sale investment securities, the valuation of other real estate owned, and the allowance for loan losses.

Securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of accumulated other comprehensive income, net of deferred income taxes.  The Company evaluates its debt securities for OTTI on an ongoing basis for those securities with a fair value below amortized cost.  The review takes into consideration current market conditions, issuer rating changes and trends, the credit worthiness of the obligator of the security, current analysts’ evaluations, failure of the issuer to make scheduled interest or principal payments, the Company’s lack of intent to sell the security or whether it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery, as well as other qualitative factors.  The term OTTI is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.  Any portion of such a decline in value associated with credit loss is recognized in earnings as an impairment loss with the remaining noncredit-related component being recognized in accumulated other comprehensive income.  A credit loss is determined by assessing whether the amortized cost basis of the security will be recovered by comparing the present value of cash flows expected to be collected from the security, computed using original yield as the discount rate, to the amortized cost basis of the security. The shortfall of the present value of the cash flows expected to be collected in relation to the amortized cost basis is considered to be the “credit loss.”  In addition to credit losses, losses are recognized for a security having an unrealized loss if the Company has the intent to sell the security or if it is more-likely-than-not the Company will be required to sell the security before collection of the principal amount.

Other real estate owned includes real estate properties acquired through or in lieu of foreclosure.  They are initially recorded at fair value less estimated selling costs.  After foreclosure, valuations are periodically performed by management during the holding period by obtaining updated appraisals or other market information.  Any subsequent write-downs are recorded as a charge to operations.

The allowance for loan losses is established through a provision for loan losses charged to expense.  Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely.  The Company has policies and procedures for evaluating the overall credit quality of its loan portfolio, including timely identification of potential problem loans.  On a quarterly basis, management reviews the appropriate level for the allowance for loan losses, incorporating a variety of risk considerations, both quantitative and qualitative.  Quantitative factors include the Company’s historical loss experience, delinquency and charge-off trends, collateral values, known information about individual loans, and other factors.  Qualitative factors include the general economic environment in the Company’s market areas and the expected trend of those economic conditions.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or the other factors relied upon.  To the extent actual results differ from forecasts and management’s judgment, the allowance for loan losses may be greater or less than future charge-offs.

RESULTS OF OPERATIONS – 2009 COMPARED TO 2008

OVERVIEW

Total net loss for the year ended December 31, 2009, was ($14,617) compared to net income of $7,636 for the year ended December 31, 2008.  The Company’s return on average equity (ROE) was (10.21) percent in 2009, compared to 6.47 percent in 2008.  The return on average assets (ROA) was (0.90) percent, compared to 0.56 percent for the prior year.

Net loss from continuing operations was ($5,051) for 2009 compared to net income of $7,311 for 2008.  Basic and diluted earnings (loss) per common share from continuing operations were ($0.42) and $0.42 for the same periods, respectively.  The difference between the net loss from continuing operations in 2009 compared to 2008 net income from continuing operations was due in substantial part to goodwill impairment at West Bank of $13,376, the $7,900 increase in provision for loan losses, and the $2,130 increase in FDIC insurance expense.

The 2009 provision for loan losses, which was $24,500, was a historic high due to significant charge-offs in 2009.  Charge-offs of commercial, real estate construction, commercial real estate and other loans totaled $21,380.  For much of 2009 the economy was in a recession and significant difficulty was experienced in the construction and real estate development, commercial real estate, and commercial business sectors.

Noninterest income, exclusive of securities gains (losses), increased by $665 compared to 2008.  The increase was due to $840 of gain received in the first quarter of 2009 from a bank-owned life insurance policy as the result of the death of a West Bank officer and an increase of $570 in gains and fees on the sales of residential mortgages sold into the secondary market.  Offsetting this growth was an $811 decline in service charges on deposit accounts primarily due to lower returned check charges.

Goodwill impairment was reviewed as of June 30, 2009, because the Company’s common stock traded at a market price of less than its per share book value.  With the assistance of a third party valuation firm, management prepared an estimate of the fair value of a 100 percent controlling marketable interest in the outstanding stock of West Bank.  A combination of the income and market approaches was used in determining the fair value.  Under the income approach, the primary factor considered was the ability of West Bank to generate future cash flows.  A discount rate was estimated by utilizing the build-up method which factors in the following components: a risk-free rate of return, an equity risk premium, an industry risk premium or discount, a size premium and risk associated specifically with West Bank.  A discount rate of 12.04 percent was then applied to projected future cash flows.  Under the market approach, stock market data regularly published on publicly traded companies considered to be similar to West Bank were utilized in determining market value.  The two indicated values were then weighted to represent the relative importance a market participant might reasonably be expected to place on the results of each method.  Based on the above analysis, an impairment of $13,376, or all of the goodwill recorded on West Bank’s balance sheet, was taken in the second quarter of 2009.

Noninterest expense (exclusive of goodwill impairment) increased $4,424 over 2008.  The increase included the previously mentioned increase in FDIC insurance expense, including a one-time special assessment, a $681 increase in salary and benefit costs, a $459 increase in occupancy costs, a $650 increase in deposit operations expense, and a $345 increase in costs associated with nonperforming assets.

The Company has consistently used the efficiency ratio to measure productivity.  This ratio is computed by dividing noninterest expense (excluding goodwill impairment and discontinued operations) by the sum of tax-equivalent net interest income plus noninterest income (excluding securities gains and net impairment losses and discontinued operations).  For the year ended December 31, 2009, the Company’s efficiency ratio was 45.99 percent, up from the prior year’s ratio of 38.56 percent.  The ratio for both years is significantly better than peer group averages, which are generally around 75 percent according to data in the September 2009 Bank Holding Company Performance Report, a report prepared by the Federal Reserve Board’s Division of Banking Supervision and Regulation.

After receiving indications of interest from third parties to purchase WB Capital, the Company’s Board of Directors decided to exit this business line and focus on community banking.  The Company entered into a definitive agreement to sell all of its stock in WB Capital in October 2009, and the sale closed on December 31, 2009.  The net loss from discontinued operations of WB Capital was ($9,566) compared to net income of $325 for the year ended December 31, 2008.  The loss was the result of $11,160 of goodwill impairment recorded at WB Capital during the second and third quarters of 2009.  Revenues were lower than the prior year because of the decline in stock values and lower levels of assets under management.  Operating expenses (exclusive of goodwill impairment) were $1,746 lower in 2009 than in 2008 primarily due to lower staffing levels and a concerted effort to reduce operating costs.

Net Interest Income

Net interest income declined only $7 to $41,094 for 2009 despite the 52 basis point decline in net interest margin to 2.86 percent from 3.38 percent in 2008 and the high volume of nonperforming assets.  Yields on earning assets declined at a faster pace than the rates paid on deposits and borrowings.  The average yield on earning assets declined 124 basis points, while the average rate on interest-bearing liabilities declined 86 basis points.  The net interest spread, which is the difference between the yields earned on assets and the rates paid on liabilities, declined to 2.49 percent from 2.87 percent a year earlier.  The higher level of interest earning assets offset the previously mentioned negative trends.

For additional details on changes in interest rates and yields and volume variances, see the section of this report entitled, Distribution of Assets, Liabilities and Stockholders’ Equity; Interest Rates; and Interest Differential.

Loan Volume/Loan Quality

At December 31, 2009, total loans declined $80,025, to $1,020,710 from $1,100,735 a year earlier.  Demand for new loans by businesses in the Company’s markets is soft.  Requests for commercial real estate, new construction and land development loans have fallen off substantially and customers are paying down debt if they are able.  Nonperforming loans at December 31, 2009, totaled $26,317 or 2.58 percent of total loans.  At December 31, 2008, nonperforming loans totaled $28,835 or 2.62 percent of total loans.  Nonperforming loans include loans on nonaccrual status, loans that have been renegotiated to below market interest rates or terms, and loans past due 90 days or more.  In addition, at December 31, 2009, West Bank held $25,350 of “other real estate owned,” which is property acquired through or in lieu of foreclosure.  For more discussion on loan quality, see the Summary of the Allowance for Loan Losses section of this report.

The allowance for loan losses, which totaled $19,126, represented 1.87 percent of total loans and 72.7 percent of nonperforming loans at the end of 2009, compared to 1.40 percent and 53.55 percent for 2008.  The provision for loan losses totaled $24,500 for 2009, up from $16,600 for 2008.  The Company’s net charge-offs as a percent of average loans were 1.89 percent for 2009, compared to 0.96 percent for 2008.  The amount of loans charged off in 2009 totaled $21,380, compared to $10,370 in 2008.  Recoveries in 2009 from loans previously charged off were $565, up from $276 in the prior year.  Management believes the allowance for loan losses at December 31, 2009, was sufficient to absorb probable loan losses within the portfolio.

Noninterest Income

The following table shows the variance from the prior year in the noninterest income categories shown in the Consolidated Statements of Operations.  In addition, accounts within the “Other income” category that represent significant variances are shown.

	Years ended December 31
Noninterest income:	2009	2008	Change	Change %
Service charges on deposit accounts	$4,021	$4,832	$(811)	-16.78%
Trust services	786	789	(3)	-0.38%
Gains and fees on sales of residential mortgages	1,114	544	570	104.78%
Increase in cash value of bank-owned life insurance	776	936	(160)	-17.09%
Gain from bank-owned life insurance	840	-	840	N/A
Other income:
Debit card usage fees	1,123	880	243	27.61%
All other income	972	986	(14)	-1.42%
Total other income	2,095	1,866	229	12.27%
Total noninterest income	$9,632	$8,967	$665	7.42%

Service charges on deposit accounts declined due to a $722 reduction in return check charges.  In the current uncertain economy, customers appear to be more conscientious about monitoring their checking account balances.  Service charges on commercial accounts declined 5.1 percent or $44 due to revised fee schedules implemented in September 2009.

The volume of originations of residential mortgages sold into the secondary market more than doubled compared to the prior year.  This source of revenue is expected to remain strong as long as historically low interest rates allow consumers to refinance existing mortgages in order to reduce their monthly costs.  Despite the low level of home sales, consumers are selectively purchasing real estate while locking in relatively low long-term rates.

The 2009 decline in the increase in cash value of bank-owned life insurance was due to lower market interest rates.  As previously discussed, West Bank received tax-exempt income from a gain on life insurance proceeds as the result of the death of one of its officers in the first quarter of 2009.

Debit card usage fees continued to increase in 2009 as the Reward Me Checking product grew by over 1,900 accounts and approximately $45,000 in balances compared to December 31, 2008.  This product was introduced in April 2008 and encourages the use of electronic payments.  This source of revenue is expected to continue to grow due to the convenience of this payment method and the potential interest rate paid on the first tier of the account balance.  The rate of growth may decline due to the October 2009 lowering of the size of the first tier on which the incentive rate is paid from $50 to $30.

Investment Securities Gains (Losses)

During 2009, West Bank investment securities impairment losses totaling $2,612 were recognized through earnings.  Those losses consisted of $2,267 on five single-issuer trust preferred securities, a $310 OTTI credit loss on a pooled trust preferred security, and a $35 loss on a unit trust comprised of the common stock of several community banks and bank holding companies.  Management liquidated certain bonds during the second half of 2009 in order to reduce the credit risk in the West Bank investment portfolio.  Trust preferred, corporate, and selected agency and municipal bonds were sold resulting in gains totaling $1,884 compared to gains of $73 in 2008.  By the end of the year, the trust preferred securities in the West Bank portfolio were reduced to two single-issuer bonds, which are considered to have low risk, and one pooled trust preferred security.

Noninterest Expense

The following table shows the variance from the prior year in the noninterest expense categories shown in the Consolidated Statements of Operations.  In addition, accounts within the “Other expenses” category that represent significant variances are shown.

	Years ended December 31
Noninterest expense:	2009	2008	Change	Change %
Salaries and employee benefits	$9,938	$9,257	$681	7.36%
Occupancy	3,451	2,992	459	15.34%
Data processing	1,761	1,748	13	0.74%
FDIC insurance expense	2,736	606	2,130	351.49%
Goodwill impairment	13,376	-	13,376	N/A
Other expenses:
Insurance	285	224	61	27.23%
Marketing	504	719	(215)	-29.90%
Professional fees	964	941	23	2.44%
Consulting fees	413	210	203	96.67%
Director fees	274	278	(4)	-1.44%
Deposit operations expense	821	171	650	380.12%
Bank service charges and fees	411	221	190	85.97%
Other real estate owned expense	368	166	202	121.69%
Nonreimbursed loan expenses	191	48	143	297.92%
Training	91	179	(88)	-49.16%
Charitable contributions	200	113	87	76.99%
Intangible amortization	205	238	(33)	-13.87%
All other	1,916	1,994	(78)	-3.91%
Total other	6,643	5,502	1,141	20.74%
Total noninterest expense	$37,905	$20,105	$17,800	88.54%

Salaries and benefits expense increased due to annual salary increases, a change in the paid time off policy, an increase in commission expense related to the higher volume of mortgage loans sold into the secondary market, a ten percent increase in medical insurance costs, and a decline in salary cost deferred for new loan originations due to a lower volume of new loans.  Partially offsetting these increases was the elimination of annual bonuses for most officers and the decision to make no 2009 profit sharing contribution.  For 2010, most salaries have been frozen at 2009 levels, at least until the Company returns to consistent profitability.

Occupancy expenses increased in 2009 because of the February 2009 opening of a new branch in Waukee and a $190 one-time lease buyout for unused space leased by the Company.

FDIC insurance expense increased as a result of rate increases, an emergency special assessment in the second quarter of 2009 as part of the FDIC’s restoration plan for the Deposit Insurance Fund, significantly higher average deposits, and participation in the FDIC’s Temporary Liquidity Guarantee Program (“TLGP”) which is in effect from mid-November 2008 through June 2010.

On December 30, 2009, all insured institutions were required to prepay FDIC assessments for three and one-quarter years.  The prepayment was based on average third quarter deposits and assumptions about future deposit growth.  West Bank’s $7,200 payment will be amortized over the prepayment period.

As previously mentioned, the second quarter 2009 goodwill impairment consisted of writing off all goodwill at West Bank, or $13,376.  The impairment analysis was completed at an interim period due to the Company’s market value, as measured by its common stock price, falling to a level below book value.

Insurance expense increased as the result of a rate increase for directors and officers coverage.  Marketing expense declined due to cost containment efforts compared to 2008, which had included costs for launching a new product.  Professional fees grew as legal fees increased due to the higher volume of impaired loans.  Consulting fees increased due to the implementation of a customer relationship management system beginning in the second half of 2008, investment securities valuations completed by a consulting firm, hiring a third party firm to assist in evaluating goodwill for impairment, and fees paid in conjunction with the Company’s search for a new chief executive officer.

Deposit operations expense increased for 2009 due to costs associated with SmartyPig® savings and Reward Me Checking interest-bearing products, which have both grown substantially compared to the prior year.  Expenses related to SmartyPig® were significantly lower in the fourth quarter of 2009 as ACH transactions were transferred to another provider.  West Bank’s service charges paid have increased for 2009 as a result of technological improvements in cash letter processing that allows better availability of funds from incoming deposits.  The improved availability results in a loss of earnings credit used to offset the charges assessed by the processor.  Service charges also increased due to retaining WB Capital to manage West Bank’s investment portfolio effective in September 2009.

Other real estate owned expense increased during 2009 due to increased operating costs for a higher number of properties held.  Costs also included write-downs subsequent to transfers to this classification totaling $133 in 2009 and $70 in 2008.  Nonreimbursed loan expenses increased due to the higher volume of impaired loans and the related costs to protect collateral values, and the write-down of $50 on one foreclosed asset.

Charitable contributions increased in 2009 because $200 of the previously mentioned bank-owned life insurance proceeds was contributed to the West Bancorporation Foundation in the first quarter.

Training expense and other expense declined due to cost containment efforts throughout 2009.

Income Taxes (Benefits)

The Company records a provision for income taxes (benefits) currently payable, along with a provision for those taxes payable or refundable in the future.  Such deferred taxes arise from differences in the timing of certain items for financial statement reporting compared to income tax reporting.  The effective income tax rate differs from the federal statutory income tax rate primarily due to tax-exempt interest income, the tax-exempt increase in cash value of bank-owned life insurance, disallowed interest expense, state income taxes, and in 2009, gain from bank-owned life insurance.  For both years, the effective tax rate was also impacted by West Bank’s 2007 investment in a qualified community development entity, which generated a federal new market tax credit.  The credit, which totals $2,730, is being recognized over a seven-year period.  The effective rate of income tax expense (benefit) as a percent of income (loss) before income taxes from continuing operations was a (59.3) percent benefit for 2009, compared to expense of 15.9 percent for 2008.  The benefit rate increased significantly as a result of the relatively high proportion of tax-exempt income compared to the loss from continuing operations before taxes in 2009.  The federal income tax expense (benefit) was approximately ($7,067) and $652 for 2009 and 2008, respectively, while state income tax expense (benefit) was approximately ($289) and $734, respectively.  State income tax expense was higher than federal tax expense in 2008 due to establishing a deferred tax valuation allowance against a state net operating loss of the Company.  The Company has recorded a valuation allowance against the tax effect of the state net operating loss, federal and state capital loss carryforwards, and equity security impairment as management believes it is more likely than not that such carryforwards will expire without being utilized.

RESULTS OF OPERATIONS – 2008 COMPARED TO 2007

OVERVIEW

Total net income for the year ended December 31, 2008, was $7,636, compared to $18,920 for 2007.  Total basic and diluted earnings per common share were $0.44 in 2008, compared to $1.08 in 2007.  The Company’s ROE was 6.47 percent in 2008, compared to 16.21 percent in 2007.  The ROA was 0.56 percent, compared to 1.45 percent for the prior year.

Net income from continuing operations in 2008 was $7,311, compared to $18,352 in 2007.  The reduction in 2008 earnings from continuing operations was primarily the result of a $14,250 increase in provision for loan losses compared to 2007 and recognition of $4,739 of investment security impairment losses on a Lehman Brothers Holdings, Inc. unsecured note, a pooled trust preferred security, and an investment in a unit trust comprised of the common stock of several community banks and bank holding companies.

Offsetting these negative items was a $2,897 increase in net interest income and a $542 increase in noninterest income, exclusive of impairment losses.  Noninterest income, exclusive of impairment charges, was higher than in 2007 due to increases in debit card usage fees and gains and fees on sales of residential mortgages into the secondary market.

Noninterest expense for 2008 was $2,235 higher than in 2007.  The increase included the impact of higher costs related to carrying higher levels of foreclosed real estate compared to recording gains on the sale of foreclosed real estate in the prior year.  Also contributing to the increase in noninterest expense were increases in professional fees, marketing expenses, and the re-establishment of the FDIC assessment.

The $11,041 decline in net income from continuing operations in 2008 compared to 2007 included a reduction in West Bank net income of $10,201 due to the previously mentioned increase in provision for loan losses, investment securities impairment losses, and higher noninterest expense.  Net interest income increased in 2008 compared to 2007 because the cost of funds declined more than the yield on a higher volume of earning assets.

The West Bank provision for loan losses was $16,600 in 2008, compared to $2,350 in 2007.  The increase in provision for loan losses included specific provisions of $4,000 against two loans to a customer that had been the victim of a substantial fraud and $5,000 related to a large homebuilder and developer that failed.  Net loans charged off totaled $10,094 in 2008, compared to $1,909 in 2007.  Of the total net charge-offs in 2008, approximately $4,700 occurred in the second quarter and $4,000 in the fourth quarter.  The higher net charge-offs in these quarters were primarily related to the two customers mentioned previously.

For the year ended December 31, 2008, the Company’s efficiency ratio was 38.56 percent, up slightly from the prior year’s ratio of 37.08 percent.

Net income from discontinued operations declined to $325 for 2008 compared to $568 for 2007.  Revenues were lower than the prior year due to the severe decline in stock values, which reduced assets under management at WB Capital.  Operating expenses from discontinued operations were 1.7 percent lower than in 2007 despite recognizing an operating loss of $458 related to purchasing a defaulted Lehman Brothers Holdings, Inc. bond from the WB Capital Liquid Assets Fund.  The bond was purchased from the money market mutual fund to prevent the fund from dropping below $1.00 per share.

On December 31, 2008, the Company received $36,000 from the U.S. Department of the Treasury (the “Treasury”) in exchange for 36,000 shares of cumulative senior preferred stock and a warrant to purchase 474,100 shares of common stock under the Capital Purchase Program (“CPP”).  The proceeds were initially used to pay off $2,000 of borrowings at the Company, and the remaining $34,000 was transferred to West Bank’s capital.

Net Interest Income

Net interest income increased $2,897, or 7.6 percent, to $41,101 for 2008, primarily due to the approximately $109,000 increase in average loan volume.  The average yield on earning assets declined 105 basis points, while the average rate on interest-bearing liabilities declined 142 basis points.  The net interest spread increased to 2.87 percent from 2.50 percent a year earlier.  Net interest margin was 3.38 percent in 2008, up from 3.28 percent in 2007.

Loan Growth/Loan Quality

At December 31, 2008, total loans increased $117,170 to $1,100,735, from $983,565 a year earlier.  Most of the growth came in commercial and commercial real estate loans.  Nonperforming loans at December 31, 2008, totaled $28,835, or 2.62 percent of total loans.  At December 31, 2007, nonperforming loans totaled $5,877 or 0.60 percent of total loans.

The allowance for loan losses, which totaled $15,441, represented 1.40 percent of total loans and 53.55 percent of nonperforming loans at the end of 2008, compared to 0.91 percent and 152.03 percent for 2007.  The provision for loan losses totaled $16,600 for 2008, up from $2,350 for 2007.  The Company’s net charge-offs as a percent of average loans were 0.96 percent for 2008 compared to 0.20 percent for 2007.  The amount of loans charged off in 2008 totaled $10,370, compared to $2,142 in 2007.  Recoveries in 2008 from loans previously charged off were $276, up slightly from $233 in the prior year.

Noninterest Income

The following table shows the variance from the prior year in the noninterest income categories shown in the Consolidated Statements of Operations.  In addition, accounts within the “Other income” category that represent significant variances are shown.

	Years ended December 31
Noninterest income:	2008	2007	Change	Change %
Service charges on deposit accounts	$4,832	$4,794	$38	0.79%
Trust services	789	758	31	4.09%
Gains and fees on sales of residential mortgages	544	161	383	237.89%
Increase in cash value of bank-owned life insurance	936	890	46	5.17%
Other income:
Debit card usage fees	880	659	221	33.54%
VISA/MasterCard income	186	199	(13)	-6.53%
Letter of credit fees	150	196	(46)	-23.47%
All other income	650	768	(118)	-15.36%
Total other income	1,866	1,822	44	2.41%
Total noninterest income	$8,967	$8,425	$542	6.43%

Service charges on deposit accounts increased slightly compared to the prior year.  An increase in commercial fee income was offset by a decline in return check charges.  Lower market interest rates resulted in a lower earnings credit on commercial checking accounts, which translated to a $227 increase in commercial service charge revenue.  Return check charges declined $122 from 2007 as customers presented fewer checks against non-sufficient funds.

Trust fees have increased compared to the prior year due to new business and additional assets added to existing accounts.

Debit card usage fees increased because West Bank began offering a new product in April 2008 that encourages the use of electronic payments.   VISA/MasterCard income declined as a result of lower transaction volumes compared to 2007.

The volume of originations of residential mortgages sold into the secondary market increased over 118 percent compared to 2007.

The all other income category declined in 2008 due to lower income related to West Bank’s official checks and letter of credit fees.  All other income for 2007 included gains on disposals of fixed assets.

Investment Securities Gains (Losses)

During 2008, West Bank recorded a $1,800 impairment charge for an investment in an unsecured note of Lehman Brothers Holdings, Inc.  Net income was also reduced by a $2,622 impairment charge for a pooled trust preferred security, as it was determined estimated cash flows to be received over the life of the security would not be sufficient to cover all of the principal and interest.  An investment owned by the Company in a unit trust comprised of the common stock of several community banks and bank holding companies was also deemed impaired.  The impairment charge for this investment was $317.

Noninterest Expense

The following table shows the variance from the prior year in the noninterest expense categories shown in the Consolidated Statements of Operations.  In addition, accounts within the “Other expenses” category that represent significant variances are shown.

	Years ended December 31
Noninterest expense:	2008	2007	Change	Change %
Salaries and employee benefits	$9,257	$9,187	$70	0.76%
Occupancy	2,992	2,916	76	2.61%
Data processing	1,748	1,706	42	2.46%
FDIC insurance expense	606	109	497	455.96%
Other expenses:
Insurance	224	178	46	25.84%
Marketing	719	412	307	74.51%
Business development	320	259	61	23.55%
Professional fees	941	623	318	51.04%
Consulting fees	210	164	46	28.05%
Director fees	278	270	8	2.96%
Other real estate owned expense	166	(259)	425	164.09%
Training	179	94	85	90.43%
Intangible amortization	238	217	21	9.68%
All other	2,227	1,994	233	11.69%
Total other	5,502	3,952	1,550	39.22%
Total noninterest expense	$20,105	$17,870	$2,235	12.51%

The net increase in salaries and benefits resulted from higher salaries due to annual merit increases and the addition of five employees in 2008.  These increases were partially offset by a reduction of $359 in bonuses and $111 in profit sharing expense because of the decline in 2008 net income.

Occupancy expenses grew in 2008 as the cost of service contracts increased.

Data processing expense increased because of costs related to higher volumes of PIN and signature-based debit/ATM card transactions and higher volumes of transactions and accounts on West Bank’s various deposit and loan applications.

FDIC expense increased as a result of the re-establishment of the FDIC assessment.  West Bank’s share of a one-time assessment credit was almost fully utilized by March 31, 2008.

Marketing and business development expenses were up as a result of a retail sales campaign for a new product offering and more aggressive sales efforts overall.

Professional fees increased in 2008 due to higher legal fees, primarily associated with loan collection efforts, and higher external audit and tax compliance-related fees.  Consulting fees increased due to the implementation of a customer relationship management system during the second half of 2008.

Other real estate owned expense increased due to a write-down taken on one piece of property and increased operating costs for a higher amount of properties held during 2008.  The 2007 expense included gains on the sale of several other real estate properties, including a gain of $272 from the sale of farmland in eastern Iowa.

Training expense has increased as the result of an extensive sales training program for consumer branch managers and commercial bankers.

Income Taxes

In 2008 and 2007, the effective tax rate was impacted by West Bank’s 2007 investment in a qualified community development entity, which generated a federal new market tax credit.  The effective rate of income tax expense as a percent of income before income taxes from continuing operations was 15.9 percent for 2008, compared to 30.5 percent for 2007.  The federal income tax expense was approximately $652 and $7,064 for 2008 and 2007, respectively, while state income tax expense was approximately $734 and $998, respectively.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS’ EQUITY; INTEREST RATES; AND INTEREST DIFFERENTIAL

Average Balances and an Analysis of Average Rates Earned and Paid

The following tables show average balances and interest income or interest expense, with the resulting average yield or rate by category of average earning assets or interest-bearing liabilities for the years indicated.  Interest income and the resulting net interest income are shown on a fully taxable basis.

	2009			2008			2007
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans: (2) (3)
Commercial	$399,696	$19,436	4.86%	$387,426	$22,175	5.72%	$352,176	$27,574	7.83%
Real estate (1)	690,159	40,001	5.80%	653,381	40,944	6.27%	579,249	41,890	7.23%
Consumer and other loans	10,190	643	6.31%	13,751	867	6.30%	14,244	1,034	7.26%
Total loans	1,100,045	60,080	5.46%	1,054,558	63,986	6.07%	945,669	70,498	7.45%

Investment securities:
Taxable	135,962	3,937	2.90%	96,560	4,763	4.93%	165,683	7,758	4.68%
Tax-exempt (1)	94,859	5,797	6.11%	92,646	5,393	5.82%	86,794	4,581	5.28%
Total investment securities	230,821	9,734	4.22%	189,206	10,156	5.37%	252,477	12,339	4.89%
Federal funds sold and other short-term investments	198,043	521	0.26%	33,113	467	1.41%	14,534	752	5.17%
Total interest-earning assets (1)	1,528,909	70,335	4.60%	1,276,877	74,609	5.84%	1,212,680	83,589	6.89%

Noninterest-earning assets:
Cash and due from banks	31,918			29,343			29,766
Premises and equipment, net	5,201			4,976			5,303
Other, less allowance for loan losses	52,529			60,205			61,370
Total noninterest-earning assets	89,648			94,524			96,439
Total assets	$1,618,557			$1,371,401			$1,309,119

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings, interest-bearing demand, and money markets	$503,279	6,638	1.32%	$325,850	5,035	1.55%	$304,138	8,948	2.94%
Time deposits	527,075	12,910	2.45%	447,959	16,486	3.68%	418,869	21,203	5.06%
Total deposits	1,030,354	19,548	1.90%	773,809	21,521	2.78%	723,007	30,151	4.17%
Other borrowed funds	232,894	7,088	3.04%	285,249	9,910	3.47%	274,721	13,672	4.98%
Total interest-bearing liabilities	1,263,248	26,636	2.11%	1,059,058	31,431	2.97%	997,728	43,823	4.39%

Noninterest-bearing liabilities:
Demand deposits	201,243			180,614			180,965
Other liabilities	10,903			13,639			13,743
Stockholders' equity	143,163			118,090			116,683
Total liabilities and stockholders' equity	$1,618,557			$1,371,401			$1,309,119

Net interest income/net interest spread (1)		$43,699	2.49%		$43,178	2.87%		$39,766	2.50%
Net interest margin (1)			2.86%			3.38%			3.28%

1
Tax-exempt income has been adjusted to a tax-equivalent basis using an incremental rate of 35% and is adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt investments.

2	Average loan balances include nonaccrual loans. Interest income collected on nonaccrual loans has been included.
3	Interest income on loans includes amortization of loan fees and costs, which are not material.

Net Interest Income

The Company’s largest component of net income is net interest income, which is the difference between interest earned on earning assets, consisting primarily of loans and investments, and interest paid on interest-bearing liabilities, consisting of deposits and borrowings.  Fluctuations in net interest income can result from the combination of changes in the balances of asset and liability categories and changes in interest rates.  Interest rates earned and paid are also affected by general economic conditions, particularly changes in market interest rates, and by competitive factors, government policies, and the action of regulatory authorities.  Net interest margin for the year is a measure of the net return on interest-earning assets and is computed by dividing tax-equivalent net interest income by the average of total interest-earning assets for the year.

For the years ending December 31, 2009, 2008, and 2007, the Company’s net interest margin was 2.86, 3.38, and 3.28 percent, respectively.  Despite the drop in the net interest margin in 2009, tax-equivalent net interest income increased $521 as growth in earning assets exceeded growth in interest-bearing liabilities when compared to 2008.  The high level of competition in the local markets, the Federal Reserves’ targeted federal funds rate of 0 to 25 basis points, and the high level of nonaccrual loans are expected to keep pressure on the net interest margin of the Company.

Rate and Volume Analysis

The rate and volume analysis shown below, on a tax-equivalent basis, is used to determine how much of the change in interest income or expense is the result of a change in volume or a change in interest yield or rate.  The change in interest that is due to both volume and rate has been allocated to the change due to volume and the change due to rate in proportion to the absolute value of the change in each.

	2009 Compared to 2008			2008 Compared to 2007
	Volume	Rate	Total	Volume	Rate	Total
Interest Income
Loans: (1)
Commercial	$684	$(3,423)	$(2,739)	$2,559	$(7,958)	$(5,399)
Real estate (2)	2,231	(3,174)	(943)	5,011	(5,957)	(946)
Consumer and other loans	(225)	1	(224)	(35)	(132)	(167)
Total loans (including fees)	2,690	(6,596)	(3,906)	7,535	(14,047)	(6,512)

Investment securities:
Taxable	1,545	(2,371)	(826)	(3,390)	395	(2,995)
Tax-exempt (2)	131	273	404	321	491	812
Total investment securities	1,676	(2,098)	(422)	(3,069)	886	(2,183)

Federal funds sold and other short-term investments	700	(646)	54	516	(801)	(285)
Total interest income (2)	5,066	(9,340)	(4,274)	4,982	(13,962)	(8,980)

Interest Expense
Deposits:
Savings, interest-bearing demand, and money markets	2,425	(822)	1,603	599	(4,512)	(3,913)
Time deposits	2,575	(6,151)	(3,576)	1,391	(6,108)	(4,717)
Total deposits	5,000	(6,973)	(1,973)	1,990	(10,620)	(8,630)
Other borrowed funds	(1,684)	(1,138)	(2,822)	506	(4,268)	(3,762)
Total interest expense	3,316	(8,111)	(4,795)	2,496	(14,888)	(12,392)
Net interest income (2)	$1,750	$(1,229)	$521	$2,486	$926	$3,412

1	Balances of nonaccrual loans have been included for computational purposes.
2
Tax-exempt income has been converted to a tax-equivalent basis using a federal income tax rate of 35% and is adjusted for the effect of the nondeductible interest expense associated with owning tax-exempt investments.

Tax-equivalent interest income and fees on loans declined $3,906 for the year ended December 31, 2009, compared to 2008, as the combination of lower rates and the continued high level of nonperforming loans exceeded the impact of the $45,487 increase in the average volume of outstanding loans.  The average yield on loans declined to 5.46 percent for 2009, compared to 6.07 percent for 2008.  The yield on the Company’s loan portfolio is affected by the mix of the portfolio, the effects of competition, the interest rate environment, the amount of nonperforming loans, and reversals of previously accrued interest on charged-off loans.  The interest rate levels influence the volume of new loan originations and the mix of variable rate versus fixed rate loans.  Loan pricing in the Company’s market areas remains competitive, while the demand for new loans has declined as business customers assess the ongoing effects of the slow economy.

The average balance of investment securities in 2009 grew $41,615 compared to 2008, while the yield fell 115 basis points.  The decline in yield was partially caused by reversing a total of $198 of interest on securities deemed impaired during the year.  Investment securities totaling approximately $191,500 were sold, called, or matured in 2009 while approximately $350,200 of investment securities were purchased.  In order to decrease credit risk in the investment portfolio, certain trust preferred securities were sold in the second half of the year.

The average balance of federal funds sold and other short-term investments increased $164,930 during 2009.  Despite the significant increase in volume, net interest income on these assets increased only $54 due to the 115 basis point drop in rates.

The average rate paid on deposits for the year ended December 31, 2009, declined to 1.90 percent from 2.78 percent for the year ended December 31, 2008.  The significant drop in market rates paid caused interest expense to decline by $1,973 despite a sizable increase in average balances.  The average balance of interest-bearing demand and savings accounts grew due to a $55,136 increase in average Reward Me checking account balances and a $99,104 increase in average SmartyPig® savings account balances.  Both of these accounts pay interest at rates in excess of rates paid on short-term certificates of deposit.  The average balance of time deposits increased over $79,000 compared to 2008.  The balance is expected to remain high as more customers are participating in the Certificate of Deposit Account Registry Service (CDARS) program in order to obtain FDIC insurance on large deposits.  CDARS is a program that coordinates, on a reciprocal basis, a network of banks to spread out deposits exceeding the FDIC insurance coverage limits to numerous institutions in order to provide insurance coverage for all participating deposits.  Of the total deposits in the CDARS program as of December 31, 2009, 95 percent are on behalf of West Bank customers and are required to be classified as brokered deposits, but the nature of these deposits is not “brokered.”

The average rate paid on other borrowings declined by 43 basis points compared to the year ended December 31, 2008.  The average balance of other borrowings for 2009 was $52,355 lower than in 2008.  Overnight borrowings in the form of federal funds purchased from correspondent banks and securities sold under agreements to repurchase averaged $39,123 less than in 2008.  The average rate paid on overnight borrowings declined 186 basis points.  Average long-term borrowings declined $13,203, while the rates paid on long-term borrowings increased 18 basis points compared to 2008.  There were no changes in balances or rates of the outstanding subordinated notes.  Those notes have a fixed rate until July 2010.

INVESTMENT PORTFOLIO

The following table sets forth the composition of the Company’s securities available for sale for the three years indicated.

	As of December 31
	2009	2008	2007
U.S. Treasury and government agencies and corporations	$177,890	$61,050	$118,994
State and political subdivisions	87,935	107,175	89,566
Mortgage-backed securities	64,578	1,234	1,835
Trust preferred securities	2,067	5,269	8,541
Corporate notes and other investments	8,008	6,656	12,491
Total	$340,478	$181,384	$231,427

The investments presented in the following table are at carrying value and reported by contractual maturity as of the date indicated below.  Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties.

December 31, 2009
	Within one year	After one year but within five years	After five years but within ten years	After ten years	Total
U.S. government agencies and corporations	$18,259	$149,947	$9,684	$-	$177,890
State and political subdivisions	1,969	13,159	29,907	42,900	87,935
Mortgage-backed securities	-	2,868	10,081	51,629	64,578
Trust preferred securities	-	-	-	2,067	2,067
Corporate notes and other investments	2,189	4,766	753	300	8,008
Total	$22,417	$170,740	$50,425	$96,896	$340,478

Weighted average yield:
U.S. government agencies and corporations	0.64%	1.63%	3.82%	-
State and political subdivisions (1)	5.43%	7.36%	5.55%	6.38%
Mortgage-backed securities	-	3.56%	2.01%	1.00%
Trust preferred securities	-	-	-	2.67%
Corporate notes and other investments	1.54%	3.33%	4.34%	-
Total	1.15%	2.15%	4.50%	3.39%

(1)   Yields on tax-exempt obligations have been computed on a tax-equivalent basis using an incremental tax rate of 35% and are adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt investments.

The tables above include a pooled trust preferred security that is OTTI and has been placed on nonaccrual status.  The accrual of interest on an investment security is discontinued when a security is deemed OTTI.

On a quarterly basis, the Company evaluates the investment securities portfolio for those securities with a fair value below amortized cost.  The review takes into consideration current market conditions, issuer rating changes and trends, the credit worthiness of the obligator of the security, current analysts’ evaluations, failure of the issuer to make scheduled interest or principal payments, the Company’s lack of intent to sell the security or whether it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery, as well as other qualitative factors.  The term OTTI is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable.  Any portion of such a decline in value associated with credit loss is recognized in earnings as an impairment loss with the remaining noncredit-related component being recognized in accumulated other comprehensive income.  As of December 31, 2009, existing unrealized losses of $4,682 are considered to be temporary in nature due to market interest rate fluctuations and illiquid markets, not estimated cash flows, and the Company has the ability and the intent to hold securities with unrealized losses for a period of time sufficient to allow for a recovery, which may be at maturity.  The previously mentioned OTTI pooled trust preferred security has an unrealized loss of $3,455 as of December 31, 2009.  The credit loss portion of the unrealized loss was recognized through earnings during 2009, and the remaining unrealized loss is included in accumulated other comprehensive (loss).

The Company engaged an independent consulting firm to assist in the valuation of this security.  Based on the consulting firm’s findings, management determined the security had a December 31, 2009, estimated market value of $1,136 which resulted in $3,475 of total impairment.  To determine the credit loss on this security, the investment consulting firm projected cash flows for the security and discounted the cash flows at the original purchased yield.  The consulting firm analyzed each underlying bank or insurance company and assigned a probability of default.  Those default assumptions were then used to determine the projected cash flows of the security.  In addition, the consulting firm assumed no prepayments of the underlying debt.  If the net present value of the cash flows was less than the cost basis of the security, the difference was considered credit-related and recorded through earnings.  Based on this calculation, an additional $20 of credit loss was recognized in the fourth quarter of 2009, for a total credit loss of $310 for the year ended December 31, 2009.  The remaining amortized cost of the security was reduced by this year-to-date recognized loss to create a new cost basis.  The remaining change in fair market value of $3,455 is reflected in other comprehensive income (loss), net of taxes of $1,313.  The Company will continue to estimate the present value of cash flows expected to be collected over the life of the security.

At December 31, 2009, the most significant risk of a future impairment charge relates to West Bank’s investment in trust preferred securities of other banks.  As of year end, three trust preferred securities with a cost basis of $6,926 were valued at $2,067.  As previously mentioned, management has concluded that only the pooled trust preferred security is OTTI.  Any potential future loss that would be considered a credit loss or an increase in the amount of the unrealized loss attributed to credit, would negatively impact net income and regulatory capital; however, as previously noted, the fair market value adjustment at December 31, 2009, has already been recorded against equity.

The state and political subdivisions investments are primarily in Iowa municipal bonds.  Mortgage-backed securities consist of residential mortgage pass-through securities guaranteed by GNMA or issued by FNMA and real estate mortgage investment conduits guaranteed by FHLMC or GNMA.  The debt obligations were all within the credit ratings acceptable under West Bank’s investment policy.

As of December 31, 2009, the Company did not have securities from a single issuer, except for the United States government or its agencies, which exceeded 10 percent of consolidated stockholders’ equity.

LOAN PORTFOLIO

Types of Loans

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

	As of December 31
	2009	2008	2007	2006	2005
Commercial	$356,885	$391,926	$364,994	$327,985	$311,086
Real estate:
Construction, land and land development	148,505	152,704	153,184	143,928	134,581
1-4 family residential	94,398	103,134	91,714	88,978	86,485
Commercial	413,063	441,444	360,255	328,514	321,561
Consumer and other loans	8,163	11,884	13,790	15,752	14,957
Total loans	1,021,014	1,101,092	983,937	905,157	868,670
Deferred loan fees, net	304	357	372	871	1,166
Total loans, net of deferred fees	$1,020,710	$1,100,735	$983,565	$904,286	$867,504

As of December 31, 2009, the total amount of loans was approximately 81.9 percent of total deposits and 64.8 percent of total assets.  As of December 31, 2009, the majority of all loans were originated directly by West Bank to borrowers within West Bank’s principal market areas.  There were no non-U.S. loans outstanding during the years presented.

Commercial loans consist primarily of loans to businesses for various purposes, including revolving lines to finance current operations, inventory and accounts receivable, and capital expenditure loans to finance equipment and other fixed assets.  These loans generally have short maturities, have either adjustable or fixed rates, and are either unsecured or secured by inventory, accounts receivable, and/or equipment.

Real estate loans include various types of loans for which West Bank holds real property as collateral, and consist of loans on commercial properties and single and multifamily residences.  Real estate loans are typically structured to balloon in 5 years based upon generally having up to a 30 year amortization period.  The majority of construction loan volume is to contractors and developers to construct commercial buildings or develop residential real estate, and generally have maturities of up to 24 months.  West Bank originates residential real estate loans for its portfolio and for sale in the secondary market for a fee.

Consumer loans include loans extended to individuals for household, family, and other personal expenditures not secured by real estate.  The majority of West Bank’s consumer lending is for vehicles, consolidation of personal debts, and household improvements.

The interest rates charged on loans vary with the degree of risk, the amount of the loan, and the maturity of the loan.  Competitive pressures, market interest rates, the availability of funds, and government regulation further influence the rate charged on a loan.

West Bank follows a loan policy that has been approved by West Bank’s Board of Directors and is administered by West Bank’s management.  The loan policy is reviewed at least annually and updated as considered necessary.  This policy establishes lending limits, review criteria, and other guidelines such as loan administration and for the allowance for loan losses.  Loans are approved by West Bank’s Board of Directors and/or designated officers in accordance with respective guidelines and underwriting policies of West Bank.  Loans to any one borrower are limited by applicable state banking laws.  Loan officer credit limits generally vary according to the individual loan officer’s experience and expertise.

The following tables show a breakdown of the three major components of West Bank’s loan portfolio (commercial, construction, and commercial real estate) net of unamortized fees and costs as of December 31, 2009.

Commercial loans:
	December 31, 2009
	$	%
Finance and insurance	$88,960	25%
Real estate and rental/leasing	42,747	12%
Manufacturing	41,112	12%
Publishing, broadcasting and information services	28,987	8%
Construction	5,019	1%
Wholesale trade	10,946	3%
Building trades	20,121	6%
Transportation and warehousing	12,367	3%
Retail	10,125	3%
Arts, entertainment and recreation	11,091	3%
Other	85,545	24%
	$357,020	100%

Construction loans:
	December 31, 2009
	$	%
Land development:
1-4 family	$17,486	12%
Other construction and development	19,596	13%
Construction:
1-4 family:
Owner occupied	4,325	3%
Nonowner occupied	20,466	14%
Multifamily	8,899	6%
Industrial, commercial and other	77,733	52%
	$148,505	100%

Commercial real estate loans:
	December 31, 2009
	$	%
Owner occupied	$203,432	49%
Nonowner occupied:
Medical/retirement	51,731	13%
Retail	47,225	12%
Multifamily	34,321	8%
Office	38,424	9%
Warehouse	15,123	4%
Hotel	8,440	2%
Other	13,743	3%
Total nonowner occupied	209,007	51%
	$412,439	100%

Maturities of Loans

The contractual maturities of the Company’s loan portfolio are as shown in the following table.  Actual maturities may differ from contractual maturities because individual borrowers may have the right to prepay loans with or without prepayment penalties.

Loans as of December 31, 2009	Within one year	After one but within five years	After five years	Total
Commercial	$203,297	$142,727	$10,861	$356,885
Real estate:
Construction, land and land development	100,858	45,458	2,189	148,505
1-4 family residential	25,096	49,958	19,344	94,398
Commercial	60,330	272,756	79,977	413,063
Consumer and other loans	3,895	3,841	427	8,163
Total loans	$393,476	$514,740	$112,798	$1,021,014

		After one but within five years	After five years
Loan maturities after one year with:
Fixed rates		$480,756	$67,352
Variable rates		33,984	45,446
		$514,740	$112,798

Risk Elements

The following table sets forth information concerning the Company’s nonperforming assets as of the dates indicated.

	Years Ended December 31
	2009	2008	2007	2006	2005
Nonaccrual loans	$12,350	$21,367	$5,469	$495	$4,145
Loans past due 90 days and still accruing interest	1,150	92	408	155	767
Restructured loans	12,817	7,376	-	-	-
Total nonperforming loans	26,317	28,835	5,877	650	4,912
Other real estate owned	25,350	4,352	155	2,002	497
Nonaccrual investment securities	1,282	2,575	-	-	-
Total nonperforming assets	$52,949	$35,762	$6,032	$2,652	$5,409

Nonperforming loans to total loans	2.58%	2.62%	0.60%	0.07%	0.57%
Nonperforming assets to total assets	3.36%	2.30%	0.45%	0.21%	0.43%

The accrual of interest on past due and other impaired loans is generally discontinued when loan payments are past due 90 days or when, in the opinion of management, the borrower may be unable to make payments as they become due.  Interest income is subsequently recognized only to the extent cash payments are received.  In certain cases, interest may continue to accrue on loans past due more than 90 days when the value of the collateral is sufficient to cover both the principal amount of the loan and accrued interest.  Interest income on restructured loans is recognized pursuant to the terms of the new loan agreement.  Interest income on other impaired loans is monitored and based upon the terms of the underlying loan agreement.  However, the recorded net investment in impaired loans, including accrued interest, is limited to the present value of the expected cash flows of the impaired loan or the observable fair market value of the loan’s collateral.

Outstanding loans of approximately $46,727 were placed on nonaccrual status during 2009, with total nonaccrual loans equaling $12,350 as of December 31, 2009.  Approximately $13,525 of charge-offs were recorded in 2009 related to nonaccrual loans and a portion was transferred to other real estate owned.  Loans are placed on nonaccrual status when there is doubt as to the collectability of scheduled principal and interest payments.  A loan may be removed from nonaccrual status when payments have resumed and it is reasonable to expect continued payment performance. For the years ended December 31, 2009, 2008, and 2007, interest income that would have been recorded during the nonaccrual period under the original terms of such loans was approximately $1,411, $795, and $70, respectively.

A loan is considered restructured when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan at market terms.  These loans are accounted for as impaired until performance is established.  The average balance of all impaired loans during 2009 was approximately $50,919.  Interest income recognized on impaired loans in 2009 was approximately $1,808 and was immaterial in 2008 and 2007.

As of December 31, 2009, West Bank had identified approximately $11,711 of loans to three real estate developers, $7,629 to three commercial customers which are real estate secured, and $5,000 to a bank holding company as potential problem loans.  None of these loans were in default at the end of the year.  It is not now possible to predict the degree of problems these loans may develop.  However, West Bank is closely monitoring each of them.

The composition of other real estate owned as of December 31, 2009, is shown in the following table.

Construction, land development, and other land	$8,596
1-4 family residential properties	3,918
Commercial properties	12,836
$25,350

West Bank is actively marketing the assets included in the previous table.  Unfortunately, demand for commercial real estate and development land is weak.  Valuations of other real estate owned are periodically performed by management so that the properties are carried at current market value less estimated disposal costs.  Market values are determined by obtaining updated appraisals or other market information.  The construction and land development category includes five properties in the Des Moines metropolitan area and one property in the Iowa City market.  The 1-4 family properties consist of eight homes and a 22-unit townhome project, with 16 of the units currently rented.  Two homes with carrying values totaling $757 have been sold in the first two months of 2010.  The commercial properties consist of seven properties, including five commercial facilities, one of which was sold in January 2010, a private golf course, and a church, which has been sold in January 2010 via a real estate contract at the carrying value of $3,500.

SUMMARY OF THE ALLOWANCE FOR LOAN LOSSES

The provision for loan losses represents charges made to earnings to maintain an adequate allowance for loan losses.  The allowance for loan losses is management’s best estimate of probable losses inherent in the loan portfolio as of the balance sheet date.  Factors considered in establishing an appropriate allowance include: an assessment of the financial condition of the borrower; a realistic determination of value and adequacy of underlying collateral; the condition of the local economy and the condition of the specific industry of the borrower; an analysis of the levels and trends of loan categories; and a review of delinquent and classified loans.

The adequacy of the allowance for loan losses is evaluated quarterly by management and reviewed by West Bank’s Board of Directors.  This evaluation focuses on factors such as specific loan reviews, changes in the components of the loan portfolio given the current and forecasted economic conditions, and historical loss experience.  Any one of the following conditions may result in the review of a specific loan: concern about whether the customer’s cash flow or net worth is sufficient to repay the loan; delinquency status; criticism of the loan in a regulatory examination; the suspension of interest accrual; or other factors, including whether the loan has other special or unusual characteristics that suggest special monitoring is warranted.

While management uses available information to recognize losses on loans, further reduction in the carrying amounts of loans may be necessary based on changes in circumstances or later acquired information.  Furthermore, changes in future economic activity are always uncertain.  Identifiable sectors within the general economy are subject to additional volatility, which at any time may have a substantial impact on the loan portfolio.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require West Bank to recognize additional losses based on their judgment about information available to them at the time of their examination.

Change in the Allowance for Loan Losses

West Bank’s policy is to charge off loans when, in management’s opinion, the loan is deemed uncollectible, although concerted efforts are made to maximize future recoveries.  The following table summarizes activity in the Company’s allowance for loan losses for the years indicated, including amounts of loans charged off, amounts of recoveries, additions to the allowance charged to income, and related ratios.

	Analysis of the Allowance for Loan Losses for the Years
	Ended December 31
	2009	2008	2007	2006	2005
Balance at beginning of period	$15,441	$8,935	$8,494	$7,615	$6,527
Charge-offs:
Commercial	8,495	8,993	1,741	776	685
Real estate:
Construction, land and land development	2,859	952	-	295	6
1-4 family residential	1,685	130	356	9	69
Commercial	3,551	36	-	-	-
Consumer and other loans	4,790	259	45	60	63
	21,380	10,370	2,142	1,140	823

Recoveries:
Commercial	493	236	191	270	78
Real estate:
Construction, land and land development	20	-	-	6	-
1-4 family residential	19	22	20	1	22
Commercial	-	-	-	-	-
Consumer and other loans	33	18	22	17	36
	565	276	233	294	136
Net charge-offs	20,815	10,094	1,909	846	687
Provision for loan losses charged to operations	24,500	16,600	2,350	1,725	1,775
Balance at end of period	$19,126	$15,441	$8,935	$8,494	$7,615

Average loans outstanding	$1,100,045	$1,054,558	$945,669	$918,992	$785,164
Ratio of net charge-offs during the period to average loans outstanding	1.89%	0.96%	0.20%	0.09%	0.09%
Ratio of allowance for loan losses to average loans outstanding	1.74%	1.46%	0.94%	0.92%	0.97%

As the previous table indicates, the provision for loan losses and the charge-off of commercial, construction and land development, commercial real estate, and consumer loans are the most significant changes in the reserve level for the five-year period presented.  The net charge-off ratio for 2009 was 1.89 percent, which was a historical high for the Company.  According to the September 2009 Bank Holding Company Performance Report prepared by the Federal Reserve Board’s Division of Banking Supervision and Regulation, the percentage of net charge-offs to average loans for all banks with total assets between $1 billion and $3 billion was 1.18 percent for the first nine months of 2009.

Commercial charge-offs in 2009 included $5,770 related to three customers, including additional charge-offs for a customer who had a fraud committed against his company during 2008.  Real estate construction charge-offs included a loan to one home builder that accounted for $1,515 of the reported 2009 charge-offs in this category.  2009 commercial real estate charge-offs included one loan to a private golf course that totaled $2,634.  Charge-offs in 2009 also included one unsecured consumer loan of $4,612, whereby West Bank was in the process of collecting a past due loan made to an individual who had been a long-time customer of West Bank when it discovered an apparent misrepresentation of assets.  The 2009 provision for loan losses increased because of these specific problem loans and as a result of the economy remaining in a recession with significant difficulty being experienced in the construction and real estate development, commercial real estate, and commercial business sectors.

Factors that are considered when determining the adequacy of the allowance include loan concentrations, loan growth, the economic outlook, and historical losses.  The Company’s concentration risks include geographic concentration in central Iowa.  The local economy is comprised primarily of service industries and state and county governments.

West Bank has a significant portion of its loan portfolio in commercial real estate loans, commercial lines of credit, commercial term loans, and construction or land development loans.  West Bank’s typical commercial borrower is a small or medium-sized, privately-owned Iowa business person or entity.  West Bank’s commercial loans typically have greater credit risks than residential mortgage or consumer loans because they often have larger balances and repayment usually depends on the borrowers’ successful business operations.  Commercial loans also involve additional risks, because they generally are not fully repaid over the loan period and, thus, usually require refinancing or a large payoff at maturity.  When the economy turns downward, which is currently the case, commercial borrowers may not be able to repay their loans and the value of their assets, which are usually pledged as collateral, may decrease rapidly and significantly.  Although management believes that the real estate markets in which West Bank makes loans are not as depressed as in some other parts of the country, we believe that real estate-related credit risks continue to be higher than normal in our markets.  The current economic conditions in West Bank’s market areas are putting considerable negative pressure on our existing loan customers and are limiting our ability to make attractive new loans.

Nonperforming assets have been relatively stable for the last half of 2009.  We are experiencing changes in the components of nonperforming assets as certain loans move from nonaccrual status to other real estate owned to ultimate disposition.  The amounts being realized from the sale of other real estate owned have been reasonably close to the carrying value, which indicates the valuation process for impaired loans has validity.

Breakdown of Allowance for Loan Losses by Category

The following table sets forth information concerning the Company’s allocation of the allowance for loan losses as of the dates indicated.

	2009		2008		2007		2006		2005
	Amount	%*	Amount	%*	Amount	%*	Amount	%*	Amount	%*
Balance at end of period applicable to:
Commercial	$7,988	34.95%	$9,177	35.59%	$2,762	37.10%	$2,068	36.23%	$2,717	35.81%
Real estate:
Construction, land and land development	3,260	14.54%	2,310	13.87%	1,267	15.57%	1,168	15.90%	532	15.49%
1-4 family residential	1,303	9.25%	566	9.37%	1,345	9.32%	1,141	9.84%	894	9.96%
Commercial	6,438	40.46%	3,227	40.09%	3,475	36.61%	3,985	36.29%	3,326	37.02%
Consumer and other loans	137	0.80%	161	1.08%	86	1.40%	132	1.74%	146	1.72%
	$19,126	100.00%	$15,441	100.00%	$8,935	100.00%	$8,494	100.00%	$7,615	100.00%
*Percent of loans in each category to total loans.

The allocation of the allowance for loan losses is dependent upon the change in balances outstanding in the various categories, the historical net loss experience by category, which can vary over time, and management’s assessment of economic factors that may influence potential losses in the loan portfolio.  The allocation of the allowance includes specific reserves of $3,185 in the commercial category for twelve borrowers, $1,500 in the construction, land and land development category for one borrower, and $250 in the commercial real estate category for one borrower.  The increase in the allowance related to commercial real estate loans as of December 31, 2009, compared to December 31, 2008, was due to an increase in the economic considerations factor.

DEPOSITS

The Company’s primary source of funds is customer deposits.  Total deposits as of December 31, 2009 were approximately $1,247,000, an increase of 7.9 percent compared to the end of 2008.  All deposit categories except certificates of deposit increased during this time period.  Three factors caused certificates of deposit to decline approximately $208,500 compared to December 31, 2008.  Those factors included one customer who opted to move a portion of their CDARS deposits into other investment vehicles, letting West Bank’s wholesale CDARS deposits mature, and West Bank’s decision to reduce public funds.

In order to maintain and build core deposits, West Bank began an extensive sales campaign for a new product called “Reward Me Checking” in April 2008.  The product pays an incentive rate if the customer performs a certain number of electronic banking transactions each month and agrees to receive electronic statements.  Deposits in this product grew by approximately $45,000 during 2009.  In addition, West Bank is the bank for a savings program called SmartyPig®.  SmartyPig® is an innovative, internet-based savings and rewards program developed by SmartyPig, LLC.  As of December 31, 2009, this program had gathered approximately $187,400 in deposits.  The SmartyPig® deposits are expected to be transferred to a larger bank during 2010.  An additional strategy for gathering and retaining core deposits was added in July 2008 and was in place through December 2009.  New and current customers with a primary checking account at West Bank were eligible for a 50 basis point higher rate on time certificates.  West Bank also offers a variety of interest-bearing accounts designed to attract both short-term and longer-term deposits.  Interest-bearing accounts earn interest at rates established by West Bank based on competitive factors and its need for funds.

While approximately 88 percent of West Bank’s certificates of deposit mature in the next year, it is anticipated that a majority of these certificates will be renewed.  Rate-sensitive certificates of deposit in excess of $100,000 experience somewhat higher volatility with regard to renewal volume as West Bank adjusts rates based upon funding needs.  In December 2009, management was utilizing wholesale deposits of $47,548 as a source of funding.  Of the total wholesale deposits, approximately $35,882 are certificates of deposit, with approximately $30,000 maturing within one year.  In the event a substantial volume of certificates is not renewed, management believes the Company has sufficient liquid assets and borrowing lines to fund significant runoff.  A sustained reduction in deposit volume would have a significant negative impact on the Company’s operations and liquidity.

The following table sets forth the average balances for each major category of deposits and the weighted average interest rate paid for deposits during the years indicated.

	Average Deposits by Type
	2009		2008		2007
	Amount	Rate	Amount	Rate	Amount	Rate
Noninterest-bearing demand	$201,243	-	$180,614	-	$180,965	-

Interest-bearing demand:
Reward Me checking	69,779	3.29%	14,643	3.97%	-	-
Other interest-bearing demand	66,925	0.27%	72,621	0.88%	75,013	2.44%
Money market	227,014	0.72%	200,569	1.74%	190,044	3.52%
Savings:
SmartyPig® savings	102,144	2.33%	3,040	3.89%	-	-
Other savings	37,417	0.36%	34,977	0.61%	39,081	1.08%
Time certificates	527,075	2.45%	447,959	3.68%	418,869	5.06%
	$1,231,597		$954,423		$903,972

Certificates of Deposit

The following table shows the amounts and remaining maturities of time certificates of deposit with balances of $100,000 or more as of December 31, 2009.

3 months or less	$77,164
Over 3 through 6 months	59,988
Over 6 through 12 months	123,937
Over 12 months	10,056
$271,145

BORROWED FUNDS

The following table summarizes the outstanding amount of and the weighted average rate on borrowed funds as of the dates indicated.

	As of December 31
	2009		2008		2007
	Balance	Rate	Balance	Rate	Balance	Rate
Subordinated notes	$20,619	7.14%	$20,619	7.14%	$20,619	7.14%
FHLB advances and other borrowings	125,000	4.18%	125,000	4.18%	103,000	4.58%
Federal funds purchased and securities sold under agreements to repurchase	40,342	0.45%	93,111	0.48%	166,930	4.16%
Other short-term borrowings	2,553	0.00%	245	0.00%	2,672	4.00%
	$188,514	3.65%	$238,975	2.99%	$293,221	4.51%

Federal Home Loan Bank (FHLB) advances and other borrowings at December 31, 2009, and December 31, 2008, consisted of only FHLB advances.  At December 31, 2007, this category also included a note payable to a correspondent bank.  Other short-term borrowings as of the end of each year consisted of Treasury, Tax, and Loan Option Notes.

The following tables set forth the average amount of, the average rate paid, and the maximum outstanding balance on borrowed funds for the years indicated.

	Years Ended December 31
	2009		2008		2007
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Subordinated notes	$20,619	7.14%	$20,619	7.14%	$20,619	7.14%
FHLB advances and other borrowings	125,000	4.24%	138,203	4.06%	107,675	4.72%
Federal funds purchased and securities sold under agreements to repurchase	85,987	0.37%	125,110	2.23%	139,622	4.85%
Other short-term borrowings	1,288	0.00%	1,317	2.98%	6,805	5.07%
	$232,894	3.04%	$285,249	3.47%	$274,721	4.98%

	2009	2008	2007
Maximum amount outstanding during the year:
Subordinated notes	$20,619	$20,619	$20,619
FHLB advances and other borrowings	125,000	153,000	115,400
Federal funds purchased and securities sold under agreements to repurchase	136,613	198,917	199,205
Other short-term borrowings	4,047	21,769	52,475

OFF-BALANCE SHEET ARRANGEMENTS

In the normal course of business, West Bank commits to extend credit in the form of loan commitments and standby letters of credit in order to meet the financing needs of its customers.  These commitments expose West Bank to varying degrees of credit and market risks in excess of the amounts recognized in the consolidated balance sheets and are subject to the same credit policies as are loans recorded on the balance sheets.

West Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  West Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.  As of December 31, 2009 and 2008, West Bank had commitments to extend credit of approximately $202,000 and $301,000, respectively, and standby letters of credit of approximately $18,000 and $20,000, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  West Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and commercial properties.

Standby letters of credit are conditional commitments issued by West Bank to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Collateral held varies as specified above, and is required in instances the Company deems necessary.  In the event the customer does not perform in accordance with the terms of the agreement with the third party, West Bank would be required to fund the commitment.  The maximum potential amount of future payments West Bank could be required to make is represented by the contractual amount disclosed above.  If a commitment is funded, West Bank would be entitled to seek recovery from the customer.  At December 31, 2009 and 2008, no amounts had been recorded as liabilities for West Bank’s potential obligations under these guarantees.

In February 2008, West Bank executed a Mortgage Partnership Finance (MPF) Master Commitment (the Commitment) with the FHLB of Des Moines to deliver mortgage loans and to guarantee the payment of any realized losses that exceed the FHLB’s first loss account for mortgages delivered under the Commitment.  West Bank receives credit enhancement fees from the FHLB for providing this guarantee and continuing to assist in managing the credit risk of the MPF Program mortgage loans.  The term of the Commitment and guarantee per the Master Commitment is through March 18, 2010.  (West Bank expects to enter into a new commitment upon the expiration of the current commitment.)  At December 31, 2009, any liability represented by the present value of the credit enhancement fees less any expected losses in the mortgages delivered under the Commitment was immaterial.  West Bank has not experienced any losses under these guarantees.

CONTRACTUAL OBLIGATIONS

The following table sets forth the balance of contractual obligations by maturity period as of December 31, 2009.

		Payments due by period
	Total	Less than one year	One to three years	Three to five years	More than five years
Subordinated notes	$20,619	$-	$-	$-	$20,619
FHLB advances	125,000	20,000	-	-	105,000
Operating lease commitments	16,524	1,610	2,559	2,187	10,168
Total	$162,143	$21,610	$2,559	$2,187	$135,787

LIQUIDITY AND CAPITAL RESOURCES

The objective of liquidity management is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for profitable business expansion.  The Company’s principal source of funds is deposits.  Other sources include loan principal repayments, proceeds from the maturity and sale of investment securities, federal funds purchased, repurchase agreements, advances from the FHLB, and funds provided by operations.  Liquidity management is conducted on both a daily and a long-term basis.  Investments in liquid assets are adjusted based on expected loan demand, projected loan maturities and payments, expected deposit flows, and the objectives set by West Bank’s asset-liability management policy.  The Company had liquid assets (cash and cash equivalents) of $131,495 at December 31, 2009, a decline of $65,474 from December 31, 2008.  West Bank had additional borrowing capacity available from the FHLB of approximately $45,000 at December 31, 2009.  In addition, West Bank has $63,000 in borrowing capacity available through unsecured federal funds lines of credit with correspondent banks.  West Bank was not drawing on any of these lines of credit as of December 31, 2009.  Net cash from continuing operating activities contributed $16,733, $26,992, and $19,902 to liquidity for the years 2009, 2008, and 2007, respectively.  These cash flows from operations are expected to continue in the foreseeable future.

As previously discussed, as of December 31, 2009, deposits included $187,400 related to the SmartyPig® savings program.  West Bank believes the SmartyPig® deposits are becoming a disproportionate percentage of its total deposits.  Accordingly, West Bank has asked SmartyPig, LLC to move the program to a larger bank in 2010.  The combination of high levels of potentially liquid assets, cash flows from operations, and additional borrowing capacity provided strong liquidity for the Company at December 31, 2009, and are sufficient to accommodate any 2010 transfer of the SmartyPig® related accounts.

On December 31, 2008, the Company received $36,000 from the Treasury in exchange for 36,000 shares of cumulative senior preferred stock and a warrant to purchase 474,100 shares of common stock under the CPP.  The senior preferred shares qualify as Tier 1 capital for regulatory purposes and rank senior to common stock and bear a cumulative dividend rate of five percent per annum for the first five years they are outstanding and a rate of nine percent per annum thereafter.  The Board of Directors and management believed it was prudent to participate in the CPP because (i) the cost of capital under the program was significantly lower than the cost of capital otherwise available to the Company at the time, and (ii) despite being well-capitalized, additional capital provided the Company and West Bank additional flexibility to meet future capital needs during the current uncertain economic environment.  Of the total received, $34,000 was transferred into capital in West Bank and $2,000 was used to pay off long-term debt at the Company.  Management does not anticipate repaying the CPP funds in 2010.

The Company’s total stockholders’ equity declined to $133,059 at December 31, 2009, from $150,063 at December 31, 2008.  The change in equity was due to the 2009 loss from continuing and discontinued operations and dividends paid.  At December 31, 2009, stockholders’ equity was 8.45 percent of total assets, compared to 9.65 percent at December 31, 2008.  The Company’s tangible common equity ratio was 6.27 percent at December 31, 2009 compared to 5.91 percent a year earlier.  No material capital expenditures or material changes in the capital resource mix are anticipated at this time.  The capital levels of the Company exceed applicable regulatory guidelines as of December 31, 2009, to be considered well-capitalized.

INTEREST RATE RISK

Interest rate risk refers to the exposure to earnings and capital arising from changes in interest rates.  Management’s objectives are to manage interest rate risk to work for consistent growth of earnings and capital.  Interest rate risk management focuses on fluctuations in net interest income identified through computer simulations used to evaluate volatility, interest rate, spread, and volume assumptions.  This risk is quantified and compared against tolerance levels.

The Company uses a purchased computer software simulation modeling program to measure its exposure to potential interest rate changes.  For various assumed hypothetical changes in market interest rates, this analysis measures the estimated change in net interest income.

Another measure of interest rate sensitivity is the gap ratio.  This ratio indicates the amount of interest-earning assets repricing within a given period in comparison to the amount of interest-bearing liabilities repricing within the same period of time.  A gap ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movements will be minimal.  A gap ratio of less than 1.0 indicates that more liabilities than assets reprice within the time period, and a ratio greater than 1.0 indicates that more assets reprice than liabilities.  The Company’s gap ratio is shown on the following page.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company’s market risk is comprised primarily of interest rate risk arising from its core banking activities of lending and deposit taking.  Interest rate risk is the risk that changes in market interest rates may adversely affect the Company’s net interest income.  Management continually develops and applies strategies to mitigate this risk.  Management does not believe that the Company’s primary market risk exposure and management of that exposure in 2009 materially changed compared to 2008.

The following table presents the estimated change in net interest income for the coming twelve months under several scenarios of assumed interest rate changes for the rate shock levels shown:

Scenario	% Change
300 basis points rising	-3.18%
200 basis points rising	-4.33%
100 basis points rising	-3.00%
Base	-

As of December 31, 2009, the estimated effect of an immediate 300 basis point increase in interest rates would cause the Company’s net interest income to decrease by approximately 3.18 percent, or $1,300, in 2010.  The estimated effect of an immediate decrease in rates is not reasonably calculable due to the current historically-low interest rate environment.  Because the majority of liabilities subject to interest rate movements in the short term are of the type that generally lag interest rate movements in the market, they do not change by the same magnitude in the short term as the change in market rates.

Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions.  Actual values may differ from those projections set forth above.  Further, the computations do not contemplate any actions the Company may undertake in response to changes in interest rates.

The following table sets forth the estimated maturity or repricing, and the resulting interest sensitivity gap, of the Company’s interest-earning assets and interest-bearing liabilities and the cumulative interest sensitivity gap at December 31, 2009.  The expected maturities are presented on a contractual basis or, if more relevant, are based on projected call dates.  Actual maturities may differ from contractual maturities because of prepayment assumptions and early withdrawal of deposits.

	3 months or less	Over 3 through 12 months	Over 1 through 5 years	Over 5 years	Total
Interest-earning assets:
Loans	$508,727	$117,212	$362,247	$32,856	$1,021,042
Securities available for sale	4,984	21,261	223,034	91,199	340,478
Federal funds sold and other short-term investments	103,572	-	-	-	103,572
Federal Home Loan Bank stock	-	-	-	10,791	10,791
Total interest-earning assets	617,283	138,473	585,281	134,846	1,475,883

Interest-bearing liabilities:
Interest-bearing deposits:
Savings, money market and interest-bearing demand	604,442	-	-	-	604,442
Time	143,064	240,787	51,353	559	435,763
Federal funds purchased and securities sold under agreement to repurchase	40,342	-	-	-	40,342
Other short-term borrowings	2,553	-	-	-	2,553
Long-term borrowings	20,000	20,619	-	105,000	145,619
Total interest-bearing liabilities	810,401	261,406	51,353	105,559	1,228,719

Interest sensitivity gap per period	$(193,118)	$(122,933)	$533,928	$29,287	$247,164
Cumulative interest sensitivity gap	$(193,118)	$(316,051)	$217,877	$247,164	$247,164
Interest sensitivity gap ratio	0.76	0.53	11.40	1.28	1.20
Cumulative interest sensitivity gap ratio	0.76	0.71	1.19	1.20	1.20

As of December 31, 2009, the Company’s cumulative gap ratio for assets and liabilities repricing within one year was 0.71, meaning that the Company is liability sensitive over the cumulative 12-month period.  In other words, more interest-bearing liabilities will be subject to repricing within that time frame than interest-earning assets.  However, the majority of the interest-bearing liabilities subject to repricing within these time frames are savings, money market, and interest–bearing demand deposits.  These types of deposits generally do not reprice as quickly or by the same magnitude as changes in other short-term interest rates.

STOCK PERFORMANCE GRAPH

The following performance graph provides information regarding cumulative, five-year return (loss) on an indexed basis of the common stock as compared with the Nasdaq – Total US Index and the SNL Midwest Bank Index prepared by SNL Financial L.C. of Charlottesville, Virginia.  The latter index reflects the performance of bank holding companies operating principally in the Midwest as selected by SNL Financial.  The indices assume the investment of $100 on December 31, 2004, in the common stock, the Nasdaq – Total US Index, and the SNL Midwest Bank Index, with all dividends reinvested.  The Company’s stock price performance shown in the following graph is not indicative of future stock price performance.

	Period Ending
Index	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09
West Bancorporation, Inc.	100.00	110.01	113.63	86.91	86.10	35.00
NASDAQ Composite	100.00	101.37	111.03	121.92	72.49	104.31
SNL Midwest Bank Index	100.00	96.36	111.38	86.81	57.11	48.40

*Source: SNL Financial LC, Charlottesville, VA.  Used with permission.  All rights reserved.

EFFECTS OF NEW STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

A discussion of the effects of new financial accounting standards and developments as they relate to the Company is located in Note 1 of the following audited financial statements.

INFLATION

The primary impact of inflation on the Company’s operations is increased asset yields, deposit costs, and operating overhead.  Unlike most industries, virtually all of the assets and liabilities of a financial institution are monetary in nature.  As a result, interest rates generally have a more significant impact on a financial institution’s performance than they would have on non-financial companies.  Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates.  The effects of inflation can magnify the growth of assets and, if significant, require that equity capital increase at a faster rate than otherwise would be necessary.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio, and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements and costs, including actions of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Department of the Treasury, the Iowa Division of Banking, and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
West Bancorporation, Inc.
West Des Moines, Iowa

We have audited the accompanying consolidated balance sheets of West Bancorporation, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Bancorporation, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), West Bancorporation, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 12, 2010 expressed an unqualified opinion on the effectiveness of West Bancorporation, Inc. and subsidiaries’ internal control over financial reporting.

                                                 /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 12, 2010

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
West Bancorporation, Inc.
West Des Moines, Iowa

We have audited West Bancorporation, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  West Bancorporation, Inc. and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting.  Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, West Bancorporation, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of West Bancorporation, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and our report dated March 12, 2010 expressed an unqualified opinion.

                                                 /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 12, 2010

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Management’s Report on Internal Control Over Financial Reporting

The management of West Bancorporation, Inc. (the Company) is responsible for establishing and maintaining adequate internal control over financial reporting.  The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

West Bancorporation, Inc.’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.  In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework.  Based on our assessment, we believe that, as of December 31, 2009, the Company’s internal control over financial reporting is effective based on those criteria.  The independent registered public accounting firm that audited the financial statements included in the annual report has issued an audit report on the effectiveness of the Company’s internal control over financial reporting.

/s/ David R. Milligan
David R. Milligan
Chief Executive Officer

/s/ Douglas R. Gulling
Douglas R. Gulling
Executive Vice President and Chief Financial Officer

March 12, 2010

West Bancorporation, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2009 and 2008

(in thousands, except per share data)	2009	2008
ASSETS

Cash and due from banks	$27,923	$23,712
Federal funds sold and other short-term investments	103,572	173,257
Cash and cash equivalents	131,495	196,969
Securities available for sale	340,478	181,384
Federal Home Loan Bank stock, at cost	10,791	8,174
Loans held for sale	332	1,018
Loans	1,020,710	1,100,735
Allowance for loan losses	(19,126)	(15,441)
Loans, net	1,001,584	1,085,294
Premises and equipment, net	5,290	4,639
Accrued interest receivable	5,502	6,415
Goodwill	-	13,376
Bank-owned life insurance	25,400	25,277
Other real estate owned	25,350	4,352
Deferred tax assets	12,823	6,203
Other assets	16,009	7,200
Assets of discontinued operations held for sale	-	13,975
Total assets	$1,575,054	$1,554,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits:
Noninterest-bearing demand	$206,412	$174,980
Interest-bearing demand	162,305	97,853
Savings	442,137	238,058
Time of $100,000 or more	271,145	274,825
Other time	164,618	369,416
Total deposits	1,246,617	1,155,132
Federal funds purchased and securities sold under agreements to repurchase	40,342	93,111
Other short-term borrowings	2,553	245
Subordinated notes	20,619	20,619
Federal Home Loan Bank advances	125,000	125,000
Accrued expenses and other liabilities	6,864	8,783
Liabilities of discontinued operations held for sale	-	1,323
Total liabilities	1,441,995	1,404,213

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, with a liquidation preference of $1,000 per share; authorized 50,000,000 shares; 36,000 shares issued and outstanding at December 31, 2009 and 2008, respectively	34,024	33,548
Common stock, no par value; authorized 50,000,000 shares; 17,403,882 shares issued and outstanding at December 31, 2009 and 2008, respectively	3,000	3,000
Additional paid-in capital	34,387	34,452
Retained earnings	65,959	82,793
Accumulated other comprehensive (loss)	(4,311)	(3,730)
Total stockholders’ equity	133,059	150,063
Total liabilities and stockholders’ equity	$1,575,054	$1,554,276

See Notes to Consolidated Financial Statements.

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2009, 2008, and 2007

(in thousands, except per share data)	2009	2008	2007
Interest income:
Loans, including fees	$59,309	$63,525	$70,155
Securities:
U.S. Treasury, government agencies and corporations	2,436	2,903	5,834
States and political subdivisions	4,322	4,152	3,742
Corporate notes and other investments	1,142	1,485	1,544
Federal funds sold and other short-term investments	521	467	752
Total interest income	67,730	72,532	82,027
Interest expense:
Demand deposits	2,481	1,223	1,830
Savings deposits	4,157	3,812	7,118
Time deposits	12,910	16,486	21,203
Federal funds purchased and securities sold under agreements to repurchase	320	2,788	6,769
Other short-term borrowings	-	39	345
Subordinated notes	1,472	1,476	1,472
Other borrowings	5,296	5,607	5,086
Total interest expense	26,636	31,431	43,823
Net interest income	41,094	41,101	38,204
Provision for loan losses	24,500	16,600	2,350
Net interest income after provision for loan losses	16,594	24,501	35,854
Noninterest income:
Service charges on deposit accounts	4,021	4,832	4,794
Trust services	786	789	758
Gains and fees on sales of residential mortgages	1,114	544	161
Increase in cash value of bank-owned life insurance	776	936	890
Gain from bank-owned life insurance	840	-	-
Other income	2,095	1,866	1,822
Total noninterest income	9,632	8,967	8,425
Investment securities gains (losses), net:
Total other-than-temporary impairment losses	(3,444)	(4,739)	-
Portion of loss recognized in other comprehensive income (loss) before taxes	832	-	-
Net impairment losses recognized in earnings	(2,612)	(4,739)	-
Realized securities gains, net	1,884	73	5
Investment securities gains (losses), net	(728)	(4,666)	5
Noninterest expense:
Salaries and employee benefits	9,938	9,257	9,187
Occupancy	3,451	2,992	2,916
Data processing	1,761	1,748	1,706
FDIC insurance expense	2,736	606	109
Goodwill impairment	13,376	-	-
Other expenses	6,643	5,502	3,952
Total noninterest expense	37,905	20,105	17,870

(Continued on next page)

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Operations (continued)
Years Ended December 31, 2009, 2008, and 2007

(in thousands, except per share data)	2009	2008	2007
Income (loss) before income taxes	(12,407)	8,697	26,414
Income taxes (benefits)	(7,356)	1,386	8,062
Income (loss) from continuing operations	(5,051)	7,311	18,352
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(10,262)	563	982
Income taxes (benefits)	(696)	238	414
Income (loss) from discontinued operations	(9,566)	325	568
Net income (loss)	(14,617)	7,636	18,920
Preferred stock dividends and accretion of discount	(2,276)	-	-
Net income (loss) available to common stockholders	$(16,893)	$7,636	$18,920

Earnings (loss) per common share:
Basic and diluted earnings (loss) per common share from continuing operations	$(0.42)	$0.42	$1.05
Basic and diluted earnings (loss) per common share from discontinued operations	$(0.55)	$0.02	$0.03
Basic and diluted earnings (loss) per common share	$(0.97)	$0.44	$1.08

See Notes to Consolidated Financial Statements.

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
Years Ended December 31, 2009, 2008, and 2007

(in thousands, except per share data)	2009	2008	2007
Net income (loss)	$(14,617)	$7,636	$18,920
Other comprehensive income (loss):
Securities for which a portion of an other-than-temporary impairment has been recorded in earnings:
Unrealized holding losses arising during the period	(1,142)	-	-
Loss recognized in earnings	310	-	-
Net unrealized (losses) on securities with other-than-temporary impairment before tax benefit	(832)	-	-
Tax benefit	316	-	-
Net unrealized (losses) on securities with other-than-temporary impairment, net of tax in other comprehensive income (loss)	(516)	-	-
Other securities:
Unrealized holding gains (losses) arising during the period	2,098	(9,907)	1,787
Realized net (gains) recognized into net income (loss)	(1,884)	(73)	(5)
Realized impairment losses reclassified into net income	2,302	4,739	-
Net unrealized gains (losses) on other securities before tax (expense) benefit	2,516	(5,241)	1,782
Tax (expense) benefit	(956)	1,989	(675)
Net unrealized gains (losses) on other securities, net of tax in other comprehensive income (loss)	1,560	(3,252)	1,107
Other comprehensive income (loss)	$(13,573)	$4,384	$20,027

See Notes to Consolidated Financial Statements.

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2009, 2008, and 2007
			Additional		Accumulated Other
	Preferred	Common	Paid-in	Retained	Comprehensive
(in thousands, except per share data)	Stock	Stock	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2006	$-	$3,000	$32,000	$80,397	$(1,585)	$113,812
Net income	-	-	-	18,920	-	18,920
Other comprehensive income, unrealized gains on securities, net of reclassification adjustment, net of tax	-	-	-	-	1,107	1,107
Shares reacquired and retired under the common stock repurchase plan	-	-	-	(974)	-	(974)
Cash dividends declared, $0.64 per common share	-	-	-	(11,224)	-	(11,224)
Other	-	-	-	(35)	-	(35)
Balance, December 31, 2007	-	3,000	32,000	87,084	(478)	121,606
Net income	-	-	-	7,636	-	7,636
Other comprehensive (loss), unrealized (losses) on securities, net of reclassification adjustment, net of tax	-	-	-	-	(3,252)	(3,252)
Preferred shares and common stock warrant issued	33,548	-	2,452	-	-	36,000
Shares reacquired and retired under the common stock repurchase plan	-	-	-	(789)	-	(789)
Cash dividends declared, $0.64 per common share	-	-	-	(11,138)	-	(11,138)
Balance, December 31, 2008	33,548	3,000	34,452	82,793	(3,730)	150,063
Cumulative effect accounting adjustment, net of tax (1)	-	-	-	1,625	(1,625)	-
Net (loss)	-	-	-	(14,617)	-	(14,617)
Other comprehensive income, unrealized gains on securities, net of reclassification adjustment, net of tax	-	-	-	-	1,044	1,044
Preferred stock discount accretion	476	-	-	(476)	-	-
Preferred stock issuance costs	-	-	(65)	-	-	(65)
Cash dividends declared, $0.09 per common share	-	-	-	(1,566)	-	(1,566)
Preferred stock dividends declared	-	-	-	(1,800)	-	(1,800)
Balance, December 31, 2009	$34,024	$3,000	$34,387	$65,959	$(4,311)	$133,059

(1)  Represents reclassifications of noncredit-related components of previously recorded other-than-temporary impairment losses pursuant to the adoption of accounting guidance on recognition and presentation.

See Notes to Consolidated Financial Statements.

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2009, 2008, and 2007

(in thousands)	2009	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(14,617)	$7,636	$18,920
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	24,500	16,600	2,350
Goodwill impairment of banking operations	13,376	-	-
Goodwill impairment of discontinued operations	11,160	-	-
Net amortization and accretion	798	526	811
Loss on disposition of premises and equipment	7	22	11
Securities gains, net	(1,884)	(73)	(5)
Investment securities impairment losses	2,612	4,739	-
Proceeds from sales of loans held for sale	71,234	34,368	13,654
Originations of loans held for sale	(70,548)	(33,528)	(15,377)
Gain from bank-owned life insurance	(840)	-	-
Increase in value of bank-owned life insurance	(776)	(936)	(890)
Depreciation	688	686	663
Deferred income taxes	(7,261)	(3,140)	148
Other	(1,594)	(325)	(568)
Change in assets and liabilities:
Decrease in accrued interest receivable	913	1,414	758
(Increase) decrease in other assets	(8,893)	3,732	(4,524)
(Decrease) increase in accrued expenses and other liabilities	(2,142)	(4,729)	3,951
Net cash provided by operating activities - continuing operations	16,733	26,992	19,902
Net cash provided by operating activities - discontinued operations	905	1,045	515
Net cash provided by operating activities	17,638	28,037	20,417
Cash Flows from Investing Activities:
Proceeds from sales, calls, and maturities of securities available for sale	191,468	117,129	40,899
Purchases of securities available for sale	(350,186)	(77,268)	(14,388)
Purchases of Federal Home Loan Bank stock	(2,617)	(5,628)	(5,429)
Proceeds from redemption of Federal Home Loan Bank stock	-	3,405	4,325
Net change in loans	35,022	(135,396)	(81,342)
Net proceeds from the sale of other real estate owned	5,056	3,866	2,204
Proceeds from sales of premises and equipment	2	10	-
Purchases of premises and equipment	(1,348)	(547)	(890)
Purchase of bank-owned life insurance	-	-	(495)
Proceeds of principal and earnings from bank-owned life insurance	1,493	-	-
Net cash (used in) investing activities - continuing operations	(121,110)	(94,429)	(55,116)
Net cash provided by (used in) investing activities - discontinued operations	(20)	(170)	150
Net cash (used in) investing activities	(121,130)	(94,599)	(54,966)

(Continued on next page)

West Bancorporation, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2009, 2008, and 2007

(in thousands)	2009	2008	2007
Cash Flows from Financing Activities:
Net change in deposits	91,485	243,761	(14,880)
Net change in federal funds purchased and securities sold under agreements to repurchase	(52,769)	(73,819)	57,584
Net change in other short-term borrowings	2,308	(2,427)	743
Proceeds from long-term borrowings	-	75,000	30,000
Principal payments on long-term borrowings	-	(53,000)	(11,900)
Proceeds from preferred shares and common stock warrant issued	-	36,000	-
Payment for shares reacquired under common stock repurchase plan	-	(789)	(974)
Common stock cash dividends	(1,566)	(11,138)	(11,224)
Preferred stock dividends paid	(1,575)	-	-
Preferred stock issuance costs and other	(65)	-	(35)
Net cash provided by financing activities - continuing operations	37,818	213,588	49,314
Net cash provided by (used in) financing activities - discontinued operations	200	-	(500)
Net cash provided by financing activities	38,018	213,588	48,814
Net increase (decrease) in cash and cash equivalents	(65,474)	147,026	14,265
Cash and Cash Equivalents:
Beginning	196,969	49,943	35,678
Ending	$131,495	$196,969	$49,943

Supplemental Disclosure of Cash Flow Information
Cash payments for:
Interest	$28,879	$31,934	$43,596
Income taxes	2,276	4,080	8,464

Supplemental Disclosure of Noncash Investing and Financing Activities
Transfer of loans to other real estate owned	$26,188	$8,132	$354
Sale of WB Capital Management Inc. in exchange for a note receivable	2,000	-	-

See Notes to Consolidated Financial Statements.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 1.	Organization and Nature of Business and Summary of Significant Accounting Policies

Organization and nature of business:  West Bancorporation, Inc. and Subsidiaries (the Company) operates in the commercial banking industry through its wholly-owned subsidiary, West Bank.  West Bank is state chartered and has its main office in West Des Moines, Iowa, with eight branches located in the Des Moines metropolitan area, two branches located in Iowa City, Iowa, and one branch located in Coralville, Iowa.  In addition, the Company owns a nonconsolidated subsidiary, West Bancorporation Capital Trust I (the Trust), which was formed in 2003 for the purpose of issuing trust preferred securities.  On December 31, 2009, West Bancorporation, Inc. sold WB Capital Management Inc. (WB Capital), a wholly-owned investment advisory subsidiary.

Significant accounting policies:

Accounting estimates and assumptions:  The consolidated financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) established by the Financial Accounting Standards Board (FASB).  References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification™, sometimes referred to as the Codification or ASC.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term are the fair value of financial instruments and other-than-temporary impairment (OTTI), allowance for loan losses, and valuation of other real estate owned.

Consolidation policy:  The consolidated financial statements include the accounts of West Bancorporation, Inc. (the Holding Company), West Bank, West Bank’s wholly-owned subsidiary, WB Funding Corporation (which owns an interest in a partnership), and West Bank’s 99.9 percent owned subsidiary, ICD IV, LLC (a community development partnership).  All significant intercompany transactions and balances have been eliminated in consolidation.  The accounts of WB Capital are included as discontinued operations for all periods through the December 31, 2009, sale date.  See Note 2 for additional details.  In accordance with GAAP, the results of the Trust are recorded on the books of the Company using the equity method of accounting and are not consolidated.

Comprehensive income (loss):  Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss).  Other comprehensive income (loss) consists of the net change in unrealized gains and losses on the Company’s securities available for sale, including the noncredit-related portion of unrealized losses of OTTI securities.

Cash and cash equivalents:  For statement of cash flow purposes, the Company considers cash, due from banks, federal funds sold, and short-term investments, to be cash and cash equivalents.  Cash flows from loans and deposits are reported net.

Securities:  Securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of accumulated other comprehensive income, net of deferred income taxes.  Available for sale securities may be sold for general liquidity needs, response to market interest rate fluctuations, implementation of asset-liability management strategies, funding loan demand, changes in securities prepayment risk, or other similar factors.  Realized gains and losses on sales are computed on a specific identification basis based on amortized cost.

The amortized cost of debt securities classified as available for sale is adjusted for accretion of discounts to maturity and amortization of premiums over the estimated average life of each security or, in the case of callable securities, through the first call date, using the effective yield method.  Such amortization and accretion is included in interest income.  Interest income on securities is recognized using the interest method according to the terms of the security.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The Company evaluates its debt securities for OTTI on an ongoing basis for those securities with a fair value below amortized cost.  The review takes into consideration current market conditions, issuer rating changes and trends, the credit worthiness of the obligator of the security, current analysts’ evaluations, failure of the issuer to make scheduled interest or principal payments, the Company’s lack of intent to sell the security or whether it is more-likely-than-not that the Company will be required to sell the debt security before its anticipated recovery, as well as other qualitative factors.  The term OTTI is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.  Any portion of such a decline in value associated with credit loss is recognized in earnings as an impairment loss with the remaining noncredit-related component being recognized in other comprehensive income.  A credit loss is determined by assessing whether the amortized cost basis of the security will be recovered, by comparing the present value of cash flows expected to be collected from the security, computed using original yield as the discount rate, to the amortized cost basis of the security. The shortfall of the present value of the cash flows expected to be collected in relation to the amortized cost basis is considered to be the “credit loss.”

Loans held for sale:  Loans held for sale include residential mortgages that were originated in accordance with secondary market pricing and underwriting standards and are stated at the lower of cost or market value determined on an aggregate basis.  Gains and losses on loan sales are recorded in noninterest income.

Loans:  Loans are stated at the principal amounts outstanding, net of unamortized loan fees and costs, with interest income recognized on the interest method based upon those outstanding loan balances.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on past due and other impaired loans is generally discontinued at 90 days or when, in the opinion of management, the borrower may be unable to make payments as they become due.  Unless considered collectible, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, if accrued in the current year, or charged to the allowance for loan losses, if accrued in the prior year.  Interest income is subsequently recognized only to the extent cash payments are received.  Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.  A loan is classified as restructured when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan at market terms.  These loans are accounted for as impaired until performance is established.

A loan is impaired when it is probable that West Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.  Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.  The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Allowance for loan losses:  The allowance for loan losses is established through a provision for loan losses charged to expense.  Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb probable losses on existing loans, based on an evaluation of the collectability of loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, the review of specific problem loans, and current economic conditions that may affect the borrower’s ability to pay.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or the other factors relied upon.

The allowance consists of specific and general components.  The specific component relates to loans that meet the definition of impaired.  The general component covers the remaining loans and is based on historical loss experience adjusted for qualitative factors such as delinquency trends, loan growth, economic elements and local market conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review West Bank’s allowance for loan losses, and may require West Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Premises and equipment:  Premises and equipment are stated at cost less accumulated depreciation.  The straight-line method of depreciation and amortization is used for calculating expense.  The estimated useful lives of premises and equipment range up to 40 years for buildings, up to 10 years for furniture and equipment, and the shorter of the estimated useful life or lease term for leasehold improvements.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Other real estate owned:  Real estate properties acquired through or in lieu of foreclosure are initially recorded at fair value less estimated selling cost at the date of foreclosure.  Fair value is determined by management by obtaining appraisals or other market value information.  Any write-downs in value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, valuations are periodically performed by management and subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the updated fair value less estimated selling cost.

Trust assets:  Assets held by West Bank in fiduciary or agency capacities, other than trust cash on deposit at West Bank, are not included in the consolidated financial statements.

Goodwill:  Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets.  Goodwill is deemed to have an indefinite life, is not subject to amortization, and is instead tested for impairment at least annually or on an interim basis if events or circumstances indicate a possible inability to realize the carrying amount.

Impairment is reviewed using a two-step process.  The first step compares the fair value of a reporting unit to its carrying value.  If the fair value exceeds the carrying value, no impairment exists, and the second step is not performed.  If the fair value is less than the carrying value, the second step is performed to compute the amount of the impairment by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.  Goodwill impairment was reviewed as of June 30, 2009, because the Company’s stock traded at a market price of less than its per share book value.  Based on the analysis performed at that date, an impairment of $13,376, representing all of West Bank’s goodwill was recorded for the quarter ended June 30, 2009.  See additional details of goodwill impairment in Notes 2 and 6.

Bank-owned life insurance:  The carrying amount of bank-owned life insurance consists of the initial premium paid plus increases in cash value less the carrying amount associated with any death benefit received.  Death benefits paid in excess of the applicable carrying amount are recognized as income, which is exempt from income taxes.

Transfer of financial assets:  Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right, free of conditions that constrain it from taking advantage of that right, to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Preferred stock and common stock warrant:  The proceeds from the issuance of preferred stock and a common stock warrant were allocated between the two based upon the proportionate fair value of each at the time of receipt.  The resulting discount on preferred stock is being accreted to par using an effective yield method over a five-year period.  The accretion results in an adjustment directly to retained earnings and decreases the income available to common shareholders.

Income taxes (benefits):  The Company files a consolidated federal income tax return.  Income tax expense (benefit) is generally allocated as if the Holding Company and its subsidiaries file separate income tax returns.  Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

When tax returns are filed, it is highly certain that some positions taken will be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  The evaluation of a tax position taken is considered by itself and is not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  Management does not believe the Company has any material uncertain tax positions which need to be disclosed.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Interest and penalties related to income taxes are recorded as other noninterest expense in the consolidated statements of operations.

Current accounting developments:  In April 2009, the FASB issued guidance on recognition and presentation of OTTI, which is included in the Codification as part of FASB ASC 320-10-35.  This guidance requires entities to separate an OTTI of a debt security into two components when there are credit-related losses associated with the impaired debt security for which management asserts that it does not have the intent to sell the security, and it is more likely than not that it will not be required to sell the security before recovery of its cost basis.  The amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other factors is recorded in other comprehensive income (loss).  The Company adopted this guidance effective for the quarter ending June 30, 2009.  The Company recorded a cumulative effect accounting adjustment that increased retained earnings and decreased accumulated other comprehensive income (loss) by $2,622 pre-tax or $1,625 after tax, relating to the $4,739 of impairment losses recorded during 2008.

In April 2009, the FASB issued guidance on determining fair value when volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which is included in the Codification as part of FASB ASC 820-10-35.  Under this guidance, if an entity determines that there has been a significant decrease in the volume and level of activity for the asset or the liability in relation to the normal market activity for the asset or liability (or similar assets or liabilities), then transactions or quoted prices may not accurately reflect fair value.  In addition, if there is evidence that the transaction for the asset or liability is not orderly, the entity shall place little, if any, weight on that transaction price as an indicator of fair value.  The Company adopted this guidance effective for the quarter ending June 30, 2009.  The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In April 2009, the FASB issued guidance on interim disclosures about fair value of financial instruments, which is included in the Codification as part of FASB ASC 270-10-05.  This guidance requires disclosures about fair value of financial instruments in interim and annual financial statements.  The Company adopted this guidance effective for the quarter ending June 30, 2009.  The adoption did not have an impact on the Company’s financial position or results of operations.

In May 2009, the FASB issued ASC 855, which established standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This guidance requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds to the release of their financial statements.  The Company has adopted this pronouncement and events have been evaluated through the date financial statements are filed with the Securities and Exchange Commission.

In June 2009, the FASB issued guidance on accounting for transfers of financial assets to improve the reporting for the transfer of financial assets resulting from (1) practices that have developed since the issuance of the prior standard that are not consistent with the original intent and key requirements of the prior standard, and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.  This guidance is included in the Codification as ASC 860.  This guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim and annual reporting periods thereafter.  Earlier application was prohibited.  The Company does not expect that the adoption of this pronouncement will have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued guidance on the consolidation of variable interest entities to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements.  This guidance is included in the Codification as part of ASC 810.  The guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim and annual reporting periods thereafter.  Earlier application was prohibited.  The Company does not expect that the adoption of this pronouncement will have a material impact on the Company’s consolidated financial statements.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

In August 2009, the FASB issued guidance on measuring liabilities at fair value, which is included in ASC 820-10.  The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

1.	A valuation technique that uses (a) the quoted price of an identical liability when traded as an asset, or (b) quoted prices for similar liabilities or similar liabilities when traded as assets.
2.
Another valuation technique that is consistent with the principles of Topic 820.  Examples include an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

This guidance was effective for financial statements issued for interim and annual periods ending after August 2009.  The Company adopted this standard effective for the quarter ending September 30, 2009.  The adoption did not have a material impact on the Company’s disclosures.

Earnings (loss) per common share:  Basic earnings (loss) per common share from continuing and discontinued operations are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.  Income (loss) available to common stockholders is net income (loss) less preferred stock dividends and accretion of discount on preferred stock, treated as preferred stock dividends.  Diluted earnings (loss) per common share from continuing and discontinued operations reflect the potential dilution that could occur if the Company’s outstanding stock warrant was exercised and converted into common stock.  The dilutive effect is computed using the treasury stock method, which assumes all outstanding warrants are exercised.  The incremental shares, to the extent they would have been dilutive, are included in the denominator of the diluted earnings (loss) per common share calculation.

Reclassifications:  Certain items in the financial statements for the years ended December 31, 2008 and 2007 were reclassified to be consistent with the classifications used in the December 31, 2009 financial statements.  The reclassifications consisted primarily of reclassifying the accounts of WB Capital as discontinued operations as a result of the sale of the subsidiary effective December 31, 2009.  The reclassifications had no effect on net income (loss) or stockholders’ equity.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 2.	Discontinued Operations

After receiving solicitations from third parties to purchase WB Capital, the Company’s Board of Director’s decided to exit this business line and focus on community banking.  On October 1, 2009, the Company entered into a definitive agreement to sell all of its stock ownership interest in WB Capital.  The sale closed on December 31, 2009.  The consideration received was a $2,000 seven-year promissory note and contingent earn-out payments of up to $1,170 over a five-year period if WB Capital achieves certain revenue milestones.  The contingent payments have not been recorded as they are not considered likely to occur.  The assets and liabilities of WB Capital have been classified as discontinued operations held for sale for periods prior to the sale date.  The results of operations and cash flows of WB Capital have been reflected on those statements as discontinued operations for both the current and prior year periods reported.  Assets and liabilities of discontinued operations consist of the following as of December 31, 2009 and 2008:

	2009	2008
Assets of discontinued operations held for sale:
Cash and due from banks	$-	$345
Securities available for sale	-	50
Premises and equipment, net	-	277
Goodwill	-	11,554
Other intangible assets	-	927
Other assets	-	822
Total assets of discontinued operations held for sale	$-	$13,975
Liabilities of discontinued operations held for sale:
Accrued expenses and other liabilities	-	1,323
Total liabilities of discontinued operations held for sale	$-	$1,323

The results of discontinued operations consist of the following for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
Revenue from discontinued operations:
Interest income	$-	$-	$-
Interest expense	-	1	-
Net interest income	-	(1)	-
Noninterest income	6,184	7,596	8,137
Noninterest expense	16,446	7,032	7,155
Income (loss) from discontinued operations before income taxes	(10,262)	563	982
Income taxes (benefits)	(696)	238	414
Income (loss) from discontinued operations	$(9,566)	$325	$568

Noninterest expense for 2009 included goodwill impairment of $11,160 and loss on sale of $127.  WB Capital was the only activity in the Company’s previously reported investment advisory segment disclosures.  The remainder of the Company was reported in the banking segment.  Therefore, the Company is no longer disclosing segment information.

The definitive agreement includes a provision that the Company will not be involved in the investment advisory business for five years after closing, except as currently performed by the West Bank trust department.  The new owner of WB Capital will be allowed to make its investment advisory services available at standard rates to West Bank’s trust department customers and is managing West Bank’s bond portfolio for a three-year period.  The annual continuing cash flows to the buyer are not expected to be significant.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 3.	Securities

For securities available for sale, the following table shows the amortized cost, unrealized gains and losses (pre-tax) included in accumulated other comprehensive income (loss), and estimated fair value by security type as of December 31, 2009 and 2008.  Included in gross unrealized losses as of December 31, 2009, is an OTTI loss of $3,455 relating to a pooled trust preferred security, which represents the noncredit-related portion of the overall impairment.

	2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
U.S. government agencies and corporations	$177,940	$190	$(240)	$177,890
State and political subdivisions	88,831	823	(1,719)	87,935
Mortgage-backed securities (1)	64,897	141	(460)	64,578
Trust preferred securities (2)	6,926	-	(4,859)	2,067
Corporate notes and other investments	8,839	28	(859)	8,008
	$347,433	$1,182	$(8,137)	$340,478

	2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
U.S. Treasury and government agencies and corporations	$58,895	$2,155	$-	$61,050
State and political subdivisions	109,682	1,271	(3,778)	107,175
Mortgage-backed securities	1,234	-	-	1,234
Trust preferred securities (3)	8,025	-	(2,756)	5,269
Corporate notes and other investments	9,564	3	(2,911)	6,656
	$187,400	$3,429	$(9,445)	$181,384

(1)
All mortgage-backed securities consist of residential mortgage pass-through securities guaranteed by GNMA or are issued by FNMA, and real estate mortgage investment conduits guaranteed by FHLMC or GNMA.

(2)
During the year ended December 31, 2009, the company recorded a cumulative effect adjustment that increased retained earnings and decreased other comprehensive income (loss) by $2,622, or $1,625 net of tax, respectively.  This was done in accordance with a new GAAP requirement which states that previously recorded impairment charges which did not relate to credit losses should be reclassified from retained earnings to accumulated other comprehensive income (loss).

(3)
The Company recorded OTTI charges in this category of $2,622 for the year ended December 31, 2008 related to one pooled trust preferred security.  For the security deemed impaired, the amortized cost was written down to the fair value of the security.

Securities with an amortized cost of approximately $170,211 and $161,765 as of December 31, 2009 and 2008, respectively, were pledged as collateral on the Treasury, Tax, and Loan Option Notes, securities sold under agreements to repurchase, and for other purposes as required or permitted by law or regulation.  Securities sold under agreements to repurchase are held in safekeeping on behalf of the Company.

The amortized cost and fair value of securities available for sale as of December 31, 2009, by contractual maturity are shown on the following page.  Certain securities have call features which allow the issuer to call the securities prior to maturity.  Expected maturities may differ from contractual maturities in mortgage-backed securities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.  Therefore, mortgage-backed securities are not included in the maturity categories in the following maturity summary.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

	December 31, 2009
	Amortized	Fair
	Cost	Value
Due in one year or less	$22,353	$22,417
Due after one year through five years	168,713	167,873
Due after five years through ten years	40,586	40,344
Due after ten years	50,884	45,266
	282,536	275,900
Mortgage-backed securities	64,897	64,578
	$347,433	$340,478

Realized gains and losses on sales of securities available for sale are computed on a specific identification basis and are based on amortized cost.  The details of the sales of securities are summarized in the following table:

	2009	2008	2007
Proceeds from sales	$155,064	$9,854	$9,983
Gross gains on sales	2,726	73	21
Gross losses on sales	842	-	16

The following tables show the fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, as of December 31, 2009 and 2008.  The table includes one trust preferred security for which a portion of an OTTI has been recognized in other comprehensive income (loss).

	2009
	Less than 12 months		12 months or longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. government agencies and corporations	$42,535	$(240)	$-	$-	$42,535	$(240)
State and political subdivisions	31,433	(1,159)	11,652	(560)	43,085	(1,719)
Mortgage-backed securities	47,644	(460)	-	-	47,644	(460)
Trust preferred securities	-	-	2,067	(4,859)	2,067	(4,859)
Corporate notes and other investments	-	-	3,128	(859)	3,128	(859)
	$121,612	$(1,859)	$16,847	$(6,278)	$138,459	$(8,137)

	2008
	Less than 12 months		12 months or longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. Treasury and government agencies and corporations	$-	$-	$-	$-	$-	$-
State and political subdivisions	41,901	(3,109)	5,937	(669)	47,838	(3,778)
Mortgage-backed securities	-	-	-	-	-	-
Trust preferred securities	2,401	(1,799)	292	(957)	2,693	(2,756)
Corporate notes and other investments	1,512	(488)	1,560	(2,423)	3,072	(2,911)
	$45,814	$(5,396)	$7,789	$(4,049)	$53,603	$(9,445)

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

As of December 31, 2009, the available for sale investment portfolio included 29 municipal securities, 3 trust preferred securities, and 1 corporate note with current unrealized losses that have existed for longer than one year.

The Company’s unrealized losses on investments in U.S government agencies and corporations are due to market conditions, not in decreased estimated cash flows.  The Company does not have the intent to sell these securities and does not anticipate that these securities will be required to be sold before anticipated recovery, and expects full principal and interest to be collected.  Therefore, the Company does not consider these investments to be OTTI at December 31, 2009.

The majority of the municipal obligations are with Iowa communities considered to be acceptable credit risks.  The unrealized losses on the Company’s investments in state and political subdivisions are due to market conditions, not in decreased estimated cash flows.  The Company does not have the intent to sell these securities and does not anticipate that these securities will be required to be sold before anticipated recovery, and expects full principal and interest to be collected.  Therefore, the Company does not consider these investments to be OTTI at December 31, 2009.

The unrealized losses in two single-issuer trust preferred securities are due to reduced demand for these securities along with interest rate fluctuations and illiquid markets, not estimated cash flows.  The Company does not have the intent to sell these securities and does not anticipate that these securities will be required to be sold before anticipated recovery, and expects full principal and interest will be collected.  Therefore, the Company does not consider these investments to be OTTI at December 31, 2009.

For the year ended December 31, 2008, the Company recorded OTTI on a pooled trust preferred security, which resulted in a reduction of noninterest income of $2,622.  Pursuant to a new accounting pronouncement in 2009, which states that previously recorded impairment charges which did not relate to a credit loss should be reclassified from retained earnings to other comprehensive income, the Company recorded a cumulative effect adjustment that increased retained earnings and decreased other comprehensive income (loss) by $2,622, or $1,625, net of tax.  None of the previously recorded impairment loss was considered a credit loss as of the date of adoption of this accounting pronouncement.

The Company engaged an independent consulting firm to assist in the valuation of this security.  Based on the consulting firm’s findings, management determined the security had a December 31, 2009, estimated market value of $1,136 which resulted in $3,475 of total impairment.  To determine the credit loss on this security, the investment consulting firm projected cash flows for the security and discounted the cash flows at the original purchased yield.  The consulting firm analyzed each underlying bank or insurance company and assigned a probability of default.  Those default assumptions were then used to determine the projected cash flows of the security.  In addition, the consulting firm assumed no prepayments of the underlying debt.  If the net present value of the cash flows was less than the cost basis of the security, the difference was considered credit-related and recorded through earnings.  Based on this calculation, an additional $20 of credit loss was recognized in the fourth quarter of 2009, for a total credit loss of $310 for the year ended December 31, 2009.  The remaining amortized cost of the security was reduced by this year-to-date recognized loss to create a new cost basis.  The remaining change in fair market value of $3,455 is reflected in other comprehensive income (loss), net of taxes of $1,313.  The Company will continue to estimate the present value of cash flows expected to be collected over the life of the security.

The Company recognized OTTI of $2,267 for the year ended December 31, 2009, on five single-issuer trust preferred securities.  The carrying value of these securities were written down to the then current market value on the dates management determined they were OTTI.  Subsequent to the impairment dates, four of the securities were sold and net losses of $68 were realized.  The fifth trust preferred security has no carrying value and no recovery is expected.

The Company’s unrealized loss on investments in corporate bonds is due to market conditions, not in estimated cash flows.  The Company does not have the intent to sell these securities and does not anticipate that these securities will be required to be sold before anticipated recovery, and expects full principal and interest to be collected.  Therefore, the Company does not consider these investments to be OTTI at December 31, 2009.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The following table provides a roll forward of the amount of credit-related losses recognized in earnings for the pooled trust preferred security for which a portion of OTTI has been recognized in other comprehensive income (loss) for the year ended December 31, 2009:

2009
Balance at beginning of period	$-
Current period credit loss recognized in earnings	310
Reductions for securities sold during the period	-
Reductions for securities where there is an intent to sell or requirement to sell	-
Reductions for increases in cash flows expected to be collected	-
Balance as of December 31, 2009	$310

The components of accumulated other comprehensive income (loss), presented net of taxes, as of December 31, 2009, are shown in the following table:

December 31, 2009
Accumulated other comprehensive (loss):
Unrealized (losses) on available for sale securities for which a portion of other-than-temporary impairment has been recorded in earnings, net of tax of $1,313	$(2,142)
Unrealized (losses) on available for sale securities which are not other-than-temporarily impaired, net of tax of $1,330	(2,169)
$(4,311)

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 4.	Loans and Allowance for Loan Losses

Loans consist of the following as of December 31, 2009 and 2008:

	2009	2008
Commercial	$356,885	$391,926
Real estate:
Construction, land and land development	148,505	152,704
1-4 family residential	94,398	103,134
Commercial	413,063	441,444
Consumer and other loans	8,163	11,884
	1,021,014	1,101,092
Net unamortized fees and costs	304	357
	$1,020,710	$1,100,735

The loan portfolio includes approximately $560,729 and $589,469 of fixed rate loans and $460,285 and $511,623 of variable rate loans as of December 31, 2009 and 2008, respectively.

Real estate loans of approximately $261,000 and $240,000 were pledged as security for Federal Home Loan Bank (FHLB) advances as of December 31, 2009 and 2008, respectively.  Loans of approximately $31 and $117 as of December 31, 2009 and 2008, respectively, were pledged as collateral on the Treasury, Tax and Loan Option Notes.

Changes in the allowance for loan losses were as follows for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
Balance, at beginning of year	$15,441	$8,935	$8,494
Provision for loan losses	24,500	16,600	2,350
Recoveries	565	276	233
Charge-offs	(21,380)	(10,370)	(2,142)
Balance, at end of year	$19,126	$15,441	$8,935

A loan is impaired when it is probable that West Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.  Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the fair value of the collateral if the loan is collateral dependent.  The amount of the impairment is included in the allowance for loan losses.  The following is a recap of impaired loans at December 31, 2009 and 2008:

	2009	2008
Impaired loans without an allowance	$16,809	$18,067
Impaired loans with an allowance	24,745	23,044
Total impaired loans	$41,554	$41,111
Allowance for loan losses related to impaired loans	$4,935	$3,590

The following table reconciles the balance of nonaccrual loans with impaired loans carried at fair value as of December 31, 2009 and 2008:

	2009	2008
Nonaccrual loans	$12,350	$21,367
Restructured loans	12,817	7,376
Other impaired loans still accruing interest	16,387	12,368
Total impaired loans	$41,554	$41,111

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The balance of impaired loans at December 31, 2009, was comprised of 47 different borrowers and the balance of impaired loans at December 31, 2008, was comprised of 40 different borrowers.  West Bank has no commitments to advance additional funds on any of the restructured loans.

The average recorded investments in impaired loans during 2009, 2008, and 2007 totaled approximately $50,919, $13,664, and $1,023, respectively.  Interest income forgone on impaired loans was approximately $1,411 during 2009, $795 during 2008, and $70 during 2007.  Interest income recognized on impaired loans in 2009 was approximately $1,808 and was an immaterial amount in 2008 and 2007.  Loans past due 90 days or more and still accruing interest totaled $1,150 and $92 at December 31, 2009 and 2008, respectively.

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families, affiliated companies in which they are principal stockholders, and five percent stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties.

Loan transactions with related parties were as follows for the years ended December 31, 2009 and 2008:

	2009	2008
Balance, beginning of year	$22,446	$14,586
New loans	31,921	13,563
Repayments	(29,958)	(6,036)
Change in classification	(182)	333
Balance, end of year	$24,227	$22,446

Note 5.	Premises and Equipment, Net

Premises and equipment consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Land	$1,251	$1,251
Buildings	868	787
Leasehold improvements	2,754	1,928
Furniture and equipment	4,857	4,619
	9,730	8,585
Accumulated depreciation	4,440	3,946
	$5,290	$4,639

Note 6.	Goodwill

Goodwill impairment was reviewed as of June 30, 2009, because the Company’s stock traded at a market price of less than its per share book value.  With the assistance of a third party valuation firm, management prepared an estimate of the fair value of a 100 percent controlling marketable interest in the outstanding stock of West Bank.  A combination of the income and market approaches was used in determining the fair value.  Under the income approach, the primary factor considered was the ability of West Bank to generate future cash flows.  A discount rate was estimated by utilizing the build-up method which factors in the following components: a risk-free rate of return, an equity risk premium, an industry risk premium or discount, a size premium and risk associated specifically with West Bank.  A discount rate of 12.04 percent was then applied to projected future cash flows.  Under the market approach, stock market data regularly published on publicly traded companies considered to be similar to West Bank were utilized in determining market value.  The two indicated values were then weighted to represent the relative importance a market participant might reasonably be expected to place on the results of each method.  Based on the above analysis, an impairment of $13,376, or all of West Bank’s goodwill was recognized in the second quarter of 2009.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 7.	Deposits

At December 31, 2009, the scheduled maturities of time deposits were as follows:

2010	$383,890
2011	20,935
2012	16,823
2013	12,115
2014 and thereafter	2,000
$435,763

Time deposits included $256,376 of Certificate of Deposit Account Registry Service (CDARS) deposits, which is a program that coordinates, on a reciprocal basis, a network of banks to spread deposits exceeding the FDIC insurance coverage limits out to numerous institutions in order to provide insurance coverage for all participating deposits.  Total CDARS deposits included $13,601 of wholesale deposits which are used by the Company as an alternative source of funds.  Wholesale deposits come through intermediaries acting on behalf of the ultimate depositor.

Savings deposits included $187,358 of SmartyPig® savings, which is an internet-based savings and rewards program developed by SmartyPig, LLC, which is partially owned by WB Funding, a subsidiary of West Bank.  Due to its successful growth, SmartyPig® is outgrowing West Bank.  Based on projected trends, the volume of SmartyPig® deposits will become disproportionate to the size of West Bank.  It is expected that the SmartyPig® deposits will transfer to a larger bank during 2010.  West Bank has appropriate liquidity to facilitate such a transfer.

Note 8.	Other Short-Term Borrowings

Short-term borrowings as of December 31, 2009 and 2008 consisted of Treasury, Tax and Loan Option Notes.  The Treasury, Tax and Loan Option Notes are collateralized by certain loans and investment securities.

Note 9.	Subordinated Notes

On July 18, 2003, the Company obtained $20,619 in trust preferred securities from its participation in the issuance of a pooled trust preferred security.  The security has a 30-year maturity, does not require any principal amortization, and is callable in 2010 at par at the issuer’s option.  The interest rate is fixed until July 18, 2010, at 6.975% and then becomes variable based on the three-month LIBOR rate plus 3.05%.  Interest is payable quarterly.  The effective cost of this security through July 18, 2010, including amortization of the discount fee, is 7.14%.  Holders of the subordinated notes have no voting rights, are unsecured, and rank junior in priority to all of the Company’s indebtedness and senior to the Company’s common and preferred stock.  See Note 1 for a discussion of the accounting principles related to this debt.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 10.	Federal Home Loan Bank Advances and Other Borrowings

The following table presents the balance of other borrowings at December 31, 2009 and 2008, and the related rates:

	2009	2008
Federal Home Loan Bank advances; interest due monthly with rates ranging from 2.70% to 5.96%	$125,000	$125,000

The FHLB advances are collateralized by FHLB stock and real estate loans, as required by the FHLB’s collateral policy.  Advances totaling $70,000 are callable on a quarterly basis.  An advance of $30,000 with a maturity date of 2017 is first callable in 2010, and is callable on a quarterly basis thereafter.  An advance of $25,000 with a maturity date of 2018 is first callable in 2011, and is callable on a quarterly basis thereafter.

The aggregate annual maturities of long-term debt obligations (based on final maturity dates) as of December 31, 2009 are as follows:

2010	$20,000
2015 and thereafter	105,000
Total	$125,000

At December 31, 2009, West Bank had arrangements to borrow approximately $63,000 in unsecured federal funds lines of credit at correspondent banks which are available under the correspondent bank’s normal terms.  The lines have no stated expiration date.  As of December 31, 2009, no balance was outstanding under these arrangements.  West Bank also has additional borrowing capacity of approximately $45,000 at the FHLB as of December 31, 2009.

Note 11.	Income Taxes from Continuing Operations

The Company files income tax returns in the U.S. federal and various state jurisdictions.  Income tax returns for the years 2006 through 2009 remain open to examination by Federal and State taxing authorities.  A federal examination for 2007 was completed with no adjustment to reported taxable income.

The Company recognizes interest and penalties related to unrecognized tax benefits in other noninterest expense.  During the years ended December 31, 2009, 2008, and 2007, the Company recognized no material interest or penalties.  No accrued interest or penalties are included in accrued tax expenses in the balance sheet at December 31, 2009 and 2008.

The components of income tax expense (benefit) related to continuing operations consisted of the following for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
Current:
Federal	$(1,523)	$3,699	$6,890
State	430	827	1,024
Deferred:
Federal	(5,544)	(3,047)	174
State	(719)	(93)	(26)
	$(7,356)	$1,386	$8,062

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Total income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income (loss) before income taxes as a result of the following:

	Years Ended December 31,
	2009		2008		2007
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Computed expected tax expense (benefit)	$(4,342)	-35.0%	$3,044	35.0%	$9,245	35.0%
State income tax expense (benefit), net of federal income tax benefit	(440)	-3.5%	444	5.1%	640	2.4%
Tax-exempt interest income	(1,971)	-15.9%	(1,700)	-19.6%	(1,525)	-5.8%
Nondeductible interest expense to own tax-exempts	148	1.2%	187	2.2%	265	1.0%
Tax-exempt increase in cash value of life insurance and proceeds	(565)	-4.6%	(327)	-3.8%	(311)	-1.2%
Capital loss carryover due to sale of WB Capital	(3,296)	-26.6%	-	0.0%	-	0.0%
Valuation allowance	3,320	26.8%	389	4.5%	-	0.0%
New market tax credit	(228)	-1.8%	(228)	-2.6%	(228)	-0.8%
Other, net	18	0.1%	(423)	-4.9%	(24)	-0.1%
	$(7,356)	-59.3%	$1,386	15.9%	$8,062	30.5%

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The tax effects of temporary differences that give rise to net deferred tax assets consist of the following as of December 31, 2009 and 2008:

	2009	2008
Deferred tax assets:
Allowance for loan losses	$7,268	$5,868
Net unrealized losses on securities available for sale	2,643	2,286
Investment security impairment	-	997
Equity security impairment	144	130
Intangibles	2,517	-
Alternative minimum tax credit and other credits	909	-
State net operating loss carryforward	296	259
Capital loss carryforward	3,269	-
Other	793	520
	17,839	10,060
Deferred tax liabilities:
Net deferred loan fees and costs	324	358
Intangibles	-	2,331
Premises and equipment	462	349
Loans	399	266
Other	122	164
	1,307	3,468
Net deferred tax assets before valuation allowance	16,532	6,592
Valuation allowance for deferred tax assets	(3,709)	(389)
Net deferred tax assets	$12,823	$6,203

The Company has approximately $4,931 of state operating loss carryforwards available to the Holding Company to offset future state taxable income.  The Company has approximately $7,956 of federal capital loss carryforwards and $7,992 of state capital loss carryforwards available to offset future capital gains.  The Company has recorded a valuation allowance against the tax effect of the state net operating loss, federal and state capital loss carryforwards, and equity security impairment as management believes it is more likely than not that such carryforwards will expire without being utilized.  The state operating loss carryforwards expire in 2020 and thereafter and the capital loss carryforwards expire in 2013 and 2014.

Note 12.	Regulatory Capital Requirements

The Company and West Bank are subject to various regulatory capital requirements administered by Federal and State banking agencies.  Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a direct material effect on the Company’s consolidated financial statements.  Under capital adequacy guidelines and regulatory framework for prompt corrective action, the Company and West Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company’s and West Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and West Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets.  Management believes the Company and West Bank met all capital adequacy requirements to which they were subject as of December 31, 2009.  Prompt corrective action provisions are not applicable to the Holding Company.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

As of December 31, 2009, the most recent notification from regulatory agencies categorized West Bank as well-capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed West Bank’s category.

The Company’s and West Bank’s capital amounts and ratios are presented in the following table:

					To Be Well-
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009:
Total Capital (to Risk-Weighted Assets)
Consolidated	$172,217	14.3%	$96,441	8.0%	n/a	n/a
West Bank	166,795	13.9	95,991	8.0	$119,989	10.0%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	157,098	13.0	48,220	4.0	n/a	n/a
West Bank	141,745	11.8	47,995	4.0	71,993	6.0

Tier I Capital (to Average Assets)
Consolidated	157,098	9.8	64,180	4.0	n/a	n/a
West Bank	141,745	8.9	64,013	4.0	80,016	5.0

As of December 31, 2008:
Total Capital (to Risk-Weighted Assets)
Consolidated	$165,458	13.3%	$99,383	8.0%	n/a	n/a
West Bank	161,790	13.1	99,073	8.0	$123,841	10.0%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	150,017	12.1	49,692	4.0	n/a	n/a
West Bank	136,349	11.0	49,536	4.0	74,305	6.0

Tier I Capital (to Average Assets)
Consolidated	150,017	10.3	58,244	4.0	n/a	n/a
West Bank	136,349	9.4	58,066	4.0	72,583	5.0

The goodwill impairment charge discussed earlier had a negligible impact on regulatory capital measurements.  Goodwill and other intangible assets are not included in capital or assets when calculating regulatory capital ratios.

The Company’s tangible common equity ratio at December 31, 2009, was 6.27 percent, up from 5.91 percent at December 31, 2008.  The tangible common equity ratio is computed by dividing total equity less preferred stock and intangible assets by total assets less preferred stock.

West Bank is restricted as to the amount of dividends that may be paid to the Holding Company without prior regulatory approval. West Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements.  As of December 31, 2009, West Bank had approximately $35,145 of retained earnings available for dividends.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 13.	Stockholders’ Equity and Earnings (Loss) per Common Share

Preferred stock:  On December 23, 2008, the shareholders of the Company approved a proposal to amend the Company’s Restated Articles of Incorporation to authorize a class of 50 million shares of preferred stock.

On December 31, 2008, the Company issued 36,000 shares of perpetual cumulative senior preferred stock to the U.S. Department of the Treasury (the Treasury) under the Capital Purchase Program (CPP).  The preferred stock has a par value of $0.01 per share and a liquidation preference of $1,000 per share, or $36,000.  Dividends are payable quarterly at the rate of five percent per annum until the fifth anniversary date of the issuance and at a rate of nine percent per annum thereafter.  The dividends are computed on the basis of a 360-day year consisting of twelve 30-day months.  The dividends are payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year.

The senior preferred stock is non-voting, other than class voting rights on any authorization or issuance of shares ranking senior to the senior preferred stock, any amendment to the rights of senior preferred stock, or any merger, exchange, or similar transaction that would adversely affect the rights of the senior preferred stock.  If dividends are not paid in full for six dividend periods, whether or not consecutive, the Treasury will have the right to elect two directors to the Company’s Board.  The right to elect directors would end when full dividends have been paid for four consecutive dividend periods.

The Company has the option to repay the funds received under the CPP without regard to whether the Company has replaced the funds from other sources or any waiting period, subject to consultation with the Federal Reserve and the FDIC.

The CPP requires that the Company be subject to Treasury standards for executive compensation and corporate governance as long as any obligation arising from financial assistance provided under the statute remains outstanding.  The CPP requires that the Treasury’s preferred stock be the senior debt of the Company for any future borrowings.  The Congress and Treasury may create additional provisions that could become retroactively applicable to the preferred stock.

Common stock:  On April 16, 2008, the Board of Directors authorized the buyback of up to $5,000 of the Company’s common stock for a period of 12 months.  No shares were purchased during the 2008 authorization.  Under the CPP, the Treasury’s consent is required for any share repurchases of common stock until December 31, 2011, unless the senior preferred stock has been redeemed or the Treasury has transferred all of the senior preferred stock to third parties.

Any proposed dividend increase above the $0.16 quarterly dividend paid in the quarter ended September 30, 2008, is subject to the approval of the Treasury until December 31, 2011, unless the senior preferred stock has been redeemed or the Treasury has transferred all of the senior preferred stock to third parties.

On April 12, 2005, shareholders approved the West Bancorporation, Inc. Restricted Stock Compensation Plan.  The plan provides awards to be made until March 1, 2015, with a maximum of 300,000 shares purchased in the open market to be issued as awards, subject to certain restrictions. The Compensation Committee of the Company’s Board of Directors administers the Plan.  As of December 31, 2009, no awards had been granted under this plan.

Common stock warrants:  In connection with the CPP described above, a common stock warrant exercisable for 474,100 shares of common stock was issued and is exercisable on or before December 31, 2018.  The warrant entitles the Treasury to purchase 474,100 shares of common stock at $11.39 per share.  The difference in the market value of a share of common stock compared to the exercise price of a share of common stock under the warrant was a decline of $6.46 per share as of December 31, 2009.  If the Company repays the CPP funds in full, the Treasury would be required to liquidate the warrant at the current market price.

As holder of the common stock warrant, the Treasury is not entitled to vote, to receive dividends, or to exercise any other rights of common shareholders for any purpose until such warrants have been duly exercised.  The Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise.  The Company intends to maintain at all times during the period the preferred stock is outstanding and during the period the warrant is exercisable, a “shelf” registration statement relating to the issuance of common shares underlying the warrant for the benefit of the warrant holder.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The fair value of the warrant was estimated using the Black-Scholes valuation model.  The valuation model incorporated assumptions including the Company’s common stock price, dividend yield, stock price volatility, and the risk-free interest rate.  The following is a summary of the assumptions used in this model for the warrant issued on December 31, 2008.

Warrant	December 31, 2008
Expected volatility	55.00%
Expected term in years	5
Risk-free interest rate	2.21%
Dividend yield	5.28%
Weighted average estimated fair value	$4.15

The fair value of the preferred stock was determined based on assumptions regarding the discount rate (market rate) on the preferred stock which was estimated to be approximately 12 percent at the date of issuance.  The proceeds from Treasury were then allocated based on the relative fair value of the warrants as compared with the fair value of the preferred stock.

Earnings (loss) per common share:  The calculation of earnings (loss) per common share and diluted earnings (loss) per common share for 2009, 2008, and 2007 is presented below.  See Note 1, Organization and Nature of Business and Summary of Significant Accounting Policies, for a discussion on the calculation of earnings (loss) per common share.

	2009	2008	2007
Income (loss) from continuing operations	$(5,051)	$7,311	$18,352
Income (loss) from discontinued operations	(9,566)	325	568
Net income (loss)	(14,617)	7,636	18,920
Preferred stock dividends*	(1,800)	-	-
Preferred stock discount accretion*	(476)	-	-
Net income (loss) available to common stockholders	$(16,893)	$7,636	$18,920

Weighted average common shares outstanding	17,404	17,405	17,536
Common stock warrant**	-	-	-
Diluted weighted average common shares outstanding	17,404	17,405	17,536

Basic earnings (loss) per common share from continuing operations	$(0.42)	$0.42	$1.05
Basic earnings (loss) per common share from discontinued operations	$(0.55)	$0.02	$0.03
Basic earnings (loss) per common share	$(0.97)	$0.44	$1.08

Diluted earnings (loss) per common share from continuing operations	$(0.42)	$0.42	$1.05
Diluted earnings (loss) per common share from discontinued operations	$(0.55)	$0.02	$0.03
Diluted earnings (loss) per common share	$(0.97)	$0.44	$1.08

*Preferred stock and the common stock warrant were issued on December 31, 2008, and therefore had no effect in 2008 or 2007.
**The average closing price of the Company’s common stock for the year ended December 31, 2009 was $6.41.  This was less than the $11.39 exercise price of the common stock warrant to purchase 474,100 shares of common stock; therefore, the warrant was not dilutive.

Note 14.	Commitments and Contingencies

The Company leases real estate under several noncancelable operating lease agreements.  Rent expense related to these leases was approximately $1,712, $1,304, and $1,365, for the years ended December 31, 2009, 2008, and 2007, respectively.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The approximate total minimum rental commitments as of December 31, 2009 consisted of the following:

2010	$1,610
2011	1,311
2012	1,248
2013	1,248
2014	939
Thereafter	10,168
$16,524

The total minimum rental commitment for 2010 includes approximately $191 related to office space occupied by former subsidiary WB Capital (now known as Miles Capital, Inc.).  This space is being subleased to them at the same rate, with the lease expiring for both parties on October 31, 2010.

Required reserve balances:  West Bank is required to maintain an average reserve balance with the Federal Reserve Bank which is included in cash and due from banks.  Required reserve balances were approximately $2,537 and $2,323 as of December 31, 2009 and 2008, respectively.

Financial instruments with off-balance-sheet risk:  The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.  The Company’s commitments as of December 31, 2009 and 2008 consisted of the following approximate amounts:

	2009	2008
Commitments to extend credit	$202,217	$301,214
Standby letters of credit	18,350	19,788
	$220,567	$321,002

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments to extend credit generally expire within one year.  Home equity commitments to extend credit of approximately $9,211 at December 31, 2009, expire within 10 years.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party, and generally expire within one year.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Collateral held varies as specified above, and is required in instances the Company deems necessary.  In the event the customer does not perform in accordance with the terms of the agreement with the third party, West Bank would be required to fund the commitment.  The maximum potential amount of future payments West Bank could be required to make is represented by the contractual amount for letters of credit shown in the table above.  If the commitment is funded, West Bank would be entitled to seek recovery from the customer.  At December 31, 2009 and 2008, no amounts have been recorded as liabilities for West Bank’s potential obligations under these guarantees.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

In February 2008, West Bank executed a Mortgage Partnership Finance (MPF) Master Commitment (the Commitment) with the FHLB of Des Moines to deliver mortgage loans and to guarantee the payment of any realized losses that exceed the FHLB’s first loss account for mortgages delivered under the Commitment.  West Bank receives credit enhancement fees from the FHLB for providing this guarantee and continuing to assist with managing the credit risk of the MPF Program mortgage loans.  The term of the Commitment and guarantee per the Master Commitment is through March 18, 2010.  (West Bank expects to enter into a new commitment upon the expiration of the current commitment.)  At December 31, 2009, any liability represented by the present value of the credit enhancement fees less any expected losses in the mortgages delivered under the Commitment was immaterial.  West Bank has not experienced any losses under these guarantees.

Concentrations of credit risk:  Substantially all of the Company’s loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Company’s market area (a 50-mile radius of the greater Des Moines, Iowa, metropolitan area and a 30-mile radius of the Iowa City, Iowa, metropolitan area).  Securities issued by State and political subdivisions primarily involve governmental entities within the state of Iowa.  The concentrations of credit by type of loan are set forth in Note 4.  The distribution of commitments to extend credit approximates the distribution of loans outstanding.  Standby letters of credit were granted primarily to commercial borrowers.

Contingencies:  In the normal course of business, the Company is involved in various legal proceedings.  In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

Note 15.	Employee Savings and Stock Ownership Plan

The Company has an employee savings and stock ownership plan covering substantially all of its employees.  The plan consists of two components.  One component is an employee stock ownership plan.  The other component is a profit sharing plan.  Both components have a qualified cash or deferred arrangement under Internal Revenue Code Section 401(k).  The purpose of the plan is to offer participants a systematic program for the accumulation of retirement and savings income, as well as a means by which to obtain beneficial interest of ownership in Company stock.  The stock ownership component of the plan, which is optional, is intended to invest exclusively in common stock of the Company.

The contributions made by the Company to the profit sharing component are determined annually by the Board of Directors.  Profit sharing expense for the years ended December 31, 2009, 2008, and 2007 totaled approximately $0, $197, and $308, respectively.

The plan allows eligible employees to defer a portion of their compensation ranging from 1% to the maximum dollar amount allowed by current law.  The Company is required to match a portion of the employees’ contributions.  The Company’s match is 100% of the first 3% of employee deferrals and 50% of the next 2% of employee deferrals.  Forfeitures are used to reduce employer contributions.  Expense for the years ended December 31, 2009, 2008, and 2007 totaled approximately $287, $244, and $211, respectively.

As of December 31, 2009 and 2008, the plan held 292,911 and 263,322 shares, respectively, of Company stock.  These shares are included in the computation of earnings (loss) per share.  Dividends on shares held in the plan may be reinvested in Company stock or paid in cash to the participants, at the election of the participants.

Note 16.	Fair Value Measurements

Accounting guidance on fair value measurements and disclosures, defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and expands disclosures about fair value measurement.  It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

The Company’s balance sheet contains securities available for sale that are recorded at fair value on a recurring basis.  The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1 uses quoted market prices in active markets for identical assets or liabilities.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Level 2 uses observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 uses unobservable inputs that are not corroborated by market data.

When available, quoted market prices are used to determine the fair value of investment securities and such items are classified within Level 1 of the fair value hierarchy.  An example is U.S. Treasury securities.  For other securities, the Company determines fair value based on various sources and may apply matrix pricing with observable prices for similar bonds where a price for the identical bond is not observable.  Securities measured at fair value by such methods are classified as Level 2.  Certain securities are not valued based on observable transactions and are, therefore, classified as Level 3.  The fair value of these securities is based on management’s best estimates.

The following tables present the balances of assets measured at fair value on a recurring basis by level as of December 31, 2009 and 2008.

	2009
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U.S. government agencies and corporations	$177,890	$-	$177,890	$-
State and political subdivisions	87,935	-	87,935	-
Mortgage-backed securities	64,578	-	64,578	-
Trust preferred securities	2,067	-	931	1,136
Corporate notes and other investments	8,008	-	8,008	-
Total	$340,478	$-	$339,342	$1,136

	2008
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U.S. Treasury and government agencies and corporations	$61,050	$2,047	$59,003	$-
State and political subdivisions	107,175	-	107,175	-
Mortgage-backed securities	1,234	-	1,234	-
Trust preferred securities	5,269	-	2,944	2,325
Corporate notes and other investments	6,656	-	6,656	-
Total	$181,384	$2,047	$177,012	$2,325

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

The following table presents changes in securities available for sale with significant unobservable inputs (Level 3) for the year ended December 31, 2009:

Securities available for sale:	2009
Beginning balance	$2,325
Transfer into level 3	250
Total gains or (losses):
Included in earnings	(560)
Included in other comprehensive income (loss)	(832)
Principal payments	(47)
Ending balance	$1,136

The table above includes one pooled trust preferred security which was transferred to Level 3 during 2008.  Market pricing for this security varies widely from one pricing service to another based on a lack of trading so it was considered to no longer have readily observable market data.  The fair value as of December 31, 2009, was determined by discounting the expected cash flows over the life of the security.  The discount rate included an estimate for illiquidity, credit risk, and the time value of money.  Management has the intent to hold the security, so only the credit loss portion of the reduction in fair value was treated as a credit loss during 2009.  One other trust preferred security, with a carrying value at the date of transfer of $250, was transferred to Level 3 during 2009.  The bank holding company that issued the trust preferred security is not a public company and has serious financial difficulties.  Therefore, the value was estimated by management to be zero and OTTI was recognized in earnings for the entire carrying value.

Certain assets are measured at fair value on a nonrecurring basis; that is, they are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).  The following table presents the assets carried on the balance sheet by caption and level within the valuation hierarchy as of December 31, 2009:

Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Loans	$19,810	$-	$-	$19,810
Other real estate owned	25,350	-	-	25,350
Total	$45,160	$-	$-	$45,160

Loans in the table above consist of impaired loans for which a fair value adjustment has been recorded.  Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or fair value.  Fair value is measured based on the value of the collateral securing these loans and are classified as Level 3 in the fair value hierarchy.  Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable and fair value is determined based on appraisals by qualified licensed appraisers hired by the Company.  Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business.  Other real estate owned in the table above consists of property acquired through foreclosures and settlements of loans.  Property acquired is carried at fair value of the property, less estimated disposal costs, and is classified as a Level 3 in the fair value hierarchy.

GAAP requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or nonrecurring basis.  The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above.  The methodologies for other financial assets and financial liabilities are discussed below:

Cash and due from banks:  The carrying amount approximates fair value.

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Federal funds sold and other short-term investments:  The carrying amount approximates fair value.

Federal Home Loan Bank stock:  The fair value of this restricted stock is estimated at its carrying value and redemption price of $100 per share.

Loans held for sale:  The fair values of loans held for sale are based on estimated selling prices.

Loans:  The fair values of loans are estimated using discounted cash flow analysis based on observable market interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Deposits:  The carrying amounts for demand and savings deposits, which represent the amounts payable on demand, approximate their fair values.  Fair values for fixed-rate and variable-rate certificates of deposit are estimated using discounted cash flow analysis, based on observable market interest rates currently being offered on certificates with similar terms.

Accrued interest receivable and payable:  The fair values of both accrued interest receivable and payable approximate their carrying amounts.

Short-term and other borrowings:  The carrying amounts of federal funds purchased and securities sold under agreements to repurchase and certain other short-term borrowings approximate their fair values.  Fair values of FHLB advances and subordinated notes are estimated using discounted cash flow analysis, based on observable market interest rates currently being offered with similar terms.

Commitments to extend credit and standby letters of credit:  The approximate fair values of commitments and standby letters of credit are based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and creditworthiness of the counterparties.

The carrying amounts and approximate fair values are as follows as of December 31, 2009 and 2008:

	2009		2008
	Carrying	Approximate	Carrying	Approximate
	Amount	Fair Value	Amount	Fair Value
Financial assets:
Cash and due from banks	$27,923	$27,923	$23,712	$23,712
Federal funds sold and other short-term investments	103,572	103,572	173,257	173,257
Securities available for sale	340,478	340,478	181,434	181,434
Federal Home Loan Bank stock	10,791	10,791	8,174	8,174
Loans held for sale	332	332	1,018	1,022
Loans, net	1,001,584	1,006,217	1,085,294	1,091,071
Accrued interest receivable	5,502	5,502	6,415	6,415
Financial liabilities:
Deposits	1,246,617	1,250,163	1,154,787	1,160,620
Federal funds purchased and securities sold under agreements to repurchase	40,342	40,342	93,111	93,111
Other short-term borrowings	2,553	2,553	245	245
Accrued interest payable	1,756	1,756	3,995	3,995
Subordinated notes	20,619	14,387	20,619	21,026
FHLB advances	125,000	122,177	125,000	127,053
Off-balance-sheet financial instruments:
Commitments to extend credit	-	-	-	-
Standby letters of credit	-	-	-	-

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 17.	West Bancorporation, Inc. (Parent Company Only) Condensed Financial Statements

Balance Sheets
December 31, 2009 and 2008

	2009	2008
Assets
Cash	$833	$686
Investment in securities available for sale	146	183
Investment in West Bank	137,705	143,914
Investment in WB Capital Management Inc.	-	12,652
Investment in West Bancorporation Capital Trust I	619	619
Intercompany debentures from West Bank	10,000	10,000
Notes receivable	2,200	-
Other assets	2,663	2,688
Total assets	$154,166	$170,742

Liabilities and Stockholders' Equity
Liabilities
Accrued expenses and other liabilities	$488	$60
Subordinated notes	20,619	20,619
Total liabilities	21,107	20,679

Stockholders' Equity
Preferred stock	34,024	33,548
Common stock	3,000	3,000
Additional paid-in capital	34,387	34,452
Retained earnings	65,959	82,793
Accumulated other comprehensive (loss)	(4,311)	(3,730)
Total stockholders' equity	133,059	150,063
Total liabilities and stockholders' equity	$154,166	$170,742

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Statements of Operations
Years Ended December 31, 2009, 2008, and 2007

	2009	2008	2007
Operating income:
Equity in net income (loss) of West Bank	$(3,753)	$9,084	$19,286
Equity in net income (loss) of discontinued operations	(9,566)	325	568
Equity in net income of West Bancorporation Capital Trust I	44	44	44
Interest and dividend income	719	738	1,166
Securities gains (losses), net	-	5	(12)
Investment securities impairment losses	(35)	(317)	-
	(12,591)	9,879	21,052
Operating expenses:
Interest on notes payable	-	93	389
Interest on subordinated notes	1,472	1,476	1,472
Salaries and employee benefits	282	232	204
Occupancy	373	216	231
Other	713	917	607
	2,840	2,934	2,903
Income (loss) before income taxes	(15,431)	6,945	18,149
Income taxes (benefits)	(814)	(691)	(771)
Net income (loss)	$(14,617)	$7,636	$18,920

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Statements of Cash Flows
Years Ended December 31, 2009, 2008, and 2007

	2009	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(14,617)	$7,636	$18,920
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Equity in net (income) loss of West Bank	3,753	(9,084)	(19,286)
Equity in net (income) loss of discontinued operations	9,566	(325)	(568)
Equity in net income of West Bancorporation Capital Trust I	(44)	(44)	(44)
Dividends received from West Bank	3,499	10,200	11,400
Dividends received from West Bancorporation Capital Trust I	44	44	44
Dividends received from WB Capital Management Inc.	1,081	875	1,850
Securities (gains) losses, net	-	(5)	12
Investment securities impairment losses	35	317	-
Amortization	14	14	14
Deferred income taxes	(180)	114	(66)
Depreciation	5	-	-
Changes in assets and liabilities:
(Increase) decrease in other assets	191	(91)	(1,054)
Increase (decrease) in accrued expenses and other liabilities	203	(864)	902
Net cash provided by operating activities	3,550	8,787	12,124
Cash Flows from Investing Activities:
Proceeds from sales of securities available for sale	3	473	935
Purchases of securities available for sale	-	(468)	(673)
Additional capitalization of West Bank	-	(34,000)	-
Additional capitalization of WB Capital Management Inc.	-	-	(1,685)
Repayment of debentures from West Bank	-	-	10,000
Loan advance	(200)	-	-
Net cash provided by (used in) investing activities	(197)	(33,995)	8,577
Cash Flows from Financing Activities:
Principal payments on long-term borrowing	-	(3,000)	(6,000)
Proceeds from issuance of preferred stock and common stock warrant	-	36,000	-
Payment for shares reacquired and retired under common stock repurchase plan	-	(789)	(974)
Common stock dividends paid	(1,566)	(11,138)	(11,224)
Preferred stock dividends paid	(1,575)	-	-
Preferred stock issuance costs	(65)	-	-
Net cash provided by (used in) financing activities	(3,206)	21,073	(18,198)
Net increase (decrease) in cash	147	(4,135)	2,503
Cash:
Beginning	686	4,821	2,318
Ending	$833	$686	$4,821

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 18.	Selected Quarterly Financial Data (unaudited)

	2009
Three months ended	March 31	June 30	September 30	December 31
Interest income	$16,962	$17,271	$17,216	$16,281
Interest expense	7,025	7,076	6,443	6,092
Net interest income	9,937	10,195	10,773	10,189
Provision for loan losses	3,500	15,000	3,000	3,000
Net interest income (loss) after provision for loan losses	6,437	(4,805)	7,773	7,189
Noninterest income	2,973	2,197	2,351	2,111
Investment securities gains (losses), net	38	(275)	(320)	(171)
Noninterest expense	6,094	20,204	5,908	5,699
Income (loss) before income taxes	3,354	(23,087)	3,896	3,430
Income taxes (benefits)	417	(9,344)	906	665
Income (loss) from continuing operations	2,937	(13,743)	2,990	2,765

Income (loss) from discontinued operations before income taxes	7	(9,353)	(1,048)	132
Income taxes (benefits)	3	(817)	37	81
Income (loss) from discontinued operations	4	(8,536)	(1,085)	51

Net income (loss)	2,941	(22,279)	1,905	2,816
Preferred stock dividends and accretion of discount	(567)	(570)	(571)	(568)
Net income (loss) available to common stockholders	$2,374	$(22,849)	$1,334	$2,248

Basic and diluted earnings (loss) per common share from continuing operations	$0.14	$(0.83)	$0.14	$0.13
Basic and diluted earnings (loss) per common share from discontinued operations	$-	$(0.49)	$(0.06)	$-
Basic and diluted earnings (loss) per common share	$0.14	$(1.32)	$0.08	$0.13

West Bancorporation, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)

	2008
Three months ended	March 31	June 30	September 30	December 31
Interest income	$18,863	$17,330	$18,186	$18,153
Interest expense	8,987	7,095	7,799	7,550
Net interest income	9,876	10,235	10,387	10,603
Provision for loan losses	5,600	1,000	7,000	3,000
Net interest income after provision for loan losses	4,276	9,235	3,387	7,603
Noninterest income	1,986	2,321	2,346	2,314
Investment securities gains (losses), net	5	-	(1,659)	(3,012)
Noninterest expense	5,057	5,341	5,271	4,436
Income (loss) before income taxes	1,210	6,215	(1,197)	2,469
Income taxes (benefits)	(29)	1,840	(1,015)	590
Income (loss) from continuing operations	1,239	4,375	(182)	1,879

Income (loss) from discontinued operations before income taxes	233	240	(301)	391
Income taxes (benefits)	98	101	(123)	162
Income (loss) from discontinued operations	135	139	(178)	229

Net income (loss)	1,374	4,514	(360)	2,108
Preferred stock dividends and accretion of discount	-	-	-	-
Net income (loss) available to common stockholders	$1,374	$4,514	$(360)	$2,108

Basic and diluted earnings (loss) per common share from continuing operations	$0.07	$0.25	$(0.01)	$0.11
Basic and diluted earnings (loss) per common share from discontinued operations	$0.01	$0.01	$(0.01)	$0.01
Basic and diluted earnings (loss) per common share	$0.08	$0.26	$(0.02)	$0.12

Note 19.	Subsequent Events

Subsequent events have been evaluated through the date financial statements are filed with the Securities and Exchange Commission.  Through that date, there were no events requiring disclosure.

STOCK INFORMATION

West Bancorporation, Inc. common stock is traded on the Nasdaq Global Select Market and quotations are furnished by the Nasdaq System.  There were 247 common stockholders of record on March 1, 2010, and an estimated 1,100 additional beneficial holders whose stock was held in street name by brokerage houses.

Market and Dividend Information

2009	High	Low	Dividends
1st quarter	$12.40	$4.36	$0.08
2nd quarter	9.50	5.00	0.01
3rd quarter	6.38	4.61	-
4th quarter	5.50	4.28	-

2008
1st quarter	$14.43	$11.71	$0.16
2nd quarter	13.48	8.63	0.16
3rd quarter	16.21	7.30	0.16
4th quarter	13.50	8.67	0.16

The prices shown above are the high and low sale prices for the Company’s common stock.  The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

Nasdaq Symbol:  WTBA

Transfer Agent/Dividend Paying Agent:
Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, Illinois  60606-6905
800-757-5755
www.illinoisstocktransfer.com

Form 10-K and Code of Conduct

The Company will provide, when available, a copy of its annual report on Form 10-K as filed with the SEC, without charge to each Shareholder, upon request.  Such request should be directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company’s Form 10-K will also be available on the SEC's internet website at http://www.sec.gov/edgar/searchedgar/webusers.htm and through a link at the Investor Relations, SEC Filings section of the Company’s website (www.westbankiowa.com).

The Company has adopted a code of conduct that applies to all directors, officers, and employees, including the chairman, president and chief executive officer, executive vice president and chief financial officer, and vice president and controller.  A copy of the code of conduct is available in the Investor Relations, Corporate Governance section of the Company’s website (www.westbankiowa.com) or is available upon request directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300.

West Bancorporation, Inc.
Annual Meeting of Shareholders Thursday, April 29, 2010, at 4:00 p.m. 1601 22nd Street, West Des Moines, IA

You can vote in one of two ways: 1) By Mail, 2) By Internet

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co. 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

If you plan to personally attend the 2010 Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
I plan to attend. ☐

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

ATTENTION SHAREHOLDERS
INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

• Why use the Internet
          - Internet Voting is timelier.
          - It saves the Company the ever-rising cost of business reply postage.
          - You can change your vote by re-voting at any time.
          - It is simple and easy to use.
• Instructions for Internet Voting can be found on the reverse side.
• The Internet Voting Website is http://www.ilstk.com

	WEST BANCORPORATION, INC. WEST DES MOINES, IOWA	PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2010
WEST BANCORPORATION, INC.
The undersigned hereby appoints Jack G. Wahlig and David R. Milligan, or either of them, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, March 1, 2010, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held in the Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 29, 2010, at 4:00 p.m., Central Time, and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
			FOR	VOTE WITHHELD		FOR	VOTE WITHHELD
	1. Election of Directors:	01 Frank W. Berlin	☐	☐	08 George D. Milligan	☐	☐
		02 Thomas A. Carlstrom	☐	☐	09 David D. Nelson	☐	☐
PLEASE LIST		03 Joyce A. Chapman	☐	☐	10 James W. Noyce	☐	☐
NAMES OF PERSONS ATTENDING		04 Orville E. Crowley	☐	☐	11 Robert G. Pulver	☐	☐
		05 Douglas R. Gulling	☐	☐	12 Jack G. Wahlig	☐	☐
		06 Kaye R. Lozier	☐	☐	13 Connie Wimer	☐	☐
		07 David R. Milligan	☐	☐	14 Brad L. Winterbottom	☐	☐

2. Approve, on a non-binding basis, the 2009 executive compensation disclosed in the Proxy Statement.
☐ Vote FOR the approval of executive compensation	☐ Vote AGAINST	☐ABSTAIN

3. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2010.
☐ Vote FOR McGladrey & Pullen, LLP	☐ Vote AGAINST	☐ABSTAIN

4. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APROVAL OF EXECUTIVE COMPENSATION IN PROPOSAL 2; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 3; AND (4) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE DATE	SIGNATURE DATE

Please sign exactly as name appears on reverse side.  When shares are held by joint tenants, both should sign.  When signing as administrator, attorney, executor, guardian or trustee, please give full title as such.  If signing as an authorized officer of a corporation, please sign full corporate name and indicate office held.

DETACH PROXY CARD HERE

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2.  Visit our Internet voting site at www. ilstk.com, click on the “I am a Shareholder,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields.  Your Voter Control Number is shown on the other side of this card.

Please note that all votes cast by Internet must be completed and submitted prior to Tuesday, April 27, 2010 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote by INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card. Detach the card and return it in the envelope provided.